                                                                EXHIBIT 10.1.16

                                CREDIT AGREEMENT



                                      among



                           CALPINE GILROY COGEN, L.P.
                                  (As Borrower)


                                       and


                           BANQUE NATIONALE DE PARIS,
                               Los Angeles Branch


                                       and


                            THE ADDITIONAL FINANCIAL
                      INSTITUTIONS SET FORTH ON APPENDIX I
                                  (The Lenders)


                                       and


                           BANQUE NATIONALE DE PARIS,
                               Los Angeles Branch
                                (As Issuing Bank)


                                       and


                           BANQUE NATIONALE DE PARIS,
                               Los Angeles Branch
                                   (As Agent)



                           Dated as of August 28, 1996

                                TABLE OF CONTENTS
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                                                                                                           PAGE
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ARTICLE I  DEFINITIONS.......................................................................................    1

   Section 1.1  Certain Defined Terms........................................................................
   Section 1.2  Other Definitional Provisions...............................................................


ARTICLE II  LOANS...........................................................................................

   Section 2.1  Loans.......................................................................................
   Section 2.2  Use of Proceeds.............................................................................
   Section 2.3  Disbursements...............................................................................
   Section 2.4  Interest Periods............................................................................


ARTICLE III  NOTES..........................................................................................

   Section 3.1  Notes.......................................................................................
   Section 3.2  Repayment of Notes..........................................................................
   Section 3.3  Interest....................................................................................
   Section 3.4  Default Interest............................................................................
   Section 3.5  Method of Payments..........................................................................
   Section 3.6  Payments Due on Days Other Than
                              Business Days.................................................................
   Section 3.7  Mandatory Prepayment........................................................................
   Section 3.8  Optional Prepayment.........................................................................
   Section 3.9  Security for the Notes......................................................................
   Section 3.10  Distribution of Amounts in Respect of Events
                               of Loss and Events of Default................................................
   Section 3.11  Interest Rate Contracts....................................................................
   Section 3.12  Funding and Yield Protection...............................................................
   Section 3.13  Illegality.................................................................................
   Section 3.14  Basis for Determining Interest Rate
                               Inadequate or Unfair.........................................................
   Section 3.15  Capital Adequacy...........................................................................
   Section 3.16  Breakage Indemnity.........................................................................
   Section 3.17  Replacement of Lenders.....................................................................
   Section 3.18  Interest...................................................................................


ARTICLE IV  LETTERS OF CREDIT...............................................................................

   Section 4.1  Letters of Credit...........................................................................
   Section 4.2  Participation and Funding Commitments.......................................................
   Section 4.3  Nature of Issuing Bank's Duties.............................................................
   Section 4.4  Increased Cost of Letter of Credit..........................................................
   Section 4.5  Borrower's Obligations Absolute.............................................................


ARTICLE V  FEES AND ADDITIONAL PAYMENTS.....................................................................

   Section 5.1  Up-Front Fee................................................................................
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   Section 5.2  Letter of Credit Fees.......................................................................
   Section 5.3  Issuing Bank Letter of Credit Fee...........................................................
   Section 5.4  Agency Fee..................................................................................


ARTICLE VI  REPRESENTATIONS AND WARRANTIES..................................................................

   Section 6.1  Existence and Business of the Borrower......................................................
   Section 6.2  Existence and Business of the Partners......................................................
   Section 6.3  Power and Authorization; Enforceable
                              Obligations...................................................................
   Section 6.4  Collateral Security Documents...............................................................
   Section 6.5  No Legal Bar................................................................................
   Section 6.6  Governmental Approvals and Other
                              Consents and Approvals........................................................
   Section 6.7  Financial Statements........................................................................
   Section 6.8  Taxes.......................................................................................
   Section 6.9  No Proceeding or Litigation.................................................................
   Section 6.10  No Default or Event of Loss................................................................
   Section 6.11  Title to Property..........................................................................
   Section 6.12  Project Contracts..........................................................................
   Section 6.13  Agreements and Licenses....................................................................
   Section 6.14  Compliance with Law........................................................................
   Section 6.15  Environmental Matters......................................................................
   Section 6.16  Federal Reserve Regulations................................................................
   Section 6.17  ERISA......................................................................................
   Section 6.18  Principal Place of Business................................................................
   Section 6.19  Offer of Notes or Securities...............................................................
   Section 6.20  Labor Matters..............................................................................
   Section 6.21  Full Disclosure............................................................................
   Section 6.22  Investment Company Act Status..............................................................


ARTICLE VII  CONDITIONS PRECEDENT...........................................................................

   Section 7.1  The Closing Date............................................................................


ARTICLE VIII  AFFIRMATIVE COVENANTS.........................................................................

   Section 8.1  Conduct of Business, Maintenance of
                              Existence, etc................................................................
   Section 8.2  Operation of Project........................................................................
   Section 8.3  Payment of Obligations......................................................................
   Section 8.4  Payment of Taxes and Claims.................................................................
   Section 8.5  Performance of Obligations..................................................................
   Section 8.6  Insurance; Taking; Warranties...............................................................
   Section 8.7  Inspection of Property, Books and
                              Records; Discussions..........................................................
   Section 8.8  Compliance with Laws, Contractual
                              Obligations, etc..............................................................
   Section 8.9  Financial Statements........................................................................
   Section 8.10  Certificates; Other Information............................................................
   Section 8.11  Notices....................................................................................
   Section 8.12  Assignments of Additional Contracts;
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                               Maintenance of Liens of the Collateral
                               Security Documents; Future Mortgages.........................................
   Section 8.13  Defend Title...............................................................................
   Section 8.14  Accounts; Operating Budget.................................................................
   Section 8.15  Environmental Matters......................................................................
   Section 8.16  Fuel Supply................................................................................
   Section 8.17  Application of Proceeds....................................................................
   Section 8.18  Accounts Receivable........................................................................


ARTICLE IX  NEGATIVE COVENANTS..............................................................................

   Section 9.1  Organization, Sale of Assets,
                              Purchases, etc................................................................
   Section 9.2  Indebtedness................................................................................
   Section 9.3  Liens.......................................................................................
   Section 9.4  Nature of Business..........................................................................
   Section 9.5  Amendment of Contracts, Additional
                              Contracts, etc................................................................
   Section 9.6  Investments or Loans........................................................................
   Section 9.7  Qualifying Facility.........................................................................
   Section 9.8  Change of Office............................................................................
   Section 9.9  Change of Name..............................................................................
   Section 9.10  Limitation on Transactions
                               with Affiliates..............................................................
   Section 9.11  Restricted Payments........................................................................
   Section 9.12  Assignment.................................................................................
   Section 9.13  Abandonment of Project.....................................................................


ARTICLE X  EVENTS OF DEFAULT................................................................................

   Section 10.1  Events of Default..........................................................................
   Section 10.2  Other Remedies.............................................................................
   Section 10.3  Foreclosure Under Certain Circumstances....................................................


ARTICLE XI  THE AGENT AND THE ISSUING BANK..................................................................

   Section 11.1  Appointment................................................................................
   Section 11.2  Delegation of Duties.......................................................................
   Section 11.3  Exculpatory Provisions.....................................................................
   Section 11.4  Reliance by Agent..........................................................................
   Section 11.5  Notice of Default..........................................................................
   Section 11.6  Non-Reliance on Agent and Other Lenders....................................................
   Section 11.7  Indemnification............................................................................
   Section 11.8  Agent and Issuing Bank in Individual
                               Capacities...................................................................
   Section 11.9  Successor Agents...........................................................................
   Section 11.10  Documents and Notices.....................................................................
   Section 11.11  Response to Certain Borrower Requests.....................................................


ARTICLE XII  MISCELLANEOUS..................................................................................
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   Section 12.1  Expenses; Indemnification, etc.............................................................
   Section 12.2  Amendments; Consent to Amendments..........................................................
   Section 12.3  Form, Registration, Transfer and
                               Exchange of Notes; Lost Notes................................................
   Section 12.4  Notices to Subsequent Holder ..............................................................
   Section 12.5  Persons Deemed Owners .....................................................................
   Section 12.6  Survival of Representations
                               and Warranties ..............................................................
   Section 12.7  Successors and Assigns ....................................................................
   Section 12.8  Notices ...................................................................................
   Section 12.9  Descriptive Headings ......................................................................
   Section 12.10  Governing Law ............................................................................
   Section 12.11  No Waiver ................................................................................
   Section 12.12  Severable ................................................................................
   Section 12.13  Counterparts .............................................................................
   Section 12.14  Waiver of Jury Trial; Consent to
                                 Jurisdiction; Limitation of Remedies ......................................
   Section 12.15  No Recourse ..............................................................................
   Section 12.16  Confidentiality ..........................................................................
   Section 12.17  Prior Understandings .....................................................................
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
Appendix I        Lender Schedule and Applicable
                           Lending Offices

Exhibits

A        Form of Borrowing Notice
B-1      Form of Tranche A Note
B-2      Form of Tranche B Note
B-3      Form of Tranche C Note
C        Form of Deed of Trust
D        Form of Security Agreement
E        Form of Collateral Assignment of Contract
F        Form of Deposit and Security Agreement
G        Form of Commitment Transfer Supplement
H        Form of Consent
I        Site Description
J-1      Form of Tranche C Letter of Credit
J-2      Form of Tranche D Letter of Credit
K-1      Form of Collateral Assignment of Partnership
         Interests of Calpine Gilroy 1, Inc.
K-2      Form of Collateral Assignment of Partnership
         Interests of Calpine Gilroy 2, Inc.
L        Form of Replacement Gas Agreement
M        Terms of Subordination

Schedules

 1.1(a)  Base Case
 1.1(b)  Sources and Uses
 1.1(c)  Fuel Plan Index
 1.1(d)  Fuel Transportation Report Index
 1.1(e)  Operating Plan Index
 6.4     Filings and Recordings
 6.6     Permits and Approvals
 6.17    Commonly Controlled Entities
 8.6     Insurance Requirements

                  CREDIT AGREEMENT, dated as of August 28, 1996, among CALPINE GILROY COGEN, L.P., a limited partnership organized under the laws of the State of Delaware (together with its permitted successors and assigns, the "Borrower"), BANQUE NATIONALE DE PARIS, Los Angeles Branch ("BNP"), and each financial institution listed as a Lender on the Lender Schedule attached hereto as Appendix I (BNP and such other financial institutions, collectively, the "Lenders"), BNP, as the issuing bank (together with its successors and assigns in such capacity, the "Issuing Bank"), and BNP, as agent for the Lenders and the Issuing Bank (together with its successors and assigns in such capacity, the "Agent"). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Article I hereof.

                              PRELIMINARY STATEMENT

                  This Agreement sets forth the terms and conditions on which the Lenders will, inter alia, provide funding for, and the Issuing Bank will provide certain letters of credit with respect to, the acquisition and operation of a 120 megawatt (nominal net) gas-fired combined-cycle cogeneration facility located in Gilroy, California.

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms have the following meanings (such definitions to be equally applicable to both singular and plural forms of the terms defined):

                  "Abandonment": (a) the permanent cessation of operation of the Project pursuant to a decision of the Borrower, (b) the announcement by the Borrower of its abandonment of the Project, or (c) the abandonment of the Project by the Borrower and the Operator for a continuous period of at least 30 days without notice.

                  "Acceptable Security": as defined in the Performance
Agreement.

                  "Accounts": the Receipt Account, the Operating Account, the Debt Service Reserve Account, the Insurance Proceeds Account, the Major Maintenance Reserve Account and the Fuel Reserve Account.

                  "Additional Contract": any agreement, contract, lease or Easement Agreement entered into by or assigned to the Borrower after execution and delivery of this Agreement related to the maintenance, repair, operation, lease, operation or use of or supply to the Project other than a Permitted Contract.

                  "Affiliate": of any Person, any Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, shall include (a) any Person which beneficially owns or holds 5% or more of any class of voting securities of such designated Person or 5% or more of the equity interest in such designated Person and (b) any Person of which such designated Person beneficially owns or holds 5% or more of any class of voting securities or in which such designated Person beneficially owns or holds 5% or more of the equity interests. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agency Fee": the fee set forth in a separate letter agreement, as defined in Section 5.4.

                  "Agreement": this Credit Agreement.

                  "Alternate Base Rate": as of any date, a rate per annum equal the per annum rate of interest from time to time publicly announced by the Agent as its base lending rate for domestic (United States of America) commercial loans, the Alternate Base Rate to change when and as such rate changes. The Alternate Base Rate is not necessarily the lowest rate of interest charged by the Agent in connection with extensions of credit.

                  "Alternate Base Rate Loan": any Loan that bears interest at the Alternate Base Rate plus the Applicable Margin as provided in Section 3.3(a).

                  "Amended and Restated Lease Agreement": the Amended and Restated Lease Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower.

                  "Amoco": Amoco Energy Trading Corporation, a Delaware corporation.

                  "Amortization Schedule": Schedule I attached to each Note.

                  "Applicable Lending Office": shall mean, for each Lender party to this Agreement on the Closing Date, the "Lending Office" of such Lender (or of an affiliate of such Lender) designed in Appendix I, and for each Lender which may become a party to this Agreement after the Closing Date, the "Lending

Office" of such Lender (or of an Affiliate of such Lender) designated in the Commitment Transfer Supplement executed by such Lender; provided, that any Lender may from time to time change its "Applicable Lending Office" by delivering notice of such change to the Agent and the Borrower.

                  "Applicable Margin": (a) with respect to the Tranche A Loan, the Tranche B Loan and the Tranche C Loans, for years 1 through 5 following the Closing Date, 1.125% per annum, for years 6 through 10, 1.250% per annum, for years 11 through 15, 1.50% per annum; for the Tranche B Loan, for years 16 through 18, 1.75% per annum; and for Drawings under the Tranche D Letter of Credit, 1.0% per annum.

                  "Asset Purchase Agreement": the Asset Purchase Agreement, dated as of even date herewith, among Gilroy, the Borrower and McCormick & Company, Incorporated.

                  "Asset Purchase Documents": collectively, the Asset Purchase Agreement, the Assignment of Lease Agreement, the Assignment of Natural Gas Sales Agreement, the Assignment of Power Purchase Agreement, the Assignment of Steam Sales Agreement, the Assignment of Wastewater Discharge Requirements, the ConAgra Assignment Agreement, GE Services Agreement, Spare Parts Agreement, the Bill of Sale, the General Assignment and Assumption Agreement, the ConAgra Option Agreements, the Noncompete Agreement, the Substation Operating Agreement, and all other agreements to be executed and delivered at the closing of the Asset Purchase Agreement as agreed to by Gilroy, McCormick & Company, Incorporated and the Borrower.

                  "Assigned Agreements": as defined in the Security Agreement.

                  "Assignment of Lease Agreement": the Assignment of Lease Agreement, dated as of even date with the Asset Purchase Agreement, between Gilroy and the Borrower whereby Gilroy assigns and the Borrower assumes all of Gilroy's rights and obligations under the Site Lease, as more fully set forth therein.

                  "Assignment of Leases and Rents": the Assignment of Leases and Rents, dated as of even date herewith, from the Borrower to the Agent.

                  "Assignment of Natural Gas Sales Agreement": the Assignment of Natural Gas Sales Agreement, dated as of even date with the Asset Purchase Agreement, between Gilroy and the Borrower whereby Gilroy assigns and the Borrower assumes all of Gilroy's rights and obligations under the Natural Gas Sales Agreement, dated August 1, 1995, between Gilroy and Amoco, as more fully set forth therein.

                  "Assignment of Power Purchase Agreement": the

Assignment of Power Purchase Agreement, dated as of even date with the Asset Purchase Agreement, between Gilroy and the Borrower whereby Gilroy assigns and the Borrower assumes all of Gilroy's rights and obligations under the Power Purchase Agreement, as more fully set forth therein.

                  "Assignment of Steam Sales Agreement": the Assignment of Steam Sales Agreement, dated as of even date with the Asset Purchase Agreement, between Gilroy and the Borrower whereby Gilroy assigns and the Borrower assumes all of Gilroy's rights and obligations under the Steam Sales Agreement, as more fully set forth therein.

                  "Assignment of Wastewater Discharge Requirements": the Assignment in Part of Waste Discharge and Water Reclamation Requirements, dated as of even date with the Asset Purchase Agreement, among Gilroy, ConAgra and the Borrower whereby Gilroy and ConAgra assign and the Borrower assumes all of Gilroy's and ConAgra's rights, benefits and duties under those certain Waste Discharge and Water Reclamation Requirements (as defined in the Assignment of Wastewater Discharge Requirements) to the extent that such rights, benefits and duties relate to the discharge of wastewater from the Facility.

                  "Assignments of Partnership Interests": as defined in Section 3.9(d).

                  "Bankruptcy Law": as defined in Section 10.1(a)(xiv).

                  "Base Case": the Base Case Financial Model attached hereto as
Schedule 1.1(a).

                  "Basic Documents": the collective reference to the Loan Documents and the Project Contracts.

                  "Bill of Sale": the Bill of Sale contemplated by Section 3.2.2 of the Asset Purchase Agreement.

                  "Borrowing Notice": as defined in Section 7.1(a).

                  "Business Day": any day excluding Saturday, Sunday and any day on which commercial banks in Los Angeles, California are required or authorized to be closed.

                  "Calpine": Calpine Corporation, a California corporation.

                  "Calpine Credit Event": a Calpine Credit Event Level I or Calpine Credit Event Level II.

                  "Calpine Credit Event Level I": Calpine's Credit Rating has one Rating Downgrade.

                  "Calpine Credit Event Level II": either (i) Calpine's Credit Rating has two Rating Downgrades, or (ii) a Minimum Credit Rating occurs.

                  "Calpine's Credit Rating": the higher of (i) Calpine's long-term credit rating as of the Closing Date as reported by Standard & Poor's
(B) and Moody's (Ba3) or (ii) Calpine's long-term credit rating as reported by Standard & Poor's and Moody's promptly after the closing (and in any event within ninety (90) days thereafter) of Calpine's initial public offering.

                  "Calpine Fuels": Calpine Fuels Corporation, a California corporation.

                  "Calpine Guarantees": collectively, the Fuel Margin Guaranty, the Letter of Credit Guaranty and the Major Maintenance Guaranty.

                  "Calpine Performance Agreement": the Performance Agreement, dated as of even date herewith, among Calpine, the Borrower and the Agent.

                  "Capacity Utilization": for any period, the percentage resulting from the following calculation:


               California Gas Demand - California Gas Production
   (Interstate Capacity plus Additional Interstate Capacity) x Days in Period where:

                  "California Gas Demand": means, for such period, the Gas delivered to all consumers in California as reported in the Energy Information Administration's Natural Gas Monthly, "Table 18-Natural Gas Deliveries to All Consumers, by State";

                  "California Gas Production": means, for such period, all Gas produced in California for such period, as reported in the Energy Information Administration's Natural Gas Monthly, "Table 7-Marketed Production of Natural Gas, by State";

                  "Interstate Capacity": means 7,230 MMcf per day, as such amount is adjusted from time to time to account for additional interstate pipeline capacity interconnecting with any California intrastate Gas systems at the Delivery Point, once such additional capacity (measured at its nominal capacity) commences service; and

                  "Additional Interstate Capacity": means, for any period, the nominal interstate Gas transportation capacity of all Gas transportation projects which when completed will be capable of providing interstate Gas transportation to the Delivery Point and for which pipe for the proposed pipeline of such project(s) has been ordered.

                  "Cash Flow": for any period, all revenues and income of the Borrower derived from the operation or ownership of the Project, calculated in accordance with GAAP, including, without limitation, revenues earned from the sale of electric energy or steam transmitted or distributed by the Project, Net Proceeds, amounts earned by the Borrower pursuant to an arbitration or legal award, amounts received by the Borrower from a sale of property permitted by this Agreement, cash equity contributions made to the Borrower, fines, penalties, indemnities, claims, judgments or awards and investment income on amounts deposited in the Accounts.

                  "Closing Date": August 28, 1996.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "Collateral": the collective reference to all real and personal property, tangible and intangible, and the proceeds and products thereof, subjected from time to time to the Liens intended to be created by the Collateral Security Documents.

                  "Collateral Assignment": a collateral assignment of any contract to the Agent for the benefit of the Agent, the Issuing Bank and the Lenders, in substantially the form of Exhibit E.

                  "Collateral Assignment of Option Agreements": the Collateral Assignment of Option Agreements, dated as of even date herewith, by the Borrower.

                  "Collateral Security Documents": the collective reference to the Deed of Trust, the Collateral Assignment of Option Agreements, the Assignment of Leases and Rents, the Security Agreement, the Consents, the Deposit and Security Agreement, the Assignments of Partnership Interests, the Calpine Performance Agreement, each Collateral Assignment, the Calpine Guarantees, the UCC-1 financing statements, and any other agreement or instrument hereafter entered into by the Borrower or any other Person which secures any of the Obligations, including, without limitation, any deed of trust entered into by the Borrower in accordance with Section 8.12(c).

                  "Commitment": the Loan Commitment and the Letter of Credit Commitment.

                  "Commitment Transfer Supplement": an instrument of transfer substantially in the form of Exhibit G.

                  "Commonly Controlled Entity": as applied to the Borrower, any person who is a member of a group which is under common control with the Borrower, who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

                  "ConAgra": ConAgra, Inc., a Delaware corporation.

                  "ConAgra Assignment Agreement": the Assignment and Assumption Agreement, dated as of event date with the Asset Purchase Agreement, between Gilroy Foods and ConAgra, pursuant to which, among other things, Gilroy Foods assigns to, and ConAgra assumes, all of Gilroy Foods' right, title, interest, duties, liabilities and obligations under the Steam Sales Agreement, from and after the effective date of such assignment, as more fully set forth therein.

                  "ConAgra Shutdown Consent": the Consent and Agreement (Shutdown Agreement), dated as of even date herewith, among ConAgra, the Borrower and the Agent.

                  "ConAgra Option Agreements": collectively, (i) the QF Site Option Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower, (ii) the Wastewater Discharge Option Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower, and (iii) the Facility Site Option Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower.

                  "Consent": each Consent and Agreement, substantially in the form set forth in Exhibit H, to be executed and delivered by each party (other than the Borrower) to each Project Contract in effect as of the date of this Agreement.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any indenture, mortgage, deed of trust, contract, document, agreement, lease, instrument, written preferential payment arrangement or written undertaking to which such Person is a party or by which it or any of its property is bound or subject.

                  "Cost of Fuel": on a per mmbtu basis, the sum of (i) the cost of purchasing fuel at the delivery point under the Gas Supply Agreement or any replacement agreement or otherwise, plus (ii) the cost of transporting such fuel over a California intrastate system to the burnertip.

                  "Debt Service": for any period, the aggregate (without duplication) of (a) all amounts of interest on the Loans and any Drawing required to be paid during such period, plus (b) all amounts of principal on the Loans and amounts payable with respect to any Drawing which are required to be paid during such period (whether by maturity, acceleration upon an exercise of remedies, or otherwise), excluding any optional or mandatory prepayments of principal pursuant to Section 3.7 or 3.8 during such period, plus (c) all other premiums, fees, costs, charges, expenses and penalties which are due and payable to the Agent, the Issuing Bank or the Lenders during such period pursuant to the Loan Documents (other than the Interest Rate Contracts), plus (d) all fees, costs, charges, expenses and penalties and all other payments which are due and payable by the Borrower in connection with the Interest Rate Contracts during such period.

                  "Debt Service Coverage Ratio": for any period, (a) Cash Flow for such period less Operating and Maintenance Costs for such period, divided by
(b) Debt Service for such period.

                  "Debt Service Reserve Account": the Debt Service Reserve Account established pursuant to the Deposit and Security Agreement and funded in accordance with Section 8.14(a).

                  "Debt Service Reserve Account Margin": As of any Quarterly Payment Date on which the Debt Service Coverage Ratio for the preceding twelve-month period was less than 1.20, an amount equal to Excess Cash Flow remaining after making any deposits required pursuant to Sections 3.2(a), (b) or
(c), 3.3(b), 3.4(a), 3.5(a) and (b) of the Deposit and Security Agreement.

                  "Deed of Trust":  as defined in Section 3.9(a).

                  "Default": any of the events specified in Section 10.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                  "Default Rate":  as defined in Section 3.4.

                  "Delivery Point": means, for the purposes of calculating Interstate Capacity or Additional Interstate Capacity, any point of interconnection between any intrastate gas transporter's or pipeline company's Gas system and any California intrastate gas transportation system.

                  "Deposit and Security Agreement": the Deposit and Security Agreement, dated as of even date herewith, among the Borrower, the Agent and BNP, as disbursement agent.

                  "Disbursement Agent": as defined in the recitals to the Deposit and Security Agreement.

                  "Disposition":  as defined in Section 10.3.

                  "Dollars" or "$": dollars in lawful currency of the

United States of America.

                  "Drawing":  any drawing under either Letter of Credit.

                  "Easement Agreements": collectively, all easements (including, without limitation, any partial easements), licenses, franchises, rights-of-way, joint use agreements and spur track agreements to which the Borrower is now or hereafter a party or beneficiary, affecting the use, maintenance or operation, or constituting a part, of the Project Site as the same may be amended, modified or supplemented from time to time.

                  "Environmental Consultant": Pilko & Associates, Inc., or any other environmental consulting firm as shall be engaged by the Agent on behalf of the Lenders, after consultation with the Borrower to determine a mutually acceptable selection; provided, that if the Agent and the Borrower are unable to agree upon a selection within five Business Days, the Agent shall select such other consultant upon not less than five Business Days' notice to the Borrower setting forth the identity of the proposed consultant, the scope and duration of such Person's services and the proposed budget therefor.

                  "Environmental Laws": all federal, state and local laws and regulations including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the National Environmental Policy Act (42 U.S.C. Section 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health and Safety Code sections 25300 et seq., California Hazardous Waste Control Law, California Health and Safety Code Sections 25100 et seq., California Air Resources Code, California Health and Safety Code sections 39000 et seq., Porter-Cologne Water Quality Control Act, California Water Code sections 13000 et seq., Safe Drinking Water and Toxic Enforcement Act ("PROP 65"), California Health and Safety Code sections 25249.5 et seq., California Public Resources Code sections 25500 et seq., California Environmental Quality Act, California Public Resources Code sections 21000 et seq., Santa Clara County Ordinance NS517, City of Gilroy Hazardous Materials Storage Ordinance, and any common law theory of liability, in any case relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), all as currently in effect or as shall be promulgated, issued and amended or ordered in the future, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, refining, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern, and all federal, state and local zoning and land use laws or regulations, as currently in effect or as shall be promulgated, issued and amended or ordered in the future.

                  "Environmental Report": the Phase I Environment Site Assessment, Gilroy Energy Company, Gilroy, California, dated June 18, 1996, prepared by EMCON.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

                  "Eurocurrency Reserve Period": as defined in Section 3.12(b).

                  "Event of Default": any of the events specified in Section 10.1; provided that any requirement set forth therein for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                  "Event of Loss": (a) the actual or constructive total loss of the Project, (b) loss, theft, destruction or damage of any portion of the Project, to an extent that operation of the Project would, in the written opinion of the Independent Engineer, a copy of which shall be provided to the Borrower, be uneconomical (taking into account any Net Proceeds received by the Borrower and all funds otherwise available to the Borrower) or infeasible without repairs or replacements that would also be uneconomical (taking into account any Net Proceed received by the Borrower and all funds otherwise available to the Borrower) or infeasible or for which sufficient funds are not available, or (c) the Taking for one year or more of the use of any portion of the Project which would, in the written opinion of the Independent Engineer, a copy of which shall be provided to the Borrower, make operation of the Project uneconomical (taking into account any Net Proceeds received by the Borrower and all funds otherwise available to the Borrower) or infeasible.

                  "Excess Cash Flow": as of any date, the amount of Cash Flow remaining in the Receipt Account after payment of Debt Service on such date, in accordance with the priorities set forth in Section 4.2 of the Deposit and Security Agreement.

                  "Excluded Payments": as defined in the Security Agreement.

                  "Federal Funds Rate": for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of San Francisco, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Form 1001": Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of Treasury of the United States of America (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such form relates).

                  "Form 4224": Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such form relates).

                  "Fuel Cost Differential": as defined in Section 8.14(c)(i).

                  "Fuel Management Contract": the Fuel Management Agreement, dated as of even date herewith, between the Borrower and Calpine Fuels.

                  "Fuel Manager": Calpine Fuels, or any successor fuel manager for the Project.

                  "Fuel Margin Guaranty": the Fuel Margin Guaranty, dated as of even date herewith, by Calpine in favor of the Borrower.

                  "Fuel Plan": an annual fuel plan prepared by Calpine Fuels, in form reasonably satisfactory to the Required Lenders, which will (a) summarize the Project's fuel supply arrangements and Cost of Fuel, (b) demonstrate price linkage between such Cost of Fuel and the UEG Rate, and (c) address the other topics listed in the Fuel Plan Index attached here as Schedule 1.1(c).

                  "Fuel Reserve Account": the Fuel Reserve Account established pursuant to the Deposit and Security Agreement.

                  "Fuel Transportation Report": a quarterly report prepared by or on behalf of the Borrower which will address the topics listed in the Fuel Transportation Report Index attached hereto as Schedule 1.1(d).

                  "Fuel Transportation Trigger Event": (a) Capacity Utilization (on a 12-month rolling average, based on quarterly calculations) equals or exceeds 85%, or (b) a default by Calpine of its covenants set forth in Section 3(a)(iv), 3(b)(iv) of the Calpine Performance Agreement, or a default by Calpine or the Borrower of its covenants set forth in Section 8(g) of the Calpine Performance Agreement, or (c) a failure by the Borrower to renew the term of the Gas Transportation Agreement (or any replacement agreement) at the end of any term thereof, for an additional two-year period, or (d) the occurrence of a Calpine Credit Event Level II.

                  "GAAP": generally accepted accounting principles in effect from time to time in the United States of America, provided that if any changes in accounting principles from those used by the Borrower in the preparation of its financial statements are hereafter required by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Borrower with the agreement of its independent certified public accountants and such changes materially affect (or result in a material change in the method of calculation of) any of the covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations in order to amend such provisions so as to reflect equitably such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, that no change in generally accepted accounting principles that would affect any of such covenants, standards or terms or the method of calculation of any such covenants, standards or terms) shall be given effect in such calculations until such provisions are amended, in a manner reasonably satisfactory to the Agent and the Borrower, to reflect such change in accounting principles.

                  "Gas": means natural and/or residue gas comprised primarily of methane, which complies with the quality requirements of the applicable intrastate gas transporter or pipeline company or PG&E or any other local Gas distribution or transportation company that transports Gas to the Delivery Point.

                  "Gas Consultant": ICF Kaiser, or any other gas consulting firm as shall be engaged by the Agent on behalf of the Lenders after consultation with the Borrower to determine a mutually acceptable selection; provided, that if the Agent and the Borrower are unable to agree upon a selection within five Business Days, the Agent shall select such other consultant upon not less than five Business Days' notice to the Borrower setting forth the identity of the proposed consultant, the scope and duration of such Person's services and the proposed budget therefor.

                  "Gas Supply Agreement": the Amended and Restated Natural Gas Sales Agreement, dated as of even date herewith, between the Borrower and Amoco, and the Performance Guaranty, dated as of August 1, 1995 made by Amoco Production Company, a Delaware corporation, in favor of the Borrower.

                  "Gas Transportation Agreement": the Natural Gas Services Agreement executed by PG&E on June 1, 1995, between PG&E and Gilroy, as assigned by Gilroy to the Borrower pursuant to the General Assignment and Assumption Agreement.

                  "GE Services Agreement": the GE Services Agreement, dated as of December 17, 1992, between General Electric Industrial and Power Systems and Gilroy, as assigned by Gilroy to the Borrower pursuant to the Assignment, Assumption and Consent Agreement among Gilroy, the Borrower and General Electric Industrial and Power Systems.

                  "General Assignment and Assumption Agreement": the General Assignment and Assumption Agreement, dated as of even date with the Asset Purchase Agreement, between Gilroy and the Borrower.

                  "Gilroy": Gilroy Energy Company, Inc., a California corporation.

                  "Gilroy Facility": the onion and garlic dehydrating facility located adjacent to the Facility.

                  "Gilroy Foods": Gilroy Foods, Incorporated, a California corporation.

                  "Governmental Approvals": authorizations, consents, approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, and rulings by any Governmental Authority.

                  "Governmental Authority": any government, or any nation, state, or political subdivision of any nation or state, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any central bank or other fiscal, monetary or other authority.

                  "Improvements": as defined in the recitals to the Deed of Trust.

                  "Indebtedness": as to any Person, (a) all obligations of such Person for borrowed money and for the deferred purchase price of property, including, without limitation, pursuant to any capital lease, or services (other than obligations under agreements for the purchase of goods and services in the normal course of business which are not more than 30 days past due), and obligations evidenced by bonds, debentures, notes or similar instruments (excluding "deposit only" endorsements on checks payable to the order of such Person); (b) all indebtedness secured by any Lien on any property owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed; (c) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others, and (d) obligations of such Person incurred under any financial hedging arrangements and interest rate contracts.

                  "Independent Engineer": Stone & Webster Engineering Corp., or such other independent engineering firm as shall be engaged by the Agent on behalf of the Lenders after consultation with the Borrower to determine a mutually acceptable selection; provided, that if the Agent and the Borrower are unable to agree upon a selection within five Business Days, the Agent shall select such other consultant upon not less than five Business Days' notice to the Borrower setting forth the identity of the proposed consultant, the scope and duration of such Person's services and the proposed budget therefor.

                  "Insufficiency": with respect to any employee benefit plan, the amount, if any, by which the present value of the vested and non-vested benefits under such plan (determined as of the latest actuarial valuation date for such plan and determined in accordance with the same assumptions and methods as used in the most recent actuarial valuation for such plan) exceeds the fair market value of the assets of such plan allocable to such benefits.

                  "Insurance Consultant": Sedgewick James of Tennessee, Inc., or any other insurance consulting firm as shall be engaged by the Agent on behalf of the Lenders after consultation with the Borrower to determine a mutually acceptable selection; provided, that if the Agent and the Borrower are unable to agree upon a selection within five Business Days, the Agent shall select such other consultant upon not less than five Business Days' notice to the Borrower setting forth the identity of the proposed consultant, the scope and duration of such Person's services and the proposed budget therefor.

                  "Insurance Proceeds Account": the Insurance Proceeds Account established pursuant to the Deposit and Security Agreement.

                  "Interconnection Agreement": the Agreement for Installation or Allocation of Special Facilities For Parallel Operation of Nonutility-Owned Generation and/or Electrical

Standby Service, executed by PG&E on June 10, 1986.

                  "Interest Period": shall mean, with respect to any LIBOR Rate Loan, the period beginning on and including the date on which such LIBOR Rate Loan is made or, if such Loan already is outstanding, the Interest Period End Date for the existing Interest Period for such Loan, and ending on but excluding the date numerically corresponding to such beginning date in the first, second, third, sixth or, if funds are available in the Eurodollar market to all the Lenders during such period, twelfth succeeding month as the Borrower may specify or be deemed to specify, provided, however, that if such beginning day or ending day is not a LIBOR Business Day or Business Day, as applicable, then such beginning and/or ending day shall be the next succeeding LIBOR Business Day or Business Day, as applicable, unless such next succeeding LIBOR Business Day or Business Day falls in the next succeeding calendar month, in which event such beginning day or ending day shall be the next preceding LIBOR Business Day or Business Day, as applicable; and, with respect to each Alternate Base Rate Loan, the period beginning on and including the date on which such Loan is made and ending on the next Quarterly Payment Date.

                  "Interest Period End Date": the ending date of each Interest Period or, if earlier, the applicable Maturity Date, and any date on which all of the Notes become due under Section 3.7 or Article X.

                  "Interest Rate Contracts": as defined in Section 3.11.

                  "Issuing Bank": as defined in the first paragraph of this Agreement.

                  "Issuing Bank Letter of Credit Fees": as defined in Section
5.4.

                  "Lender Schedule": the Lender Schedule attached hereto as Appendix I, as amended from time to time.

                  "Letter of Credit Commitment": the Tranche C Letter of Credit Commitment and the Tranche D Letter of Credit Commitment.

                  "Letter of Credit Fees": as defined in Section 5.2.

                  "Letter of Credit Guaranty": the Letter of Credit Guaranty, dated as of even date herewith, made by Calpine in favor of the Agent, the Issuing Bank and the Lenders.

                  "LIBOR": for any Interest Period, the interest rate per annum equal to the London Interbank Offered Rate, at 11:00 AM (London Time) two LIBOR Business Days prior to the first day of such Interest Period for United States dollar deposits in the London Interbank Market in immediately available funds for delivery on the first day of such Interest Period, and having a maturity equal to such Interest Period, as such rate is reported on the display designated as "Page 3750" by "Telerate-The Financial Information Network" published by Telerate-Systems Incorporated, or its successor company ("Telerate"). If Telerate shall cease to report such rates on a regular basis, "LIBOR" shall mean for any Interest Period the rate per annum determined by the Agent to be the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum as quoted to the Agent by the Agent (if it is a Reference
Bank) and two (or three, if the Agent is not a Reference Bank) other Reference Banks as being offered by the Agent and such Reference Banks to prime banks two LIBOR Business Days prior to the first day of such Interest Period for U.S. dollar deposits in the London Interbank Market in the approximate amount of the portion of the applicable Loan to be made by the applicable LIBOR Lender on the first day of such Interest Period in immediately available funds for delivery on the first day of such Interest Period.

                  "LIBOR Business Day": a day of the year on which dealings are carried on in the London Interbank Market and banks are open for business in London, England, and are not required or authorized to close in Los Angeles, California.

                  "LIBOR Rate": any interest rate priced in relation to LIBOR.

                  "LIBOR Rate Loan": any Loan that bears interest at the LIBOR Rate for the applicable Interest Period plus the Applicable Margin as provided in Section 3.3(b).

                  "Lien": any mortgage, deed of trust, security interest, pledge, hypothecation, deposit arrangement, assignment, charge, encumbrance, lien (statutory or other) or other preferential arrangement in the nature of a security interest, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any such agreement, and the filing of any statement under the Uniform Commercial Code or comparable law of any jurisdiction.

                  "Loan" or "Loans": the Tranche A Loan, the Tranche B Loan and/or the Tranche C Loans.

                  "Loan Commitment": the commitment of the Lenders to make the Tranche A Loan and Tranche B Loan, in an aggregate amount not to exceed $116,000,000.

                  "Loan Documents": this Agreement, the Collateral Security Documents, the Notes, the Letters of Credit, any and all Interest Rate Contracts in effect from time to time, and such other instruments evidencing, securing or pertaining to the

Commitments as shall from time to time be executed and delivered by the Borrower or any other party, pursuant to or as contemplated by this Agreement.

                  "Local Bank Account": any bank account of the Borrower held by a financial institution located in California, in connection with which the Borrower and such financial institution have executed and delivered a blocked account agreement approved in advance by the Lenders (which approval will not be unreasonably withheld).

                  "Long-Term Gas Supply Agreement": any gas supply agreement entered into by the Borrower pursuant to Section 8.16(c) hereof.

                  "Major Maintenance Guaranty": the Major Maintenance Guaranty, dated as of even date herewith, made by Calpine in favor of the Agent, the Issuing Bank and the Lenders.

                  "Major Maintenance Plan": each annual major maintenance plan (which shall include annual and longer-term major maintenance schedules) for the Project prepared by or on behalf of the Borrower and reviewed and commented on by the Independent Engineer.

                  "Major Maintenance Reserve Account": the Major Maintenance Reserve Account established pursuant to the Deposit and Security Agreement.

                  "Material Adverse Effect": a material adverse effect on (a) any material part of, or the value of, the security or Collateral provided under the Collateral Security Documents, (b) the financial condition, business, operations or prospects of the Project, the Borrower, Calpine, Calpine Fuels or PG&E, (c) the ability of the Borrower, Calpine or PG&E to observe and perform its obligations under the Basic Documents to which it is a party, (d) the rights or interests of any Lender which is reasonably likely to prevent such Lender from realizing in any material respect the benefits of this Agreement or any Basic Document, (e) the operation, maintenance or use of the Project, or (f) the status of the Project as a Qualifying Facility.

                  "Material Obligor": the Borrower, Calpine, Calpine Fuels or PG&E.

                  "Materials of Environmental Concern": those chemicals, pollutants, contaminants, wastes, degradation by-products, toxic substances, petroleum and petroleum products, including, without limitation, "hazardous substances," "hazardous wastes," "toxic substances" and "toxic pollutants," as defined in or identified pursuant to any Environmental Law.

                  "Maturity Date": the Tranche A Maturity Date, the

Tranche B Maturity Date, the Tranche C Maturity Date and/or the Tranche D Maturity Date.

                  "Minimum Credit Rating": a rating by Standard & Poor's of Calpine's long-term credit of "B-" or less, with a negative outlook, or a rating by Moody's of Calpine's long-term credit of "B2" or less, with a "negative outlook" determination.

                  "Moody's": Moody's Investors Service, Inc., a Delaware corporation.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Natural Gas Sales Consent and Agreement": the Consent and Agreement (Natural Gas Sales Agreement), dated as of even date herewith, by and among Amoco, the Borrower and the Agent.

                  "Net Proceeds": all amounts, including, without limitation, insurance proceeds, received by or for the account of the Borrower as a result of (a) the loss, theft, destruction or damage to all or any portion of the Project, (b) a condemnation, confiscation or requisition of all or any portion of the Project or (c) a defect in title of all or any portion of the Project.

                  "Noncompete Agreement": the Noncompetition/Earnings Contingency Agreement, dated as of even date with the Asset Purchase Agreement, by and among Gilroy, McCormick & Company, Incorporated and the Borrower.

                  "Note" or "Notes": the Tranche A Notes, Tranche B Notes and/or Tranche C Notes.

                  "Obligations": all obligations, fees, charges, liabilities and indebtedness of every nature of the Borrower from time to time owing to the Agent or the Issuing Bank or any Lender under or in connection with the transactions contemplated by the Loan Documents.

                  "O&M Reserve Sub-Account": the O&M Reserve Sub-Account of the Operating Account to be established pursuant to the Deposit and Security Agreement.

                  "Operating Account": the Operating Account (including the O&M Reserve Sub-Account) established pursuant to the Deposit and Security Agreement.

                  "Operating Plan": each annual operating plan for the Project prepared by or on behalf of the Borrower and reviewed and commented on by the Independent Engineer which shall address each of the topics set forth in the Operating Plan Index attached hereto as Schedule 1.1(e).

                  "Operations and Maintenance Agreement": the Operation and Maintenance Agreement, dated as of even date herewith, between Calpine and the Borrower.

                  "Operations and Maintenance Costs": for any period, operation and maintenance costs relating to the Project, calculated in accordance with GAAP, including, without duplication "Recoverable Costs" and fees under the Operations and Maintenance Agreement (but excluding operating and maintenance costs paid by and not reimbursable to the Operator pursuant to the Operations and Maintenance Agreement), costs of overhauls and other major maintenance, costs of repair or restoration, costs of purchasing property, equipment, supplies, inventory and consumables, capital expenditures, costs of responding to emergency or force majeure situations, fuel supply and transportation costs, Taxes, insurance premiums, fees relating to Governmental Approvals, general administrative costs, payments under Project Contracts, Assigned Agreements and Permitted Contracts, payments of Indebtedness (other than Debt Service and Indebtedness to any partner of the Borrower except if such Indebtedness constitutes Permitted Indebtedness), fines, penalties, indemnities, claims, judgments or awards, and legal, accounting and other professional fees, but excluding non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature.

                  "Operator": Calpine, or any successor operator of the Project.

                  "Partner": Calpine Gilroy 1, Inc., a Delaware corporation and the general partner of the Borrower.

                  "Partnership Agreement": the Limited Partnership Agreement, dated as of even date herewith, among the Partner, as general partner, and Calpine Gilroy 2, Inc., a Delaware corporation, as limited partner.

                  "Payment Dates": each August 31 and November 30 set forth in any of the Amortization Schedules on which principal payments on any Note are due.

                  "PBGC": the Pension Benefit Guaranty Corporation.

                  "Permitted Contract": any agreement of the Borrower with respect to the Project entered into after the Closing Date pursuant to which the Borrower incurs obligations or liabilities, together with the Borrower's obligations and liabilities under all other Permitted Contracts then in effect, of not more than $500,000 in any operating year or more than $1,500,000 in the aggregate outstanding at any one time, provided that the Agent shall receive notice of the execution of any such agreement.

                  "Permitted Indebtedness": (a) trade accounts and unsecured payables (not the result of any borrowing) incurred and payable in the ordinary course of the Borrower's business provided that any such trade account or unsecured payable is no more than one hundred twenty (120) days old, (b) capital leases or purchase money debt secured by Improvements in a principal amount approved by the Required Lenders, such approval not to be withheld unreasonably,
(c) any Indebtedness incurred under the Loan Documents, (d) unsecured Indebtedness in an amount not to exceed $250,000 in the aggregate outstanding at any one time (provided that such Permitted Indebtedness may be loans made by a partner of the Borrower only if the Borrower has been unsuccessful in obtaining necessary financing from third parties on acceptable terms), or (e) purchase money security interests in equipment purchased by the Borrower in accordance with the Major Maintenance Plan or Section 8.14(d)(iii) in an amount not to exceed $500,000 in the aggregate outstanding at any one time.

                  "Permitted Investments": (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America maturing within three months from the date of acquisition thereof, (b) commercial paper maturing no more than three months from the date of creation thereof and as at any date of determination rated "A-1" or better by Standard & Poor's and "P-1" or better by Moody's, (c) certificates of deposit, term deposits or Euro-term deposits maturing within three months from the date of acquisition thereof issued by any bank the short-term obligations of which are rated "P-1" or better by Moody's "A-1" or better by Standard & Poor's, (d) guaranteed investment contracts provided by the Agent or any other financial institution the short-term obligations of which are rated "P-1" or better by Moody's or "A-1" or better by Standard & Poor's and (e) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Required Lenders may from time to time approve in their sole and absolute discretion; provided, that with respect to the credit ratings specified above, if neither Moody's nor Standard & Poor's is in the business of rating the relevant Permitted Investment, such Permitted Investment shall have received a rating equivalent to that specified above for such Permitted Investment by another nationally recognized credit rating agency of similar standing.

                  "Permitted Liens": (a) Liens created by the Collateral Security Documents or any other Loan Document; (b) Liens for Taxes the payment of which is not at the time required by Section 8.4; (c) carrier's, warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business or incidental to the improvement, maintenance or repair of any property of the Project not filed of record which secure payment of sums which are not delinquent and unbonded for more than 30 days, and mechanics', materialmen's, repairmen's and other like Liens which have been filed of record but which are being contested in good faith proceedings and have not proceeded to judgment (unless such contest involves a risk of sale, loss or forfeit of the Project or any significant part thereof, title thereto or any significant interest therein, or of the use of the Project), provided, that the Borrower shall have posted a bond or other security acceptable to the Required Lenders for the full amount of such Liens; (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security; (e) exceptions to the title of the Project Site as set forth in the Title Policy as approved by the Lenders; (f) rights reserved to or vested in any Governmental Authority under applicable law to control or regulate any property of the Borrower which do not in the aggregate materially interfere with or impair the operation or use thereof for the purposes for which it is or may reasonably be expected to be held by the Borrower; (g) Liens for Permitted Indebtedness incurred pursuant to clauses (a), (b) or (e) of the definition thereof; (h) judgment Liens which, within five days of their existence, are bonded against or are otherwise secured to the reasonable satisfaction of the Required Lenders; (i) Liens which are being contested in accordance with Section 8.8; and (j) minor defects, irregularities, encumbrances, easements, rights-of-way, restrictions and clouds on title to the Project Site which are not recorded or filed and which do not individually or in the aggregate materially impair the use or enjoyment of the Project Site and which do not individually or in the aggregate impair the value of the Collateral or the priority of the Lien in favor of the Agent, the Lenders and the Issuing Bank granted under the Collateral Security Documents.

                  "Permitted Transferee": (a) Calpine, (b) any Person which is wholly-owned, directly or indirectly, by Calpine, and (c) any other person which is or is owned at least fifty-one percent (51%), directly or indirectly, by a Person, which (i) has a long-term credit rating of at least B or its equivalent by Standard & Poor's or Moody's or is an entity which is substantially well-capitalized and acceptable to the Agent, such approval not to be unreasonably withheld, (ii) is a sophisticated investor reasonably experienced in the ownership or operation of or the investment in energy production facilities or is advised by a Person with such experience, and (iii) whose direct and indirect ownership in the Project, when combined with the other direct and indirect ownership interests in the Project, would not result in the Project ceasing to be a Qualifying Facility, in each case, if such Person has entered into an assignment of partnership interests in favor of the Agent substantially in the form of the Collateral Assignment of Partnership Interest attached hereto as Appendix K-2.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PG&E": Pacific Gas and Electric Company, a California corporation.

                  "Plan": any plan (other than a Multiemployer Plan) covered by Title IV of ERISA maintained for employees of a Person or any Commonly Controlled Entity.

                  "Power Purchase Agreement": the Long-Term Energy and Capacity Power Purchase Agreement among Gilroy Foods, Pacific Thermonetics, Inc. and PG&E, as executed by Pacific Gas and Electric Company on December 19, 1983, as amended by a First Amendment to "Long-Term Energy and Capacity Power Purchase Agreement Between Gilroy Foods, Inc., Pacific Thermonetics, Inc. and Pacific Gas and Electric Company" dated December 19, 1983, as executed by PG&E on July 18, 1985, and, as so amended, as assigned by Gilroy Foods to Gilroy, as further amended by a Second Amendment to "Long-Term Energy and Capacity Power Purchase Agreement" dated December 19, 1983, as Amended July 18, 1985, as executed by PG&E on June 9, 1986, as further amended by a Third Amendment to "Long-Term Energy and Capacity Power Purchase Agreement" dated December 19, 1983, as Amended July 18, 1985 and June 9, 1986, as executed by PG&E on August 18, 1988, and as further amended by a Fourth Amendment to the Long-Term Energy and Capacity Power Purchase Agreement Between Gilroy Energy Company and Pacific Gas and Electric Company, as executed by PG&E on June 6, 1991.

                  "Power Purchase Consent and Agreement": the Consent to Assignment and Agreement (Power Purchase Agreement), dated as of even date herewith, among Pacific Gas and Electric Company, the Borrower and the Agent.

                  "Preliminary Fuel Transportation Trigger Event": Capacity Utilization (on a 12-month rolling average, based on quarterly calculations) equals or exceeds 75%.

                  "Project": a 120 megawatt (nominal net) gas-fired combined-cycle cogeneration facility located in Gilroy, California including, without limitation, related facilities from time to time located on the Project Site, including any and all appliances, parts, instruments, appurtenances, accessories and other property that may be incorporated or installed in or attached to or otherwise become part of the cogeneration facility, and the Project Contracts.

                  "Project Contracts": the Power Purchase Agreement, the QF Operating Agreement, the Steam Sales Agreement, the Gas Supply Agreement, the Gas Transportation Agreement(s), all replacement gas supply or transportation agreements with a term of ninety (90) days or longer, the Fuel Management Contract, the Operations and Maintenance Agreement, the Interconnection Agreement, the

Site Lease, the Easement Agreements, the Partnership Agreement, the ConAgra Option Agreements, the Shutdown Agreement and any Additional Contract but excluding any Permitted Contract.

                  "Project Site": the real property described in the Site Lease and on Exhibit I, and all tenements, hereditaments, easements, rights-of-way, rights, privileges and appurtenances relating thereto.

                  "Purchasing Lender": as defined in Section 12.7(d).

                  "QF Operating Agreement": the Qualifying Facility Standard Operating Agreement, dated as of November 17, 1987, between PG&E and Gilroy, as assigned to the Borrower pursuant to the General Assignment and Assumption Agreement.

                  "Qualifying Facility": a facility qualified under Public Utility Regulatory Policies Act of 1978 and Part 292 of Title 18 of the Code of Federal Regulations.

                  "Quarterly Payment Date": the last day of November, 1996, and the last day in each succeeding February, May, August and November, and on each Maturity Date.

                  "Rating Downgrade": a downgrade by one level of Calpine's Credit Rating by Standard & Poor's and Moody's, respectively (e.g., a downgrade by Standard & Poor's from B+ to B and a downgrade by Moody's from Ba3 to B1).

                  "Receipt Account": the Receipt Account established pursuant to the Deposit and Security Agreement.

                  "Replacement Lender": a financial institution that has agreed to acquire and assume all of a Lender's Loans and Commitments, is reasonably satisfactory to the Agent, the Issuing Bank and the Lenders, and is reasonably satisfactory to the Borrower.

                  "Required Debt Service Reserve Account Balance": on the Closing Date $4,000,000; as of any date after the Closing Date, through and including the tenth anniversary thereof, $9,000,000; thereafter through and including the fifteenth anniversary thereof, $8,000,000; and thereafter, $4,500,000.

                  "Required Lenders": on any date, Lenders (including for purposes of this definition the Issuing Bank) that at such time hold at least 662/3% of the sum of (i) the aggregate outstanding Tranche A Loans, Tranche B Loans and Tranche C Loans, plus (ii) the Letter of Credit Commitment on such date plus (iii) any unreimbursed Drawings.

                  "Requirement of Law": as to any Person, any law, treaty, rule, directive or regulation, or determination, interpretation or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties (including without limitation the Project) is subject.

                  "Responsible Officer": as to any Person, the president, any vice president, the secretary or any other authorized corporate officer of such Person, or if such Person is a partnership the president, any vice president, the secretary or any other authorized corporate officer of a general partner of such Person, or, if such Person is a limited liability company, any management committee member, or, with respect to financial matters, the chief financial officer or other authorized senior financial officer of such Person, or if such Person is a partnership, the chief financial officer or other authorized senior financial officer of a general partner of such Person or, if such Person is a limited liability company, any management committee member having primary responsibility for financial and accounting matters for such limited liability company.

                  "Restricted Payment": (a) any distribution, dividend or other similar payment, direct or indirect, on account of any ownership interest in the Borrower, (b) any redemption, retirement, purchase or other acquisition by the Borrower, direct or indirect, of any ownership interest in the Borrower, or (c) any payment with respect to Indebtedness to any partner of the Borrower which does not constitute Permitted Indebtedness.

                  "Secured Parties": the Agent, the Issuing Bank, each Lender (including in its capacity as a counterparty or intermediary to any Interest Rate Contract), and their respective successors and assigns in such capacities.

                  "Security Agreement": as defined in Section 3.9(b).

                  "Shutdown Agreement": the Shutdown Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower.

                  "Site Lease": the Lease Agreement, dated June 13, 1986, between Gilroy and Gilroy Foods, as amended by Amendment No. 1 to Lease Agreement, dated September 14, 1994, between Gilroy and Gilroy Foods, as assigned by Gilroy Foods to ConAgra pursuant to the ConAgra Assignment Agreement, and as amended and restated pursuant to that certain Amended and Restated Lease Agreement, dated as of even date with the Asset Purchase Agreement, between ConAgra and the Borrower.

                  "Spare Parts Agreement": the Mutual Spare Parts Principles of Agreement, dated April 23, 1996, between Gilroy and Calpine King City Cogen, LLC, a Delaware limited liability company.

                  "Standard & Poor's": Standard & Poor's Corporation, a New York corporation.

                  "Stated Amount": with respect to either of the Letters of Credit on any date, the maximum amount that may be drawn thereunder.

                  "Steam Sales Agreement": the Steam Purchase and Sale Contract, dated as of January 20, 1986, by and between Gilroy and Gilroy Foods, as assigned by Gilroy Foods to ConAgra pursuant to the ConAgra Assignment Agreement, as amended by the Steam Sales Amendment, and, as so amended, as assigned by Gilroy to the Borrower pursuant to the Assignment of Steam Sales Agreement.

                  "Steam Host": ConAgra.

                  "Steam Sales Amendment": the First Amendment to Steam Purchase and Sale Contract, dated as of even date with the Asset Purchase Agreement, by and between ConAgra and the Borrower.

                  "Steam Sales Consent and Agreement": the Consent and Agreement (Steam Sales Agreement), dated as of even date with the Asset Purchase Agreement, by and among ConAgra, the Borrower and the Agent.

                  "Substation Operating Agreement": the Substation Operating Agreement, dated as of even date with the Asset Purchase Agreement, by and between ConAgra and Calpine.

                  "Taking": a temporary or permanent taking, condemnation, seizure, requisition or confiscation or requisition of title by a Governmental Authority or political subdivision thereof during the term hereof of all or any part of the Project, or any interest therein or right accruing thereto, as the result of or in lieu of or in anticipation of the exercise of the right of condemnation or eminent domain.

                  "Taxes": any and all federal, state, local and other income, franchise, property, excise, sales or other taxes, fees or charges, or payments in lieu of any of the foregoing, together with all related assessments, interest and penalties.

                  "Title Company": as defined in Section 7.1(j).

                  "Title Policy": as defined in Section 7.1(j).

                  "Tranche A Lender": each Lender listed as a Tranche A Lender on the Lender Schedule.

                  "Tranche A Loan": as defined in Section 2.1(a).

                  "Tranche A Maturity Date": as defined in Section 3.1(a).

                  "Tranche A Note": as defined in Section 3.1(a)(i).

                  "Tranche A Pro Rata Share": with respect to any Tranche A Lender, the percentage set forth for such Lender on the Lender Schedule (as amended from time to time pursuant to Section 12.7(d)) under the caption "Tranche A Pro Rata Share".

                  "Tranche B Lender": each Lender listed as a Tranche B Lender on the Lender Schedule.

                  "Tranche B Loan": as defined in Section 2.1(a).

                  "Tranche B Maturity Date": as defined in Section 3.1(a).

                  "Tranche B Note": as defined in Section 3.1(a)(ii).

                  "Tranche B Pro Rata Share": with respect to any Tranche B Lender, the percentage set forth for such Lender on the Lender Schedule (as amended from time to time in accordance with Section 12.7(d)) under the caption "Tranche B Pro Rata Share".

                  "Tranche C Lender": each Lender listed as a Tranche C Lender on the Lender Schedule.

                  "Tranche C Letter of Credit": as defined in Section 4.1(a)(i).

                  "Tranche C Letter of Credit Commitment": the commitment of the Tranche C Lenders to reimburse the Issuing Bank for Drawings made under the Tranche C Letter of Credit, in an aggregate amount not to exceed $20,000,000.

                  "Tranche C Loans": as defined in Section 2.1(b).

                  "Tranche C Maturity Date": as defined in Section 3.1(a).

                  "Tranche C Note": as defined in Section 3.1(a)(iii).

                  "Tranche C Pro Rata Share": with respect to any Tranche C Lender, the percentage set forth for such Lender on the Lender Schedule (as amended from time to time pursuant to Section 12.7(d)) under the caption "Tranche C Pro Rata Share".

                  "Tranche D Lender": each Lender listed as a Tranche D Lender on the Lender Schedule.

                  "Tranche D Letter of Credit": as defined in

Section 4.1(a)(ii).

                  "Tranche D Letter of Credit Commitment": the commitment of the Tranche D Lenders to reimburse the Issuing Bank for Drawings made under the Tranche D Letter of Credit in an aggregate amount not to exceed $4,140,000.

                  "Tranche D Maturity Date": as defined in Section 4.1(b).

                  "Tranche D Pro Rata Share": with respect to any Tranche D Lender, the percentage set forth for such Lender on the Lender Schedule (as amended from time to time pursuant to Section 12.7(d)) under the caption "Tranche D Pro Rata Share".

                  "UEG Rate": PG&E's monthly average burnertip cost of gas as calculated in PG&E's monthly posting of "Energy Prices for Qualifying Facilities" or subsequent replacement calculation for the gas cost component of energy prices ordered by the California Public Utilities Commission for the Sale of electric energy to electronic utilities in California should regulatory reform or other events alter or eliminate the monthly posting.

                  "Upfront Fee": the fee set forth in a separate letter agreement, as defined in Section 5.1.

                  Section 1.2 Other Definitional Provisions.

                  (a) All terms defined in this Agreement shall have the same meanings when used in the Notes, the Letters of Credit or in any certificate or other document made or delivered pursuant to this Agreement, unless otherwise stated therein.

                  (b) All references to a contract, agreement or lease herein shall mean such contract, agreement or lease and all exhibits, schedules and other attachments thereto, as any such contract, agreement or lease may be assigned, amended, supplemented or otherwise modified in accordance with, or otherwise not in contravention of, the provisions of this Agreement. All references to any Person shall include such Person's successors and permitted assigns.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto, accounting terms, to the extent not defined in Section 1.1, shall have the respective meanings given to them under GAAP.

                                   ARTICLE II

                                      LOANS

                  Section 2.1 Loans.

                  (a) Tranche A Loans. Subject to and upon the terms and conditions of this Agreement, each of the Tranche A Lenders, severally and not jointly, agrees on the Closing Date to make available to the Borrower such Lender's Tranche A Pro Rata Share of a term loan (the "Tranche A Loan") in an aggregate amount of $81,000,000.

                  (b) Tranche B Loans. Subject to and upon the terms and conditions of this Agreement, each of the Tranche B Lenders, severally and not jointly, agrees on the Closing Date to make available to the Borrower such Lender's Tranche B Pro Rata Share of a term loan (the "Tranche B Loan") in an aggregate amount of $35,000,000.

                  (c) Tranche C Loans. If the Issuing Bank shall make any payment in connection with the Tranche C Letter of Credit, such payment shall be deemed to be a loan (each, a "Tranche C Loan") outstanding under the Tranche C Notes on the date and in the aggregate amount of such payment.

                  Section 2.2 Use of Proceeds. The proceeds of any Loan shall be used only to pay to Gilroy the "Purchase Price" (as defined in Section 2.3 of the Asset Purchase Agreement) and to pay amounts payable to Gilroy pursuant to the Noncompete Agreement or to pay on the Closing Date fees, costs or expenses to the Persons entitled thereto pursuant to this Agreement.

                  Section 2.3 Disbursements. No later than l1:00 a.m. Los Angeles time, on the Closing Date, each of the Tranche A Lenders shall make available an amount equal to its Tranche A Pro Rata Share of the Tranche A Loan and each of the Tranche B Lenders shall make available an amount equal to its Tranche B Pro Rata Share of the Tranche B Loan in Dollars and immediately available funds at the Agent's office. After the Agent's receipt of funds from the Lenders, the Agent will transfer to Gilroy or its designee prior to 1:00 p.m. Los Angeles time on the Closing Date funds in the amount so made available by the Lenders to the Agent.

                  Section 2.4 Interest Periods. The Borrower shall have the right to elect one or more Interest Periods for each LIBOR Rate Loan; provided, that all Loans shall not be divided at any time into more than five separate interest periods. No interest period for any Loan shall extend beyond the Maturity Date of such Loan.

                                   ARTICLE III

                                      NOTES

                  Section 3.1 Notes

                  (a) Generally. The Borrower's obligations to pay the principal of, and interest on, (i) each Tranche A Lender's Tranche A Loan shall be evidenced by notes of the Borrower substantially in the form of Exhibit B-1 (the "Tranche A Notes"), (ii) each Tranche B Lender's Tranche B Loan shall be evidenced by notes of the Borrower substantially in the form of Exhibit B-2 (the "Tranche B Notes") and (iii) each Tranche C Lender's Tranche C Loans shall be evidenced by notes of the Borrower substantially in the form of Exhibit B-3 (the "Tranche C Notes"). Each Note shall be dated the date of this Agreement, be subject to prepayment as required or permitted under this Agreement, and be entitled to the benefits of this Agreement and the Collateral Security Documents. Each Tranche A Note shall be in the stated principal amount of the Lender's Tranche A Pro Rata Share of the Tranche A Loan mature, and the principal amount thereof shall be due and payable, on the fifteenth anniversary of the Closing Date (the "Tranche A Maturity Date"), and bear interest as provided in Section 3.3. Each Tranche B Note shall be in the stated principal amount of the Lender's Tranche B Pro Rata Share of the Tranche B Loan mature, and the principal amount thereof shall be due and payable on, the eighteenth anniversary of the Closing Date (the "Tranche B Maturity Date") and bear interest as provided in Section 3.3. Each Tranche C Note shall be in the stated principal amount of the Lender's Tranche C Pro Rata Share of the Stated Amount of the Tranche C Letter of Credit on the Closing Date, mature, and the principal amount thereof shall be due and payable on, the fifteenth anniversary of the Closing Date (the "Tranche C Maturity Date"), and bear interest as provided in
Section 3.3.

                  Section 3.2 Repayment of Notes. The principal amount of each Note shall be due and payable in the amounts and on the dates set forth in the Amortization Schedule attached to such Note together with accrued interest thereon from and after the Closing Date until the Note is paid in full; provided, however, that on the final payment date set forth in the applicable Amortization Schedule, all of the outstanding principal amount of the applicable Loans shall be paid in full. If the Stated Amount of the Tranche C Letter of Credit has not been reduced to zero prior to expiration of the Tranche C Letter of Credit, the Amortization Schedule attached to the Tranche C Note will be amended to take into account the aggregate principal amount of the Tranche C Loans outstanding on the date of expiration of the Tranche C Letter of Credit. Payments of principal of each Note shall be payable on Quarterly Payment Dates in accordance with the applicable Amortization Schedule.

                  Section 3.3 Interest

                  (a) Alternate Base Rate Loans. Loans which are Alternate Base Rate Loans shall bear interest for the period from and including the applicable borrowing date until paid in full or converted to a LIBOR Rate Loan in accordance with this Agreement, on the unpaid principal amount thereof at a rate per annum equal to the Alternate Base Rate as in effect from time to time plus the Applicable Margin, computed on the basis of actual days elapsed (including the first day but excluding the last day) over a year of 365 or 366 days, as the case may be.

                  (b) LIBOR Rate Loans. Loans which are LIBOR Rate Loans shall bear interest for each Interest Period on the unpaid principal amount thereof at a rate per annum equal to the LIBOR Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin, computed on the basis of actual days elapsed (including the first day but excluding the last day) over a year of 360 days.

                  (c) Conversion or Continuation of Interest Rates. Subject to
Section 2.4, the Borrower shall have the option to convert an Alternate Base Rate Loan to LIBOR Rate Loans or to continue on the applicable Interest Period End Date any one or more of the outstanding LIBOR Rate Loans for an additional Interest Period of such duration as the Borrower shall elect. The Borrower shall notify the Agent of such conversion or continuation by an irrevocable written notice specifying the proposed commencement date, which notice must be received by the Agent no later than the third Business Day prior to the proposed commencement date of the Interest Period for such Loan.

                  (d) Payments. Interest on each LIBOR Rate Loan shall be payable on the applicable Interest Period End Date, and, in respect of each LIBOR Rate Loan having an Interest Period in excess of three months, on each Quarterly Payment Date during such Interest Period, and interest on each other Loan shall be payable on each Quarterly Payment Date. Interest on each Loan shall also be payable on the date of any prepayment, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  Section 3.4 Default Interest. Upon the occurrence and during the continuance of an Event of Default, each Loan or Drawing (whether or not past due), and, irrespective of the occurrence of an Event of Default, any other amounts (if past due) owing by the Borrower hereunder, including (to the extent permitted by law) overdue interest, shall bear interest, payable on demand, at a rate per annum (the "Default Rate") equal to the Alternate Base Rate plus the Applicable Margin plus 1%.

                  Section 3.5 Method of Payments. All payments made by the Borrower under this Agreement or under any Note or on account of principal or interest, fees and any other Obligations shall be made so that the Agent receives confirmation of such payment no later than 12:00 noon Los Angeles time on the date when due, to the account set forth for the Agent in the Lender Schedule, or such other account of the Agent as the Agent may from time to time specify to the Borrower, in Dollars by wire transfer of immediately available funds. All payments under this Agreement or under any Note shall be made in full without any right of set-off by the Borrower or counterclaims of the Borrower whatsoever and without any presentment of such Note to the Borrower.

                  Section 3.6 Payments Due on Days Other Than Business Days. Subject to the provisions of the definition of Interest Period, whenever any payment to be made under this Agreement or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

                  Section 3.7 Mandatory Prepayment.

                  (a) Event of Loss. If an Event of Loss shall occur, subject to the provisions of Section 3.10, the Borrower shall repay in full all of the Obligations on the earlier to occur of (x) the date occurring 90 days after the date of such Event of Loss and (y) upon receipt by the Borrower or the Agent of Net Proceeds in respect of such Event of Loss.

                  (b) Application of Insurance Proceeds. Any Net Proceeds required under Section 8.6(c) or 8.6(d) to be applied in accordance with this
Section 3.7(b) shall be applied to the mandatory prepayment of a portion of the principal of, and accrued interest on, the Notes and outstanding Drawings in an aggregate amount equal to such Net Proceeds, for the pro rata account of the Lenders, applied first to accrued interest, and second against such Drawings and remaining principal payments of the Notes (in inverse order of maturity).

                  (c) Interest Rate Contracts. If upon making any prepayment pursuant to this Section 3.7, the aggregate notional amount listed in all Interest Rate Contracts then in effect exceeds the aggregate outstanding principal amount of the Loans, the Borrower shall make corresponding adjustments to the notional amounts listed in all such Interest Rate Contracts and shall pay or receive any settlement amounts due in accordance therewith.

                  (d) Amounts Prepaid. Amounts prepaid pursuant to this Section
3.7 may not be reborrowed.

                  Section 3.8 Optional Prepayment.

                  (a) Prepayment of Loans. The Borrower shall have the option, upon five Business Days' prior written notice to the Agent, to prepay the outstanding principal amount of the Loans, in whole or in part, plus accrued interest, for the pro rata account of the Lenders, first against such accrued interest and then against remaining principal payments in inverse order of maturity. Such notice shall specify the date and amount of prepayment. If the Borrower elects to prepay any LIBOR Rate

Loans prior to the applicable Interest Period End Date the Borrower shall also pay any breakage costs incurred by the Lenders in connection therewith (in accordance with Section 3.16). Upon making any prepayment of Loans pursuant to this Section 3.8, if the aggregate notional amount listed in all Interest Rate Contracts then in effect exceeds the aggregate outstanding principal amount of the Loans, the Borrower shall make adjustments to the notional amounts listed in all Interest Rate Contracts with the Lenders and shall pay any settlement amounts due in accordance therewith.

                  (b) Amounts Prepaid. Amounts prepaid pursuant to this Section
3.8 may not be reborrowed hereunder.

                  Section 3.9 Security for the Notes. The Borrower covenants and agrees that the Notes and all other Obligations will be secured by:

                  (a) a deed of trust in the form of Exhibit C (the "Deed of Trust");

                  (b) a security agreement in the form of Exhibit D (the "Security Agreement") and a collateral assignment in the form of Exhibit E of the Project Contracts;

                  (c) a deposit and security agreement in the form of Exhibit F (the "Deposit and Security Agreement") and, if the Agent so requests, separate collateral assignments of the accounts created thereunder;

                  (d) collateral assignments of partnership interests in the form of Exhibits K-1 and K-2, as applicable (the "Assignments of Partnership Interests"), together with any necessary consents to such assignments;

                  (e) such other collateral documents as the Agent may from time to time reasonably require to further evidence or perfect the interest of the Agent, the Issuing Bank and the Lenders in the Collateral and/or to grant to the Agent for the benefit of such Persons a mortgage, security interest or other Lien in all right, title and interest of the Borrower in the Project, the Project Contracts, the Assigned Agreements, the Borrower's interest in the Project Site and related real and personal property interests. If the Agent, the Issuing Bank or any Lender receives any Excluded Payments, such Person shall forthwith pay over such amounts in the same form as received (with any necessary endorsement) to the Borrower or to such Person(s) as the Borrower may designate.

                  Section 3.10 Distribution of Amounts in Respect of Events of Loss and Events of Default. Except as otherwise provided in this Article III, all payments received and amounts realized by the Agent, the Issuing Bank or any Lender under any Loan Document with respect to the occurrence of an Event of Loss or while an Event of Default shall have occurred and be continuing, as well as all payments or amounts then held or thereafter received by the Agent as part of the Collateral following an Event of Loss or while an Event of Default shall be continuing, as applicable, shall be distributed by the Agent in the following order of priority:

                  (a) First, so much of such amounts as shall be required to reimburse the Agent for (i) the reasonable] costs and expenses of retaking, holding and preparing the Collateral for sale and the selling of the Collateral (including, without limitation, reasonable advertising, selling and legal expenses and attorneys' fees), (ii) costs of discharging any assessments or Liens, if any, on the Collateral prior to the Lien of the Collateral Security Documents and
         (iii) for any reasonable fees, expenses or other losses incurred by the Agent in connection with its duties and rights hereunder or under any other Loan Document, shall be distributed to the Agent;

                  (b) Second, so much of such amounts as shall be required to reimburse the Agent, the Issuing Bank or any Lender for amounts advanced by them for purposes of curing the Event of Default or enforcing rights under any Collateral Security Document shall be distributed to such Persons ratably, without priority of one over the other;

                  (c) Third, so much of such amounts as shall be required to pay in full all fees due to the Issuing Bank and the Lenders, shall be distributed to such Persons ratably, without priority of one over the other;

                  (d) Fourth, so much of such amounts as shall be required to pay in full (i) all interest due on the Loans and the Drawings to the Issuing Bank and Lenders, ratably, without priority of one over the other and (ii) all amounts accruing under the Interest Rate Contracts prior to the occurrence of the Event of Loss or Event of Default and remaining unpaid to the Lenders entitled to the same; and in case such amounts are insufficient to pay in full all such interest and accrued amounts under the Interest Rate Contracts, then to the payment thereof to the Issuing Bank and each Lender ratably in proportion to its percentage of the aggregate of all such amounts;

                  (e) Fifth, so much of such amounts as shall be required to pay or prepay in full (i) the principal of the Loans and the Drawings to the Issuing Bank and Lenders, ratably, without priority of one over the other, and (ii) all payments due under any Interest Rate Contracts to the Lenders entitled to the same; and in case such amounts shall be insufficient to pay in full all such principal due on the Loans and Drawings and all such payments due under the Interest Rate Contracts, then to the payment thereof to the Issuing Bank and each Lender ratably in proportion to its percentage of the sum of the aggregate amount of all such principal due and the aggregate amount of all such payments due under the Interest Rate Contracts;

                  (f) Sixth, so much of such amounts as shall be required to pay any Obligations (including, without limitation, any breakage fees) not covered in clause First, Second, Third, Fourth or Fifth above to the Lenders entitled to the same, ratably, without priority of one over the other; and

                  (g) Seventh, the balance, if any, of such amounts remaining thereafter shall be paid to the Borrower.

                  Section 3.11 Interest Rate Contracts. Within 90 days following the Closing Date, the Borrower will enter into interest rate exchanges, collars, caps or similar arrangements or hedging mechanisms with one or more of the Lenders providing interest rate protection with respect to the Loans through the applicable Maturity Date (each, an "Interest Rate Contract") in an aggregate notional amount no less than 65% of the aggregate principal amount of the Loans outstanding from time to time. Any Lender providing an Interest Rate Contract shall be a financial institution the long-term debt of which is rated A- or better by Standard & Poor's and A3 or better by Moody's at the time of execution of the Interest Rate Contract, and during the term of the Interest Rate Contract the long-term credit rating of such Lender must be at least A- or its equivalent by Standard & Poor's or Moody's. The Borrower's obligations to make payments under any Interest Rate Contract to any Lender shall be secured by the Collateral Security Documents pari passu with all other Obligations. The Borrower shall promptly deliver to the Agent true and complete copies of all Interest Rate Contracts entered into by the Borrower, duly authorized, executed and delivered by each of the parties thereto.

                  Section 3.12  Funding and Yield Protection.

                  (a)  Taxes.

                       (i) The Borrower shall make all payments of all amounts payable hereunder and under the Notes free and clear of all Taxes (excluding net income Taxes and franchise Taxes imposed on the Agent, the Issuing Bank or any Lender) and shall reimburse the Agent, the Issuing Bank and each Lender for the cost of any such Taxes imposed on it or on any payment under or with respect to any aspect of any Loan, either Letter of Credit, the Notes or the Drawings or the making, execution or enforcement thereof. If the Borrower is prohibited or prevented by any Requirement of Law or otherwise from making any such payment net, free and clear of any Taxes or from reimbursing the Agent, the Issuing Bank or any Lender for the cost of any such Taxes (other than such Taxes as are excluded above), then the amount of such payment to be made by the Borrower shall be increased by such additional amount or amounts as may be necessary to ensure that the Agent, the Issuing Bank and each Lender shall receive a net amount which after payment of any Taxes imposed shall be equal to the amount the Agent, the Issuing Bank and each such Lender, as applicable, would have received had no such imposition been made. The Borrower shall provide evidence that all such Taxes imposed on all payments under or with respect to any Loan, either Letter of Credit, the Notes or the Drawings or any related instrument shall have been paid in full to the appropriate authorities by delivery of official receipts or certified copies thereof to the Agent within 30 days after payment thereof. The Borrower shall be entitled to make all filings, pursue all remedies and appeals and take such other lawful action to prevent or challenge the imposition of any such Taxes, or to procure a refund of any Taxes paid; provided that the Borrower shall indemnify and hold the Agent, the Issuing Bank and the Lenders harmless for such Taxes (and any penalties, interest or other charges attached thereto or payable with respect thereto) and for any liabilities, costs or expenses incurred by the Agent, the Issuing Bank or the Lenders (including reasonable fees and expenses of counsel) in connection with any such action by the Borrower. The obligations of the Borrower under this Section 3.12(a)(i) shall survive satisfaction in full of the Obligations.

                       (ii) From and after the Closing Date, each Lender shall provide to the Borrower all forms and documents appropriate under the circumstances that are required to establish that payments hereunder by the Borrower are exempt from withholding for or on account of Taxes. The forms to be provided by each Lender organized outside the United States shall include, if appropriate under the circumstances, Form 4224 if such Lender is acting through a branch or office in the United States or Form 1001 or W-8 (if such Lender is acting through a branch or office outside of the United States). The Borrower's obligation to reimburse the Lenders as aforesaid shall not include any obligation to reimburse any Lender for, or to make any additional payment to any Lender pursuant to this Section 3.12(a) or Section 3.12(b)(i), or to make any such additional payment to any Lender with respect to, Taxes, interest, penalties, fines, assessments or other costs and expenses which are incurred by such Lender due to such Lender's failure to provide the forms and documents described above or the inaccuracy of any such forms or documents provided by such Lender.

                  (b)  Increased Cost and Reduced Return.

                       (i) If, after the Closing Date, the adoption of any law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency results in an increase in cost to such Lender of making or maintaining any Loan, or reduces the amount of any sum received or receivable by such Lender under this Agreement or under its Notes with respect thereto by an amount deemed by such Lender to be material, then, such Lender shall deliver to the Borrower and the Agent as promptly as practicable a certificate setting forth in reasonable detail the amount of such increase in costs or reduction in amounts receivable, and the basis and the calculations thereof.

                       (ii) In the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time there is an increase in reserves that such Lender is required to maintain in respect of its LIBOR Rate Loans (a "Eurocurrency Reserve Period"), and such Lender is at such time actually maintaining reserves with respect to its LIBOR Rate Loans, then such Lender shall promptly give notice in reasonable detail to the Borrower and to the Agent of such determination, and the Borrower shall directly pay to such Lender additional interest on the unpaid principal amount of such Loans during such Eurocurrency Reserve Period at a rate per annum which shall, during each monthly period applicable to such Loans, be the amount by which (x) the LIBOR Rate for such monthly period divided by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to such Lender in respect of its LIBOR Rate Loans exceeds (y) the LIBOR Rate for such monthly period. Each Lender so requesting compensation shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loans or, if later demanded by such Lender, promptly on demand. Such Lender agrees that, if it gives notice to the Borrower and the Agent of the existence of a Eurocurrency Reserve Period, it shall promptly notify the Borrower and the Agent of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to such Lender pursuant to the first sentence of this paragraph until such time, if any, as a subsequent Eurocurrency Reserve Period shall occur.

                       (iii) Each Lender shall notify the Borrower of any event occurring after the date of the execution of this Credit Agreement entitling such Lender to compensation under

Sections 3.12, 3.13, 3.15 or 4.4 hereof and of the cessation of each such event, in each case as promptly as practicable, but in any event within 180 days, after such Lender obtains actual knowledge thereof; provided, that (a) if any Lender fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Sections 3.12, 3.13, 3.15 or 4.4, in respect of any costs resulting from such event, only be entitled to payment under Sections 3.12, 3.13, 3.15 or 4.4 for costs incurred from and after the date 180 days prior to the date that such Lender does give such notice, and (b) each Lender shall designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable opinion of such Lender (in accordance with regulatory, economic and policy considerations consistently applied), be disadvantageous to such Lender except for de minimus costs (in accordance with regulatory, economic and policy considerations consistently applied), except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States if such Lender's Applicable Lending Office is at such time not located in the United States.

                       (iv) Each Lender and the Issuing Bank agrees that such Person shall administer, and shall make claims for compensation, reimbursement or indemnification under, the provisions of Sections 3.12, 3.13, 3.15 and/or 4.4, as applicable, in a manner that is consistent with customary practices, procedures and policies consistently applied.

                  Section 3.13 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund its LIBOR Rate Loans and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until the circumstances giving rise to such suspension no longer exist, each Loan of such Lender then outstanding shall be immediately converted to an Alternate Base Rate Loan.

                  Section 3.14 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Loan:

                  (a) the Required Lenders, in their reasonable judgment, determine that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (b) the Required Lenders, in their reasonable judgment, shall advise the Agent that the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice thereof (which notice shall describe in reasonable detail the basis for such determination) to the Borrower and the Lenders, whereupon so long as the circumstances giving rise to such suspension continue to exist, the obligations of the Lenders to make a LIBOR Rate Loan shall be suspended and each outstanding LIBOR Rate Loan shall be converted into an Alternate Base Rate Loan on the Interest Period End Date of the Interest Period applicable thereto.

                  Section 3.15 Capital Adequacy. If any Lender or the Issuing Bank shall have determined that, after the Closing Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender or the Issuing Bank as a consequence of such Lender's or the Issuing Bank's obligations hereunder to a level below that which such Lender or the Issuing Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then such Lender or the Issuing Bank shall deliver to the Borrower and the Agent as promptly as practicable (but in no event later than 180 days after such Lender or the Issuing Bank has actual knowledge of such claim for capital adequacy) a certificate setting forth in reasonable detail the amount being charged by such Lender or the Issuing Bank and the basis for the determination of such amount. Within fifteen (15) days after the delivery of such certificate by such Lender or the Issuing Bank (with a copy to the Agent), the Borrower shall pay to such Lender or the Issuing Bank the amount shown as due on any such certificate.

                  Section 3.16 Breakage Indemnity. The Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any payment or prepayment of a Loan required (whether by regularly scheduled installment, mandatory prepayment, acceleration or otherwise) or permitted by any other provision of this Agreement or otherwise made on a date other than on the Interest Period End Date applicable thereto or (ii) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise), including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed (based on the Interest Period End Date applicable thereto over (B) the amount of interest (as reasonable determined by such Lender) that would be realized by such Lender in reemploying the funds so paid or prepaid for such period or Interest Period, as the case may be. For purposes of this Section 3.16, it shall be presumed that each Lender shall have funded each such Loan with a fixed-rate instrument bearing the rates and maturities designated in the determination of the interest rate applicable to such Loan. A certificate as to the amount of any loss, cost or expense to which the foregoing indemnity applies in reasonable detail (specifying the basis of such loss, cost or expense) shall be submitted to the Borrower (with a copy to the Agent) and shall be conclusive and binding as to the amount thereof absent manifest error.

                  Section 3.17 Replacement of Lenders. Upon the receipt of any notice from a Lender pursuant to Section 3.12(b), 3.13, 3.15 or 3.16 or 4.4, or if the Borrower shall be required to pay, withhold or deduct Taxes relative to a Lender, and provided that no Event of Default shall have occurred and be continuing, the Borrower may designate a Replacement Lender (which may be one of the other Lenders) to replace the affected Lender. If any Replacement Lender is obtained, the Replacement Lender shall purchase all of such Lender's Loans, Commitments, and other interests under the Loan Documents. Any transfer made by a Lender pursuant to this Section 3.17 shall satisfy the following conditions:
(i) the Borrower shall promptly pay when due all reasonable fees and expenses of such Lender incurred or to be incurred in connection with such transfer and (ii) any transfer of all or part of the Loans agreed upon shall be made without recourse, representation or warranty (other than the representation or warranty that the transferor Lender is the legal and beneficial owner of the interest being transferred, free and clear of any adverse claim), and (iii) the Borrower shall cause the transferee to pay to the Agent or to the account of the transferor Lender in immediately available funds all amounts outstanding or payable under this Agreement and any other Basic Document to such transferor Lender.

                  Section 3.18 Interest. Anything in this Agreement notwithstanding, in the event that the interest rate chargeable on any of the Obligations pursuant to the terms of this Agreement shall exceed the highest lawful rate that may be charged under applicable law, the interest rate shall be deemed to be equal to the highest lawful rate.

                                   ARTICLE IV

                                LETTERS OF CREDIT

                  Section 4.1 Letters of Credit.

                  (a) Issuance. Subject to the terms and conditions hereinafter set forth,

                       (i) the Issuing Bank agrees to issue a letter of credit (the "Tranche C Letter of Credit"), substantially in the form of Exhibit J-1 hereto, on the Closing Date. The Tranche C Letter of Credit will be issued in a Stated Amount of $20,000,000, which amount will be available to be drawn upon to pay amounts payable by the Borrower to Gilroy pursuant to the Noncompete Agreement; and

                       (ii) the Issuing Bank agrees to issue a letter of credit (the "Tranche D Letter of Credit"), substantially in the form of Exhibit J-2 hereto, on the Closing Date. The Tranche D Letter of Credit will be issued in the Stated Amount of $4,140,000, which amount will be used to pay amounts payable by the Borrower to Gilroy pursuant to the Noncompete Agreement.

                  (b) Term. Each Letter of Credit shall expire at the close of business on November 30, 1999 (the "Tranche D Maturity Date").

                  (c) Reduction of Letters of Credit. On each date on which a Drawing is made under either of the Letters of Credit, the Stated Amount of such Letter of Credit automatically shall be reduced by an amount equal to the amount of such Drawing. Each such reduction of the Stated Amount of the Tranche C Letter of Credit shall reduce each Tranche C Lender's Tranche C Letter of Credit Commitment in an amount equal to such Lender's Tranche C Pro Rata Share of such reduction, and each such reduction of the Stated Amount of the Tranche D Letter of Credit shall reduce each Tranche D Lender's Tranche D Letter of Credit Commitment in an amount equal to such Lender's Tranche D Pro Rata Share of such reduction.

                  (d) Each payment by a Tranche C Lender of its Tranche C Pro Rata Share of a Drawing under the Tranche C Letter of Credit in accordance with
Section 4.2(b) shall be deemed to be a Tranche C Loan outstanding under such Lender's Tranche C Note, in the amount of such payment.

                  (e) Reimbursement of Drawings under the Tranche D Letter of Credit; Interest.

                       (i) The Borrower hereby agrees to pay (or cause to be paid) to the Agent for the account of the Tranche D Lenders on each date that a Drawing is made under the Tranche D Letter of Credit a sum equal to the amount of such Drawing. Until so repaid by the Borrower, each such Drawing shall constitute an Obligation for all purposes of the Loan Documents.

                       (ii) The Borrower agrees to pay interest to the Agent for the account of the Tranche D Lenders on the amount of each Drawing under the Tranche D Letter of Credit from the date of the Drawing to and including the date the Agent is reimbursed in full for such Drawing at a rate per annum equal to the Default Rate. Interest on such Drawings shall be payable on demand.

                       (iii) Whenever the Agent receives any payment in the form of reimbursement from, or on behalf of, the Borrower with respect to any Drawing under the Tranche D Letter of Credit or any payment of interest on a Drawing under the Tranche D Letter of Credit, the Agent will pay to each Tranche D Lender in immediately available funds such Lender's Tranche D Pro Rata Share of such payment (i) before the close of business on the day such payment is received, if such payment is received at or prior to 12:00 noon (Los Angeles time) on such day or (ii) before 2:00 p.m. (Los Angeles time) on the next succeeding Banking Day if such payment is received after 12:00 noon (Los Angeles time) on such day. Any such amounts received by Agent but paid to the Tranche D Lenders after the times for payment set forth in the preceding sentence shall bear interest at the Federal Funds Rate, payable by the Agent.

                  Section 4.2  Participation and Funding Commitments.

                  (a) Grant and Acceptance. The Issuing Bank hereby grants to each Tranche C Lender and each Tranche C Lender hereby, severally and not jointly, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, the Tranche C Letter of Credit Commitment in a fraction equal to such Lender's Tranche C Pro Rata Share. The Issuing Bank hereby grants to each Tranche D Lender and each Tranche D Lender hereby, severally and not jointly, takes an undivided participating interest in the rights and obligations of the Issuing Bank under, and in connection with, the Tranche D Letter of Credit Commitment in a fraction equal to such Lender's Tranche D Pro Rata Share. Subject to the limitations set forth below, each Lender shall be liable to the Issuing Bank for its Tranche C Pro Rata Share of the amount of any Drawing under the Tranche C Letter of Credit and for its Tranche D Pro Rata Share of any Drawing under the Tranche D Letter of Credit. Such liability to the Issuing Bank shall be absolute, unconditional and irrevocable and shall not be affected by any condition or event, including without limitation: (i) the occurrence of any Default or Event of Default under this Agreement or any other Loan Document, (ii) any breach or default by the Agent, the

Issuing Bank or any Lender hereunder, (iii) any lack of validity or enforceability of this Agreement, either of the Letters of Credit or any other Loan Document, (iv) any amendment or waiver of, or consent to departure from, any Loan Document, (v) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary or any transferee of either of the Letters of Credit, the Agent, the Issuing Bank, the Lenders or any other Person, whether in connection with this Agreement, any other Loan Document or any unrelated transactions, (vi) any statement or other document presented under the either of Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, (vii) payment by the Issuing Bank under either of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms thereof, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that the same shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                  (b) Reimbursement by Lenders. Upon payment of any Drawing under either Letter of Credit, the Issuing Bank will notify the Agent of the amount of such Drawing, and the Agent shall notify each of the Tranche C Lenders and the Tranche D Lenders, as the case may be, promptly by telecopy of its share of such Drawing. Each such Lender shall pay in immediately available funds its share of each Drawing to the Issuing Bank, not later than 3:30 p.m. (Los Angeles time) on the day such notice is received (where the relevant notice is received at or prior to 2:00 p.m. (Los Angeles time) on any day), and before 12:00 noon (Los Angeles time) on the next succeeding Business Day (where the relevant notice is received after 2:00 p.m. (Los Angeles time) on any day). If a Lender does not pay to the Agent its share of such Drawing by 3:30 p.m. (Los Angeles time) on the date the Drawing is made, such Lender shall be required to pay interest to the Issuing Bank on its share of such Drawing at the Federal Funds Rate from the date the Drawing is made until the date such Lender's payment is received by the Issuing Bank.

                  Section 4.3 Nature of Issuing Bank's Duties. (a) As among the Borrower, the Issuing Bank, the Lenders and the Agent, the Borrower hereby assumes all risks of the acts, omissions or misuse of either of the Letters of Credit by the beneficiaries thereof. The Issuing Bank, the Lenders and the Agent shall not be responsible: (i) for the use which may be made of either of the Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith, (ii) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (iii) for failure of any beneficiary to comply fully with the conditions required in order to effect a Drawing and (iv) for any other circumstances whatsoever in making or failing to make payment under either of the Letters of Credit, except only that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under either of the Letters of Credit complied with the terms of such Letter of Credit or (B) the Issuing Bank's failure to pay under either of the Letters of Credit in accordance with its terms after the presentation to it by the beneficiary of a sight draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  (b) Indemnification. Each Tranche C Lender and Tranche D Lender agrees to indemnify the Issuing Bank in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower to do so), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, other legal proceedings, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable counsel fees and expenses) which may at any time (including, without limitation, at any time following the payment of the Obligations, the termination of this Agreement and expiration of the Letters of Credit) be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Issuing Bank under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, other legal proceedings, costs, expenses or disbursements resulting solely from the Issuing Bank's gross negligence or willful misconduct.

                  (c) The Borrower hereby agrees at all times to protect, indemnify and save harmless the Issuing Bank from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, other legal proceedings, costs, expenses or disbursements of any kind whatsoever (including, without limitation, reasonable counsel fees and expenses) which may at any time (including, without limitation, at any time following the payment of the Obligations, the termination of this Agreement and expiration of the Letters of Credit) be imposed on, incurred by or asserted against the Issuing Bank in any way relating to or arising out of this

Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Issuing Bank under or in connection with any of the foregoing; provided that the Borrower shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, other legal proceedings, costs, expenses or disbursements resulting solely from the Issuing Bank's gross negligence or willful misconduct.

                  (d) Issuing Bank in Its Individual Capacity. The Issuing Bank and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Issuing Bank were not the Issuing Bank hereunder. With respect to Loans made or renewed by the Issuing Bank or on its behalf and any Note issued to the Issuing Bank or for its benefit, the Issuing Bank shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Issuing Bank, and the term "Lender" shall include the Issuing Bank in its individual capacity.

                  Section 4.4 Increased Cost of Letter of Credit. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Tranche C Lender or Tranche D Letter of Credit with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) shall subject the Issuing Bank or any such Lender to any Tax (other than any net income Taxes and franchise Taxes), duty or other charge (other than routine examination fees) with respect to either of the Letters of Credit or any Drawing or shall change the basis of taxation of payments to the Issuing Bank or any such Lender in respect of such Letter of Credit or any Drawing or the participations therein (except for changes in the rate of tax on the overall net income of the Issuing Bank or such Lender imposed by the federal, state or local jurisdiction in which the Issuing Bank's or such Lender's principal executive office is located); or

                  (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors) against assets of or deposits with or for the account of, or credit extended by, the Issuing Bank or any such Lender with respect to either of the Letters of Credit or any Drawing or the participations therein or shall impose on the Issuing Bank or any such Lender any other condition affecting the Letters of Credit or any Drawing or the participations therein, and the result of any of the foregoing is to increase the cost to the Issuing Bank of issuing or maintaining the Letters of Credit or to increase the cost to any such Lender of any Drawing or its participation therein, or to reduce the amount of any sum received or receivable by the Issuing Bank or any such Lender under this Agreement, by an amount deemed by the Issuing Bank or such Lender to be material, then the Issuing Bank or such Lender shall deliver to the Borrower and the Agent a certificate setting forth in reasonable detail the basis for such determination as soon as practicable but in no event later than 180 days after such Lender or the Issuing Bank has actual knowledge of such event. Within fifteen (15) days after delivery of such certificate, the Borrower shall pay to the Issuing Bank or such Lender the amount shown as due on such certificate; provided, that the Borrower shall not be obligated to compensate the Issuing Bank or such Lender for the amount of such increased cost incurred with respect to a period of time prior to the date which is 180 days before the date of such certificate.

                  Section 4.5 Borrower's Obligations Absolute. The obligations of the Borrower under this Article IV shall be absolute, unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement and shall not be affected by any condition or event, including without limitation the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or any transferee of either of the Letters of Credit or any statement or other document presented under either of the Letters of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, or payment by the Issuing Bank under either of the Letters of Credit against presentation of a draft or certificate which does not comply with the terms thereof, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank.

                                    ARTICLE V

                          FEES AND ADDITIONAL PAYMENTS

                  The Borrower shall pay the following fees:

                  Section 5.1 Up-Front Fee. To the Agent for the account of the Lenders, on the Closing Date, a nonrefundable fee (the "Upfront Fee") as set forth in a separate letter agreement between the Agent and the Borrower.

                  Section 5.2 Letter of Credit Fees. To the Agent for the account of the Tranche C Lenders or the Tranche D Lenders, as the case may be, a letter of credit fee (the "Letter of Credit Fee"), calculated by the Agent, on the daily average outstanding Stated Amount of the Tranche C Letter of Credit at a rate equal to the Applicable Margin with respect to Tranche C Loans and on the average daily outstanding Stated Amount of the Tranche D Letter of Credit at a rate equal to 1% per annum. The Letter of Credit Fee shall be computed on the basis of the actual number of days elapsed and a year of 365 days or 366 days, as appropriate. The Letter of Credit Fee shall commence to accrue on the Closing Date and shall be payable on each Quarterly Payment Date prior to termination or expiration of the applicable Letter of Credit.

                  Section 5.3 Issuing Bank Letter of Credit Fee. To the Issuing Bank, on the date of issuance of each Letter of Credit and on January 1 of each year thereafter until the expiration or termination of such Letter of Credit, the Issuing Bank's non-refundable fees (the "Issuing Bank Letter of Credit Fee"), in the amounts specified in separate letters between the Borrower and the Issuing Bank, and upon each Drawing under, permanent reduction in or transfer of either Letter of Credit, the Issuing Bank's then current standard transaction fees and other customary administrative fees and reserve adjustments.

                  Section 5.4 Agency Fee. To the Agent for its own account, a non-refundable agency fee (the "Agency Fee") as set forth in a separate letter agreement between the Agent and the Borrower.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants on and as of the Closing Date that:

                  Section 6.1 Existence and Business of the Borrower. The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Delaware and is qualified to do business as a limited partnership under the laws of the State of California, the only jurisdiction in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Borrower has been and will be engaged solely in the business of operating the Project.

                  Section 6.2  Existence and Business of the Partners.

                  (a) Each of the partners of the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation under the laws of the State of California, the only jurisdiction in which the conduct of its business or the ownership or lease of its assets requires such qualification. The Partner has full power and authority to conduct its business as currently conducted and has the authority to act as the general partner of the Borrower. The Partner is the sole general partner of the Borrower.

                  (b) Neither the Borrower nor the Partner has any subsidiaries.

                  Section 6.3 Power and Authorization; Enforceable Obligations.

                  (a) The Borrower has full power and authority to own and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and the Basic Documents to which it is a party, to take all actions necessary to complete the transactions contemplated by this Agreement and such other Basic Documents and to grant the liens and security interests provided for in the Collateral Security Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions set forth herein and the other Basic Documents to which it is a party, to grant the Liens and security interests provided for in the Collateral Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes, the Letters of Credit and the other Basic Documents to which it is a party.

                  (b) Each of this Agreement and the other Basic Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes (subject to proper authorization, execution and delivery by each other party thereto) the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by limitation upon the availability of equitable remedies.

                  (c) Each partner of the Borrower has full corporate power and authority and the legal right to execute, deliver and perform the Basic Documents to which it is a party and to take such action as may be necessary to complete the transactions contemplated thereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of such Basic Documents. Each of the Partnership Agreement and each other Basic Document to which it is a party has been duly executed and delivered by and constitutes a legal, valid and binding obligation of each of the partners party thereto and (subject to proper authorization, execution and delivery by each other party thereto) is enforceable against such partner in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by limitation upon the availability of equitable remedies.

                  Section 6.4 Collateral Security Documents. The Collateral Security Documents are or when executed will be effective to create, in favor of the Agent, for the benefit of the Issuing Bank and the Lenders, legal, valid, enforceable and, upon proper recording or filing for those documents or instruments that require such recording and possession for those security interests perfected by possession, perfected and first priority Liens (subject only to Permitted Liens) on and security interests in all of the Collateral. The descriptions of the Collateral set forth in the Collateral Security Documents are true, complete and correct in all material respects and are adequate for the purpose of establishing, preserving, protecting and perfecting the interests, rights and first priorities intended to be created by the Collateral Security Documents. All necessary and appropriate recordings, filings and registrations have been or will be duly effected in all appropriate public offices and partnership registers so that on or prior to the Closing Date each of the Collateral Security Documents constitutes or will constitute a perfected first Lien on and prior perfected first security interest in all right, title, estate and interest of the owner thereof in and to the Collateral (subject only to Permitted Liens). The recordings, filings and other actions shown on Schedule
6.4 are all the recordings, filings and other actions necessary and appropriate in order to establish, protect and perfect the Lien of the Agent, the Issuing Bank and the Lenders on and security interest in the right, title estate and interest of the owner thereof in and to the Collateral.

                  Section 6.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Basic Documents to which the Borrower or either partner of the Borrower is a party will not (a) violate any Requirement of Law applicable to, or any material Contractual Obligation of, such Person, or
(b) result in, or require, the creation or imposition of any Lien on any of the properties or revenues of such Person pursuant to any Requirement of Law or Contractual Obligation, except for the Liens created or permitted by the Collateral Security Documents. No approvals or consents of any trustee or any holder of any Indebtedness of the Borrower or either partner of the Borrower are required in connection with the execution, delivery and performance by such Person of any Basic Documents to which it is a party, except such approvals or consents as are set forth on Schedule 6.6, which consents and approvals have been duly obtained and are in full force and effect.

                  Section 6.6 Governmental Approvals and Other Consents and Approvals. Except for the Governmental Approvals, consents and other approvals set forth on Schedule 6.6, no

Governmental Approvals or other consents or approvals except routine filings, registrations and permits which are ministerial in nature are required to be obtained by or on behalf of the Borrower or the Partner in connection with (a) the participation by the Borrower or either partner of the Borrower in the transactions contemplated by this Agreement and the other Basic Documents, or the execution, delivery or performance by such Person of any Basic Document to which it is a party or (b) the use, ownership, lease, operation or maintenance of the Project in accordance with the applicable provisions of the Basic Documents and in compliance in all respects with all applicable Requirements of Law. Each of the Governmental Approvals and other consents and approvals listed in Part A of Schedule 6.6 has been duly obtained or made, validly issued, is in full force and effect and, in the case of any Governmental Approval, is not subject to appeal or judicial, governmental or other review, except as disclosed on Schedule 6.6. Except as otherwise provided in Schedule 6.6, the Borrower has no actual knowledge of any violation of the terms and conditions of such Governmental Approvals and other consents and approvals. None of the Governmental Approvals and other consents and approvals listed in Part B of
Schedule 6.6 is required to be obtained prior to the Closing Date in order to be in compliance in all respects with all Requirements of Law. The Borrower has no reason to believe that any of the Governmental Approvals listed in Part B of
Schedule 6.6 cannot or will not be obtained or made in the normal course of business as and when required (as set forth in Schedule 6.6) and without significant expense. Each routine filing, registration or permit required to be obtained by the Borrower or either partner of the Borrower for the applicable purposes set forth in clauses (a) and (b) above which is ministerial in nature and not included in Schedule 6.6 has been or will be made or obtained by such Person as and when so required.

                  Section 6.7  Financial Statements.

                  (a) The balance sheet of the Borrower furnished to the Agent at the Closing Date fairly presents the financial condition of the Borrower as at the date thereof. There has been no material adverse change in the financial condition, operations, properties or prospects of the Borrower.

                  (b) The Base Case has been prepared with due care and, on the Closing Date, (i) is complete in all material respects and fairly presents the Borrower's best estimates as to the matters covered thereby, (ii) is based on reasonable assumptions as to the factual and legal matters material to the good faith estimates therein at the time made and (iii) is believed in good faith to be consistent with the provisions of this Agreement and the Basic Documents. There has been no material adverse change in the financial condition, operations, properties or prospects of the Project from those set forth and assumed in the Base Case.

                  Section 6.8 Taxes. The Borrower has filed or caused to be filed all Tax returns required to be filed by it, has paid all Taxes shown to be due and payable on such returns and has paid all assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority other than Taxes and assessments which are not yet delinquent and remain payable without penalty or are being contested in accordance with the provisions of Section 8.4.

                  Section 6.9 No Proceeding or Litigation. No litigation, proceeding or similar action of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or either partner of the Borrower or against or affecting any of its respective properties, rights, revenues or assets, or, to the knowledge of the Borrower, the Project that could reasonably be expected to result in a Material Adverse Effect or which challenges the enforceability of this Agreement, any Collateral Security Document or any other Basic Document.

                  Section 6.10 No Default or Event of Loss. The Borrower is not in default under or with respect to any material Contractual Obligation. The Borrower has complied with all requirements of the Governmental Approvals and other consents and approvals listed on Schedule 6.6 (except where non-compliance could not reasonably be expected to have a Material Adverse Effect). No Event of Default and no Default with respect to the Borrower, the Partner, Calpine or Calpine Fuels or, to the Borrower's knowledge, with respect to the Project, any party to any Project Contract (other than the Borrower, the Partner, Calpine or Calpine Fuels) or any Material Obligor or the Steam Host, has occurred and is continuing. No Event of Loss has occurred and the Project has not been affected by fire, explosion, accident, strike, lockout or other labor dispute, drought, flood, storm, hail, earthquake, embargo, civil disturbance, lightning, act of God or of the public enemy or other casualty or event of force majeure.

                  Section 6.11 Title to Property.  Except as set forth in
Section 6.6, all contracts, Governmental Approvals, entitlements and other property relating to the Project are owned by the Borrower (or the Borrower has full contractual rights to the benefits thereof) free and clear of any Lien, other than Permitted Liens. The Borrower has a good and marketable leasehold interest in the Project Site and good title to all other Collateral, free and clear of all Liens, except Permitted Liens. No deed of trust, mortgage or financing statement or other instrument of recordation covering all or any part of the Collateral is on file in any recording office, other than with respect to Permitted Liens or with respect to any such document or instrument which has been released. The Borrower has been granted and has good title to any and all easements, licenses and other real property rights required for access to, or operation or maintenance of, the Project (including, without limitation, all gas, electrical, water and sewage interconnections and pipelines), free and clear of all Liens other than Permitted Liens.

                  Section 6.12  Project Contracts.

                  (a) The Borrower has delivered to the Agent and the Lenders on the date hereof true and correct copies of all agreements to which the Borrower is a party. The services to be performed, the materials to be supplied and the property interests, easements and other rights granted pursuant to the Project Contracts or otherwise owned or leased by the Borrower (i) comprise all of the services, materials and property interests necessary to secure any right material to the operation and maintenance of the Project (including, without limitation, all gas, electrical, water and sewage interconnections and pipelines), and (ii) provide adequate ingress and egress from the Project Site for any reasonable purpose in connection with the operation and maintenance of the Project.

                  (b) Each of the Project Contracts is in full force and effect with respect to the Borrower, the Partner, Calpine and Calpine Fuels, and, to the Borrower's knowledge, each other party thereto, and none of the Project Contracts has heretofore been amended, modified, suspended, cancelled or terminated, except as described in the definition thereof. No default exists with respect to the Borrower, the Partner, Calpine or Calpine Fuels, or, to the Borrower's knowledge, any other party under any of the Project Contracts. The Borrower is not subject to any Contractual Obligation (other than pursuant to the Project Contracts, the Asset Purchase Agreement and the other Closing Documents (as defined in the Asset Purchase Agreement) executed prior to the date hereof).

                  Section 6.13 Agreements and Licenses. No licenses, trademarks, patents, copyrights or agreements with respect to the usage of technology or other permits are necessary for the ownership, operation or maintenance of the Project, except for the licenses, trademarks, patents, agreements or permits to be provided under or maintained pursuant to the terms of the Project Contracts.

                  Section 6.14 Compliance with Law.  Except as set forth in
Schedule 6.6, each of the Borrower, each partner of the Borrower and the Project is in compliance with all Requirements of Law, including, without limitation, federal, state and local Tax laws, zoning, subdivision and use laws and building codes (but excluding all Environmental Laws, the sole representations and warranties as to which are set forth in Section 6.15), except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

                  Section 6.15 Environmental Matters. Except as set forth in the Environmental Reports, and to the Borrower's knowledge, no Materials of Environmental Concern have been or are currently located at, in, on, under or about the Project Site (or any other property with respect to which the Borrower has or may have retained or assumed liability either contractually or by operation of law) in a manner which violates any Environmental Law, or for which cleanup or corrective action of any kind is required or authorized under any Environmental Law; no release of any Materials of Environmental Concern from the Project Site onto or into any other property or from any other property onto or into the Project Site has occurred or is occurring in violation of any Environmental Law currently in effect; and no notice of violation, Lien, complaint, suit, order or other notice with respect to the environmental condition of the Project Site (or any other property with respect to which the Borrower has or may have retained or assumed liability either contractually or by operation of law) is outstanding or anticipated, nor has any such notice been issued which has not been fully satisfied and complied with or otherwise resolved in a timely fashion so as to bring the Project Site (or any other property with respect to which the Borrower has or may have retained or assumed liability either contractually or by operation of law) into full compliance with all Environmental Laws.

                  Section 6.16 Federal Reserve Regulations. The Borrower has not and will not, directly or indirectly, use any of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute this transaction a "purpose credit", in each case within the meaning of Regulations G or U of the Board of Governors of the Federal Reserve System, or otherwise take or permit to be taken any action which would involve a violation of such Regulations G or U or of Regulation T or Regulation X or any other regulation of such Board.

                  Section 6.17 ERISA. As of the Closing Date, there are no Commonly Controlled Entities, except as shown on Schedule 6.17 with respect to each Plan, as to which the Borrower may have any liability, (i) there has been no material breach of Requirements of Law that could reasonably be expected to result in material liability for the Borrower, (ii) no Notice of Reportable Event (as defined in Section 4043 of ERISA) has been filed with respect to any such Plan, (iii) there has been no withdrawal from any such Plan or steps taken to do so which has resulted or could reasonably be expected to result in a material liability for the Borrower, (iv) no steps have been taken to terminate any such Plan in a distress termination, (v) no contribution failure has occurred with respect to any such Plan sufficient to give rise to a lien under
Section 302(f) of ERISA or Section 412 of the Code and (vi) to the Borrower's knowledge, no other condition exists or event or transaction has occurred with respect to any such Plan which could reasonably be expected to result in material liability for the Borrower.

                  Section 6.18 Principal Place of Business. The principal place of business and chief executive office of the Borrower (including for federal tax purposes) and the office where the Borrower keeps its records concerning the Project and copies of all contracts relating thereto is located at the address for the Borrower specified in Section 12.8.

                  Section 6.19 Offer of Notes or Securities. Neither the Borrower nor any other Person acting on its behalf has directly or indirectly offered the Notes, the partnership interests or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person in violation of the Securities Act of 1933, as amended, the securities laws or "blue sky" laws of any jurisdiction or any other applicable law. Neither the Borrower nor any Person acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes or any part thereof, any Partnership Interest in or securities of the Borrower or any interest in the Project to the provisions of Section 5 of the Securities Act of 1933, as amended, or to the registration or qualification provisions of any securities or "blue sky" law of any applicable jurisdiction.

                  Section 6.20 Labor Matters. There are no collective bargaining agreements covering the employees of the Borrower or the Operator, and neither the Borrower nor the Operator has suffered any strikes, walkouts, work stoppages, or other material labor difficulty within the last five years.

                  Section 6.21 Full Disclosure. No representation, warranty or written information made or provided by the Borrower in any Loan Document, or in any certificate, written statement or other document furnished to the Agent, the Issuing Bank, the Lenders or the Independent Engineer by or on behalf of the Borrower, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements or information contained in such documents, written statements or certificates (taken as a whole) not misleading as of the date provided. There is no fact known to the Borrower which the Borrower has not disclosed to the Agent and the Independent Engineer which materially adversely affects the Project or the properties, business, prospects, operations or financial condition of the Borrower or the ability of the Borrower to perform its obligations under the Basic Documents.

                  Section 6.22 Investment Company Act Status. The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT



                  Section 7.1 The Closing Date. The obligations of the Lenders to make the Loans and of the Issuing Bank to issue the Letters of Credit shall be subject to the conditions precedent that the Agent, the Lenders and the Issuing Bank shall have received on the Closing Date the documents, opinions, certificates and information referred to in this Section 7.1, each of which shall be in form and substance satisfactory to the Agent, the Lenders and the Issuing Bank, and that the conditions set forth in this Section 7.1 shall have been satisfied or waived in writing:

                  (a) Borrowing Notice. The Agent and each Lender shall have received, at least three Business Days prior to the Closing Date, a borrowing notice substantially in the form of Exhibit A hereto (the "Borrowing Notice"), signed by a Responsible Officer of the Borrower.

                  (b) Notes. Each of the Lenders shall have received its Tranche A Note, Tranche B Note and Tranche C Note, duly authorized, executed and delivered by the Borrower.

                  (c) Purchase of Project. The Asset Purchase Documents shall have been executed and delivered by the parties thereto, in form and substance satisfactory to the Agent, the Issuing Bank and the Lenders. The Agent, the Issuing Bank and each of the Lenders shall have received evidence that the transactions contemplated by the Asset Purchase Documents have been consummated.

                  (d) Steam Host. The Agent, the Lenders and the Issuing Bank shall have received such information regarding the Steam Host as they may reasonably request and shall have completed to their satisfaction their due diligence investigation thereof. The Agent, the Issuing Bank and each of the Lenders shall have received evidence that ConAgra has acquired the Gilroy Facility and the transactions contemplated by the ConAgra Assignment Agreement have been consummated.

                  (e) Opinions of Counsel. The Agent, the Issuing Bank and the Lenders shall have received the following opinions, each of which shall be in form and substance satisfactory to the

Agent, the Lenders and the Issuing Bank, dated the Closing Date:

                       (i) an opinion of Thelen, Marrin, Johnson & Bridges, special California counsel for the Borrower, each partner of the Borrower, Calpine and Calpine Fuels;

                       (ii) an opinion of Downey Brand Seymour & Rohwer, special counsel for the Borrower; (iii) an opinion of Miller, Karp & Grattan, special counsel for the Borrower;

                       (iv) an opinion of Joseph Ronan, Esq., counsel for the Borrower, each partner of the Borrower, Calpine and Calpine Fuels;

                       (v) an opinion of Baker and McKenzie, counsel for Gilroy and McCormick & Company, Inc.;

                       (vi) an opinion of Robert W. Skelton, counsel for Gilroy and McCormick & Company, Inc.;

                       (vii)  an opinion of counsel for ConAgra; and

                       (viii) such other opinions of counsel as the Lenders may reasonably request.

                  (f) Corporate and Governmental Proceedings. All partnership, corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Basic Documents shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received all information and copies of all documents and papers, including records of corporate and governmental proceedings and the financial information, which the Lenders may reasonably request in connection therewith, such documents and papers, when appropriate, to be certified by proper corporate or governmental authorities. The documentation to be delivered to the Lenders on or before the Closing Date shall include, without limitation, the following, certified or dated as of the Closing Date:

                       (i) evidence as to the authority of and certified signatures of the representatives of each of the Borrower and Calpine authorized to execute the Basic Documents to which such Person is a party and all related documents and certificates required hereunder or thereunder;

                       (ii) evidence of partnership and corporate authorization of the Borrower and Calpine, with respect to the execution, delivery and performance of the Basic Documents to which such Person is a party; and

                       (iii) duly authorized and executed partnership agreement, articles of incorporation, by-laws, any amendments to any of the foregoing, incumbency certificates and good standing certificates, as appropriate, with respect to each of the Borrower, the Partner, Calpine, Calpine Fuels and, to the extent made available to the Borrower, the Steam Host.

                  (g) Loan Documents. Each of the Loan Documents shall have been duly authorized, executed and delivered by the Borrower and each other party thereto, each of which shall be in form and substance satisfactory to the Lenders.

                  (h) Assigned Contracts, etc. The Agent shall have received copies of the Project Contracts and the Asset Purchase Documents and any supplements or amendments thereto, each of which shall be in form and substance satisfactory to the Lenders, certified by the Borrower as of the Closing Date as being true, complete and correct copies thereof and as being duly authorized, executed and delivered by the parties thereto and in full force and effect (such certification as to parties other than the Borrower or any of its Affiliates being to the best of the Borrower's knowledge). The Borrower shall have no obligations or liabilities with respect to the Bechtel Operations and Maintenance Agreement between Gilroy and Bechtel North American Power Corporation, dated January 20, 1986.

                  (i) Accuracy of Representations. All representations and warranties made to the Agent, the Issuing Bank or the Lenders contained in this Agreement or any other Loan Document or in any writing delivered to the Agent or the Independent Engineer by the Borrower or any party (other than the Agent, the Issuing Bank and the Lenders) to the Loan Documents pursuant hereto or thereto, shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation related only to a specific date.

                  (j) Title to Project; Title Insurance. (i) The Borrower shall have (A) a good and marketable leasehold interest in the Project Site, (B) fee title to the Improvements, and (C) record title to all easements and rights of way necessary for the use and operation of the Project, in each case free and clear of all Liens (other than Permitted Liens). The Agent shall have received from Stewart Title Company of California (the "Title Company") an ALTA prepaid title insurance policy (the "Title Policy") in form acceptable to the Lenders insuring the Lien of the Deed of Trust, in an amount not less than the Commitment, as a valid, prior Lien on the interest of the Borrower in and to the Project, the Project Site, and in and to the easements and other rights of the Borrower, subject only to such exceptions as shall be approved by the Lenders and their counsel and including a comprehensive endorsement covering restrictions, a contiguity endorsement (if required by the nature of the legal description), an endorsement insuring access to duly open public roads (specifying such roads) and an endorsement providing mechanics' lien coverage.

                  (k) Survey. There shall be delivered a current ALTA/ASCM Class A survey and certification of a registered or certified surveyor showing outlines of the Project Site and the area thereof in square feet, building locations, setback lines, encroachments, rights-of-way, easements (including encroachments, rights-of-way, and easements not located on the Project Site but benefiting the Project Site), those easements referenced in the Easement Agreements and the outlines of the parcel(s) burdened thereby, with courses and distances so as to permit a verbal description of the Project Site and of any other item noted on the survey, all of which shall be sufficient to enable the Agent to obtain a mortgagee's title insurance policy free of the survey exceptions. The survey shall be delivered with a certificate of the surveyor of the legal description, and be in favor of the Agent and the Title Company. The survey shall contain the express certification that, except as specifically noted, there are no encroachments of lot or building lines, or obstructed easements. The legal description on the survey shall coincide exactly with that on the title commitment to be furnished to the Agent by the Title Company.

                  (l) Filings and Recordings. Each of the Collateral Security Documents shall have been duly filed, recorded and/or registered in all places as may be required, necessary or desirable to establish, perfect, protect and preserve the rights, titles, interests, remedies, privileges, Liens and security interests of the Agent for the benefit of the Agent, the Issuing Bank and the Lenders thereunder or in respect thereof, and to create valid first Liens and first priority security interests in the Collateral superior to all other Liens other than Permitted Liens, and all recording and filing taxes and fees shall have been paid, and any giving of notice or taking of any other action to such end (whether similar or dissimilar) required or reasonably requested by the Agent shall have been given or taken and the Lenders shall have received evidence satisfactory to it as to any such filing, recording, registration, search, giving of notice and/or other action.

                  (m) UCC Searches. The Lenders shall have received Uniform Commercial Code and other judgment and lien searches with respect to the Borrower and each other Person (other than the Agent) party to a Collateral Security Document in each jurisdiction in which such Person is organized or its principal executive offices are located or any Collateral is located or as the Agent shall deem advisable to obtain such searches, which shall reveal no filings or recordings with respect to any of the Collateral in favor of any Person other than the Agent (other than with respect to Permitted Liens).

                  (n) Release of Prudential Liens. The Agent, the Lenders and the Issuing Bank shall have received evidence satisfactory to such Person of (i) the satisfaction in full of all amounts due to The Prudential Insurance Company of America ("Prudential") under the Construction and Term Loan Agreement, dated as of May 15, 1986, and all documents entered into in connection therewith and
(ii) the recordation and filing of the reconveyance of the related deed of trust and all Uniform Commercial Code termination statements necessary to release all Liens in favor of Prudential.

                  (o) Technical Assessment. The Agent and the Lenders shall have received a report of the Independent Engineer (with a copy to the Borrower at the time of delivery to the Agent or any Lender) with respect to the construction and operation of the Project, covering such matters as shall be requested by the Agent, which report shall be in form and substance satisfactory to the Agent and the Lenders.

                  (p) Environmental Information. The Agent and the Lenders shall have received the Environmental Report and a report of the Environmental Consultant (with a copy to the Borrower at the time of delivery to the Agent or any Lender) with respect to the Project, and such reports shall be acceptable in form and substance to the Agent and the Lenders.

                  (q) Fuel Information. The Agent and the Lenders shall have received a report of the Gas Consultant (with a copy to the Borrower at the time of delivery to the Agent or any Lender) with respect to the fuel arrangements for the Projects and such report shall be acceptable in form and substance to the Agent and the Lenders.

                  (r) Financial Statements. The Borrower shall have furnished to the Lenders the most recent annual and quarterly financial statements of the Borrower, Calpine, Calpine Fuels and, to the extent made available to the Borrower, of the Steam Host and the contracted fuel suppliers for the Project. Each such Person shall certify (as to itself) that (i) its financial statements for such periods are true, correct and complete in all material respects, (ii) its balance sheet fairly presents its financial position as at the dates thereof and has been prepared in accordance with GAAP except as otherwise specifically noted therein, (iii) there has been no material adverse change in its financial position from that set forth in the balance sheet prepared as at the dates thereof, and (iv) all respective liabilities, contingent or otherwise, are disclosed by, or reserved against in, such financial statements or the footnotes thereto to the extent required by GAAP.

                  (s) Base Case. The Agent and the Lenders shall have received the Base Case, in form satisfactory to the Agent, the Lenders and the Independent Engineer.

                  (t) Operating Budget. The Agent and the Lenders shall have received an operating budget for the Project for the one-year period commencing on the Closing Date, in form satisfactory to the Agent, the Lenders and the Independent Engineer.

                  (u) No Requirement of Law. No Requirement of Law shall be in effect or shall have occurred (or shall have been proposed, if such proposed Requirement of Law has a reasonable likelihood of being enacted) the effect of which is to prevent the Agent, the Issuing Bank, the Lenders, the Borrower, Calpine or any party to any Project Contract from fulfilling its obligations hereunder under the Collateral Security Documents or any such Project Contract, or which would subject the Agent, the Issuing Bank or any Lender (or any Affiliate of a Lender) to any penalty or sanction caused by its performance of its obligations under the Loan Documents.

                  (v) Force Majeure, Cancellation, Suspension, Termination, etc. No event of force majeure or other event or condition shall exist which permits or requires any party to any of the Basic Documents to cancel, suspend or terminate its performance of such document in accordance with its terms or which could reasonably be expected to excuse any such party from liability for nonperformance thereof.

                  (w)  Insurance.  There shall have been delivered to the
Lenders:

                       (i) binders evidencing the commitment of insurers to provide the insurance policies required by Section 8.6, together with evidence of the payment of all premiums in respect of such insurance polices;

                       (ii) a certificate of a Responsible Officer of the Borrower that all such insurance policies are in full force and effect; and

                       (iii) certificates of the Insurance Consultant and the Borrower's insurance advisor, addressed to the Agent and the Lenders, as to the adequacy and effectiveness of insurance coverages, and as to such other matters as the Agent and the Lenders may reasonably request, including a certification that the Borrower has made adequate arrangements for insurance in accordance with the requirements of this Agreement and all of the Basic Documents to which the Borrower is a party and that such insurance is not subject to cancellation without prior notice to the Agent and the Lenders.

                  (x) Consents. The Borrower shall have delivered the Consents to the Agent and the Lenders, together with a certificate of a Responsible Officer of the Borrower to the effect that such Consents are true, complete and correct copies and in full force and effect (such certification as to parties other than the Borrower or any of its Affiliates being to the Borrower's knowledge).

                  (y) Payment of Fees. The Borrower shall have paid or shall pay on the Closing Date to the Persons entitled thereto, in Dollars, all fees, costs and expenses then due pursuant to this Agreement or any other Loan Document.

                  (z) Approvals. All Governmental Approvals and other consents and approvals required as of such date shall have been duly obtained, and the Agent shall have received copies of such Governmental Approvals and other consents and approvals (and all correspondence referred to therein), certified by a Responsible Officer of the Borrower to be true, correct and complete. Such Governmental Approvals and other consents and approvals shall (i) be in full force and effect, (ii) have been validly issued in the name of the Person named on Schedule 6.6 as the recipient thereof and in compliance with all Requirements of Law (including without limitation all Environmental Laws) and (iii) not be subject to appeal or any restriction, condition, limitation or other provision that has, or could be reasonably expected to have, a Material Adverse Effect. The Project and the Project Contracts shall comply in all respects with all such Governmental Approvals and other consents and approvals except where non-compliance therewith could not, in the judgment of the Lenders, reasonably be expected to have a Material Adverse Effect.

                  (aa) Adverse Change. In the opinion of the Lenders, no material adverse change in the Project, the Collateral, or in the financial condition, business operations, properties or prospects of the Borrower, Calpine, Calpine Fuels or the Steam Host (including, without limitation, any change in the status of the Governmental Approvals or other consents and approvals listed on Schedule 6.6) shall have occurred.

                  (bb) FIRREA Appraisal. An appraisal meeting the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 shall have been completed and shall be reasonably satisfactory to the Lenders.

                  (cc) Equity Contribution. Calpine shall have contributed cash equity to the Borrower in an amount equal to at least $9,000,000, and such equity contribution shall be applied to pay to Gilroy a portion of the "Purchase Price" under the Asset Purchase Agreement. Calpine shall have deposited in the Receipt Account $2,000,000, and in the Debt Service Reserve

Account $4,000,000.

                  (dd) Other Conditions. All acts, conditions and things required by the provisions of this Agreement or the other Basic Documents to be done and performed and to have happened prior to the execution and delivery of this Agreement shall have been done and performed and have happened.

                  (ee) Officer's Certificate. The Agent and each Lender shall have received a certificate of a Responsible Officer of the Borrower dated the applicable Borrowing Date to the effect that the conditions specified in this
Section 7.1 are satisfied at such time.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

                  The Borrower agrees that:

                  Section 8.1 Conduct of Business, Maintenance of Existence, etc. The Borrower will at all times (i) engage solely in the business of owning and operating the Project and activities necessarily related thereto and (ii) preserve and maintain in full force and effect (A) its existence as a limited partnership under the laws of the State of Delaware and its qualification in the State of California and in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect and (B) all of its rights, privileges and franchises necessary for the ownership or operation of the Project.

                  Section 8.2 Operation of Project. The Borrower, at its expense, shall (i) maintain and operate the Project in a safe manner and in accordance with prudent independent power industry operating practices, (ii) perform or cause to be performed the periodic overhauls and maintenance in accordance with the Operation and Maintenance Agreement and the Major Maintenance Plan for the Project from time to time in effect (as approved by the Agent and the Borrower after consultation with the Independent Engineer), and make or cause to be made all alterations, repairs, capital expenditures, replacements, renewals, additions and betterments which are necessary for the Project to satisfy the provisions of the Project Contracts and, subject to any contest permitted by this Section 8.2, all Requirements of Law affecting the Project and to insure the continued operation of the Project, (iii) maintain in good working order all equipment necessary to the operation of the Project, to maintain an adequate spare parts inventory in accordance with prudent independent power industry practices, and (iv) operate the Project in accordance with the requirements of the Project Contracts. The Borrower shall have the right to contest in good faith and by appropriate proceedings timely instituted any Requirement of Law if (w) the Borrower diligently pursues such contest, (x) the Borrower sets aside on its books adequate reserves required by GAAP with respect to the contested items, (y) during the period of such contest, the enforcement of the contested item is effectively stayed, and (z) such contest does not involve any risk of sale, forfeiture or loss of any of the Collateral. The Borrower will promptly pay all required amounts and comply or cause the compliance with any Requirement of Law upon the termination of such contest.

                  Section 8.3 Payment of Obligations. The Borrower will pay, discharge or otherwise satisfy at or before due (taking into account all applicable notice and grace periods) stated maturity all of its Indebtedness and other material Contractual Obligations relating to the payment of money, except for any Indebtedness or other Contractual Obligations which are being contested in good faith and by appropriate proceedings if (i) reserves in conformity with GAAP are maintained on the books of the Borrower with respect to such obligations and (ii) such contest does not involve any risk of the sale, forfeiture or loss of any material part of the Collateral.

                  Section 8.4 Payment of Taxes and Claims. The Borrower will pay and discharge, or cause to be paid and discharged, all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which interest or penalties attach thereto and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or, if unpaid, are reasonably likely to become a Lien (other than a Permitted Lien) upon any of the Collateral. The Borrower shall have the right, however, to contest in good faith the validity or amount of any such Tax or claim by proper proceedings timely instituted, and may permit the Taxes or claims so contested to remain unpaid during the period of such contest if (i) the Borrower diligently prosecutes such contest, (ii) the Borrower sets aside on its books adequate reserves as required by GAAP with respect to the contested items, (iii) during the period of such contest the enforcement of any contested item is effectively stayed, and (iv) such contest does not involve any risk of sale, forfeiture or loss of any of the Collateral. The Borrower will promptly pay or cause to be paid any valid, final and non-appealable judgment enforcing any such Tax or claim and cause the same to be satisfied of record.

                  Section 8.5 Performance of Obligations. The Borrower will duly perform and observe all covenants, agreements and conditions on its part to be performed and observed under this Agreement, the Notes, the Letters of Credit, the Collateral Security Documents and the other Basic Documents to which it is a party and the Permitted Contracts. The Borrower shall diligently enforce all of its rights under and the covenants of the other parties set forth in each Project Contract and under the Asset

Purchase Agreement.

                  Section 8.6  Insurance; Taking; Warranties.

                  (a) The Borrower will maintain insurance coverages in accordance with Schedule 8.6 hereto. If the insurance required by this Section 8.6(a) is not at any time reasonably available on commercially feasible terms and conditions in the commercial insurance industry in the judgment of an independent insurance consultant selected by the Agent and reasonably acceptable to the Borrower, the Agent shall not withhold, delay or condition its waiver of the requirement to maintain such required insurance if the Borrower obtains and maintains insurance of the types, in amounts and at the coverages comparable to the best and most comprehensive insurance then available in the commercial insurance industry for the Project. Any such waiver shall be effective only so long as such required insurance shall not be reasonably available on commercially feasible terms and conditions in the commercial insurance market, as may be determined from time to time by such independent insurance consultant.

                  (b) All Net Proceeds in respect of any Taking or any insurance policy (other than proceeds payable to third parties under liability coverages) maintained in accordance with this Section 8.6 and Schedule 8.6 shall be paid by the respective insurers directly to the Agent for the benefit of the Lenders pursuant to Sections 8.6(c) and 8.6(d) below, relative to any single loss in excess of $500,000. All such Net Proceeds relative to a single loss of $500,000 or less shall be paid directly to the Borrower. If any Net Proceeds relative to any single loss in excess of $500,000, or, during the occurrence and continuance of an Event of Default, relative to any loss are paid to the Borrower, such Net Proceeds shall be received only in trust for the Agent, shall be segregated from other funds of such Person, and shall be promptly paid over to the Agent in the same form as received (with any necessary endorsement).

                  (c) (i)    If there does not exist an Event of Default, Net
Proceeds in respect of any Taking or under any insurance policy (other than proceeds payable to third parties under liability coverages) relative to a single loss of $500,000 or less shall be applied by the Borrower for the sole purpose of paying the necessary costs of repair, restoration or replacement of the Project.

                       (ii) If there does not exist an Event of Default or an Event of Loss and if there shall occur any damage, destruction, casualty or Taking with respect to which Net Proceeds in excess of $500,000 are payable, and if (A) the Borrower promptly (and, in any event, within 30 days) gives written notice to the Agent that the Borrower wishes to repair, restore or replace the Project to the condition that it was in immediately prior to such damage, destruction, casualty or Taking; (B) the proceeds of business interruption insurance payable to the Borrower together with funds otherwise available to the Borrower, will be sufficient to pay Debt Service during the period necessary to repair, restore or replace the Project;
(C) the Net Proceeds and other funds available to the Borrower will be sufficient to cover all costs and expenses necessary to repair, restore or replace the Project and the repair, restoration or replacement of the Project is technically and economically feasible; (D) after giving effect to any proposed repair, restoration or replacement, there will exist no default under any Project Contract; (E) the Agent and the Lenders shall receive an opinion of counsel in form and substance reasonably satisfactory to the Lenders to the effect that no Governmental Approval, amendment to this Agreement or the Collateral Security Documents, or any other instrument is necessary for the purpose of subjecting the repairs, restoration or replacement to the Liens of the Collateral Security Documents except such, if any, as may be delivered to the Agent with such opinion of counsel; and (F) the Agent shall have received from the Borrower and the Independent Engineer such certificates or other evidence as the Lenders may reasonably require regarding the foregoing matters, then Net Proceeds covering physical loss or damage to the Project shall be delivered to the Borrower and applied by the Borrower for the sole purpose of paying or reimbursing the Borrower for the necessary costs of repair, restoration or replacement of the Project. After making such payments to the Borrower, any excess Net Proceeds shall be deposited in the Receipt Account.

                  (d) If an Event of Default shall have occurred and is continuing or an Event of Loss exists, then Net Proceeds received by the Agent or any Lender shall be applied in accordance with Section 3.7(a). If there shall occur any damage, destruction, casualty or Taking with respect to which Net Proceeds for any single loss in excess of $500,000 are payable, and if the Borrower (x) has not notified the Agent or the Lenders promptly (and, in any event, within 30 days) that it wishes to repair, restore or replace the Project or (y) has not otherwise complied with the provisions of Section 8.6(c) above, then Net Proceeds shall be applied in accordance with Section 3.7(b).

                  Section 8.7 Inspection of Property, Books and Records; Discussions.

                  The Borrower will keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall permit representatives of the Agent or any Lender to visit and inspect its properties, to examine its books of record and accounts and to make copies thereof and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants, all at such times during business hours upon at least three Business Day's notice and otherwise at such intervals as the Agent or any Lender may reasonably request. The Borrower shall reimburse the reasonable costs of the Agent or any Lender incurred in connection with any such visit or inspection during the continuation of an Event of Default and of the Agent at any other time. The Borrower will at all times cause an accurate and complete set of the plans and specifications for the Project and a survey of the Project Site ("as built" following Completion) relating to the Project to be maintained at the Project and available for inspection during normal business hours upon at least one Business Day's notice by the Independent Engineer, any Lender and the Agent. The plans and specifications for the Project shall be promptly amended and supplemented from time to time to reflect all current improvements, additions and modifications to the Project.

                  Section 8.8 Compliance with Laws, etc. The Borrower will comply, subject to any contest permitted by this Section 8.8, with, and shall operate the Project in accordance with, all Requirements of Law and applicable Governmental Approvals except any Requirements of Law or Governmental Approvals the non-compliance with which would not have a Material Adverse Effect, and shall obtain, prior to the earlier to occur of (a) the lapse of the applicable time period set forth in Schedule 6.6 and (b) the dates required therefor under any applicable Governmental Approval or Requirement of Law, and shall maintain in full force and effect, all Governmental Approvals and other consents and approvals as shall now or hereafter be necessary in connection with the ownership, operation or maintenance of the Project or the entering into and performance by the Borrower of the Basic Documents to which it is a party, except where the failure to so obtain or maintain in effect such Governmental Approvals could not reasonably be expected to have a Material Adverse Effect. The Borrower shall have the right to contest in good faith and by appropriate proceedings timely instituted any Requirement of Law if (w) the Borrower diligently pursues such contest, (x) the Borrower sets aside on its books adequate reserves required by GAAP with respect to the contested items, (y) during the period of such contest, the enforcement of the contested item is effectively stayed, and (z) such contest does not involve any risk of sale, forfeiture or loss of any of the Collateral. The Borrower will promptly pay all required amounts and comply or cause the compliance with any Requirement of Law upon the termination of such contest.

                  Section 8.9 Financial Statements. The Borrower will furnish, or cause to be furnished, to the Agent:

                  (a) as soon as available, but not later than 120 days after the end of each fiscal year of the Borrower, Calpine and Calpine Fuels, and, to the extent delivered to the Borrower by the Steam Host or any contracted fuel supplier for the Project, each such Person and a profit and loss statement, a statement of partners' capital or retained earnings and a statement of cash flows of such Person for such year, and a balance sheet of such Person as at the end of such year, in each case setting forth in comparative form the figures for the previous fiscal year of such Person, certified as meeting the requirements of this Section 8.9 and as presenting in accordance with GAAP the profit and loss position, partners' capital or retained earnings, cash flows and balance sheet of such Person as of the date thereof, without qualification or exception as to the scope of its audit, by independent certified public accountants of national standing reasonably acceptable to the Agent (it being understood that consolidated financial statements of Calpine and its Affiliates will meet the requirements of this Section 8.9(a) with respect to Calpine Fuels and the Borrower); in addition, if PG&E spins off or otherwise transfers its gas supply and/or transportation services, the Borrower will use all reasonable efforts to deliver such financial statements of the newly-formed gas supply/transportation company; and

                  (b) as soon as available, but not later than 45 days after the end of each quarterly period of each fiscal year of the Borrower, Calpine and Calpine Fuels and, to the extent delivered to the Borrower by the Steam Host or any contracted fuel supplier for the Project, a profit and loss statement and statement of partners' capital or retained earnings for such Person as at the end of each such period, in each case setting forth in comparative form the figures for the corresponding period of the previous fiscal year of such entity, certified by a Responsible Officer of such Person as meeting the requirements of this Section 8.9 and as fairly presenting in all material respects the profit and loss position, partners' capital or retained earnings, cash flows and balance sheet of such Person as of the date thereof (subject to normal year-end audit adjustments).

                  All financial statements delivered pursuant to Sections 8.9(a) and (b) shall be prepared in reasonable detail and in accordance with GAAP throughout the periods involved except as otherwise specifically noted therein, and shall be complete and correct in all material respects (subject, in the case of financial statements delivered pursuant to Section 8.9(b), to normal year-end audit adjustments).

                  Section 8.10 Certificates; Other Information. The Borrower will furnish or cause to be furnished to the Agent:

                  (a) concurrently with the delivery of the financial statements of the Borrower referred to in Sections 8.9(a) and 8.9(b), a certificate of a Responsible Officer stating (i) that, to the best of such Person's knowledge after due inquiry, the Borrower, during the period covered by such financial statements, has observed and performed in all material respects all of the covenants and other agreements, and satisfied in all material respects every condition contained in this Agreement and the other Basic Documents to be observed, performed or satisfied by such Borrower, (ii) that, except as stated in such certificate, the Borrower does not have actual knowledge of any Default or Event of Default that is continuing on the date of such certificate, (iii) that, except as stated in such certificate, the Borrower does not have any actual knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any of the other Basic Documents (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same), (iv) the computations and amounts of Excess Cash Flow and the amount, if any, of Restricted Payments that were made during such period and (v) that the Borrower has complied with the requirements of Section 8.14 as of the date of such certificate;

                  (b) promptly after delivery or receipt thereof, a copy of each material notice or other material document issued or received by the Borrower pursuant to any Basic Document or relating to a transfer of any Partnership Interest;

                  (c) promptly after receipt thereof, copies of the monthly operating reports, annual operating reports (including, without limitation, reports of all operating and maintenance costs incurred in connection with the Project) and any other reports provided under the Operation and Maintenance Agreement;

                  (d) promptly after receipt thereof, copies of each Governmental Approval (and copies of any material correspondence referred to in any such Governmental Approval) or any other material consent or approval obtained or made by the Borrower or obtained or made by any other Material Obligor or by the Steam Host and delivered to the Borrower pursuant to the applicable Project Contract;

                  (e) promptly upon availability and at least 45 days prior to the start of each calendar year relating to such upcoming calendar year, a Fuel Plan and an annual budget (which shall be based on operating assumptions reviewed and commented on by the Independent Engineer and shall include anticipated capital expenditures, broken out to show expenditures of $50,000 or more) prepared by or on behalf of the Borrower relating to the Project, which shall be satisfactory to the Required Lenders, and an Operating Plan and a Major Maintenance Plan for the upcoming calendar year;

                  (f) within 45 days following each calendar year, a report of the output and dispatch of the Project and steam deliveries by the Project in the preceding calendar year and as projected for the current year, and setting forth calculations showing whether the Project has met the operating requirements of a Qualifying Facility during such year, and within 45 days following the end of each quarterly period, a report setting forth calculations of the Capacity Utilization for the preceding twelve-month period;

                  (g) within 30 days following each calendar year, a report of all operating and maintenance costs incurred in connection with the Project, including any such costs paid by and not reimbursed to the Operator pursuant to the Operations and Maintenance Agreement; and

                  (h) promptly, such information with respect to the Borrower or the Project as the Agent or any Lender may from time to time reasonably request.

                  Section 8.11 Notices. The Borrower will, promptly upon obtaining actual knowledge of, and verifying with due diligence the accuracy or occurrence of, any of the following, give notice to the Agent:

                  (a)  of the occurrence of any Default or Event of Default;

                  (b) of any default or event which with the giving of notice or the lapse of time or both would constitute a default under any Project Contract or any notice or assertion thereof or of any event which would give rise to a right to terminate, to refuse to perform or to decrease or extend the time for payments otherwise due under any Project Contract;

                  (c) of any litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority which could reasonably be expected to have a Material Adverse Effect;

                  (d) of any litigation or proceeding affecting the Borrower in which the amount involved is $250,000 or more or in which injunctive or similar relief is sought;

                  (e) of any material adverse change in the properties, business, operations or financial condition of the Borrower from the condition reflected in the most recent financial information delivered to the Agent, and of any change of local or regional law, rule or regulation which has caused or could reasonably be expected to have a Material Adverse Effect;

                  (f) of any loss or damage to the Collateral in excess of $250,000;

                  (g)  of any event or claim of force majeure under any

         Project Contract (other than a Permitted Contract);

                  (h) of the occurrence of any of the following with respect to any Plan as to which the Borrower may have any material liability, the Borrower shall deliver to the Agent written notice thereof, describing the same and steps being taken by the Borrower with respect thereto:
         (i) the acquisition of a Commonly Controlled Entity, (ii) the occurrence of a Reportable Event (as defined in Section 4043 of ERISA) with respect to any such plan, (iii) the institution of steps to withdraw from any Multiemployer Plan, (iv) the institution of any steps to terminate any such Plan, (v) the failure to make a required contribution to any such Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code, (vi) the taking of any action with respect to any such Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Plan, or (vii) the occurrence of any other event or events with respect to any such Plan which in the aggregate could reasonably be expected to result in material liability for the Borrower; and

                  (i) of any proposed Additional Contract, as soon as possible and in any event at least 45 days prior to the expected execution thereof by the Borrower, and of any Permitted Contract, promptly upon the Borrower's execution and delivery thereof.

Each notice pursuant to this Section 8.11 (other than clause (i)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to and stating what action the Borrower proposes to take with respect to such occurrence. A notice given pursuant to clause (i) shall be accompanied by a copy of the current draft of the proposed Additional Contract.

                  Section 8.12 Assignments of Additional Contracts; Maintenance of Liens of the Collateral Security Documents; Future Mortgages. The Borrower will:

                  (a) at the Borrower's expense, concurrently with the execution of any Additional Contract, execute and deliver to the Agent a Collateral Assignment with respect to such Additional Contract and, upon the Agent's request, cause the other party or parties to such Additional Contract (other than a Permitted Contract) to execute and deliver, or cause to be delivered, to the Agent a consent and an opinion of counsel in form and substance reasonably satisfactory to the Agent;

                  (b) at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Collateral Security Documents or otherwise deemed by the Agent to be necessary or desirable for the creation or perfection of the Liens and security interests and the maintenance, protection and continuation thereof purported to be created by the Collateral Security Documents;

                  (c) if the Borrower shall at any time acquire any real property or leasehold or other interests in any real property not covered by the Deed of Trust or any other Collateral Security Document, the Borrower will promptly upon such acquisition execute, deliver and record a deed of trust, in form and substance satisfactory to the Agent and Lenders, in favor of the Agent covering such interests, granting a Lien prior and superior to all other Liens and security interests therein, existing or future, subject to Permitted Liens. The Borrower shall deliver to the Agent a survey of the newly-acquired property meeting the requirements set forth in Section 7.1(k). The Borrower shall also provide title insurance insuring the lien of such deed of trust as a valid first lien on the Borrower's interest, subject only to exceptions reasonably approved by the Agent. The Borrower shall also deliver to the Agent and the Lenders such opinions of counsel and certificates as shall reasonably be required by the Agent in connection with the Borrower's interest in the newly-acquired property.

                  Section 8.13 Defend Title. The Borrower will at all times at its own cost and expense warrant and defend the title to the Project, its interest in the Project Site and all other property it owns against the claims and demands of all Persons whomsoever, except with respect to Permitted Liens.

                  Section 8.14  Accounts; Operating Budget.

                  (a) Receipt Account. (i) On the Closing Date, the Borrower shall deposit in the Receipt Account $2,000,000, and thereafter all revenues received pursuant to the Power Purchase Agreement or any other Project Contract or Assigned Agreement (other than Excluded Payments) and any indemnity payments received under the Asset Purchase Agreement shall be deposited in the Receipt Account and, subject to the provisions of this Agreement and the Deposit and Security Agreement, may be withdrawn from time to time to pay Project operation and maintenance expenses and Debt Service, to make required deposits into the Debt Service Reserve Account, Major Maintenance Reserve Account and the Fuel Reserve Account, and to pay Restricted Payments (as permitted by this Agreement).

                       (ii) If a Calpine Credit Event Level I occurs, and if, as of any date during the period the Calpine Credit Event

Level I is continuing, the Debt Service Coverage Ratio for the preceding twelve-month period was less than 1.30, the Borrower shall, within fifteen Business Days, cause Calpine to deposit in the O&M Reserve Sub-Account $1,000,000. If and when Calpine's long-term credit rating is upgraded to Calpine's Credit Rating (but provided that no Calpine Credit Event Level II has occurred), at the Borrower's request, the Disbursement Agent shall transfer to Calpine so much of such $1,000,000 as remains in the O&M Reserve Sub-Account, together with any interest and earnings thereon then in the O&M Reserve Sub-Account. If a Calpine Credit Event Level II occurs and if, as of any date, the Debt Service Coverage Ratio for the preceding twelve-month period was less than 1.30, the Borrower shall, within fifteen Business Days, cause Calpine to deposit in the O&M Reserve Sub-Account $2,500,000. Thereafter, if on any Quarterly Payment Date the balance in the O&M Reserve Sub-Account is less than $2,500,000, the Disbursement Agent shall, after making any deposits required pursuant to Section 3.2, 3.3(b), 3.4(a), 3.5(a) and 3.5(b) of the Deposit and Security Agreement, deposit Excess Cash Flow (to the extent available) in the O&M Reserve Sub-Account in an amount equal to the excess of $2,500,000 over the amount then on deposit in the O&M Reserve Sub-Account.

         (b)      Debt Service Reserve Account.

                  (i) On the Closing Date, the Borrower shall deposit in the Debt Service Reserve Account $4,000,000. Thereafter, after $1,500,000 shall have been deposited out of Excess Cash Flow in the O&M Reserve Sub-Account, 100% of Excess Cash Flow shall be deposited in the Debt Service Reserve Account until the balance on deposit therein equals the Required Debt Service Reserve Account Balance. In addition, to the extent required pursuant to the Deposit and Security Agreement, Debt Service Reserve Account Margins shall be deposited in the Debt Service Reserve Account.

                  (ii) Unless, to the Agent's knowledge, a Default or Event of Default shall have occurred and be continuing, if Cash Flow is insufficient to pay Debt Service due on any Quarterly Payment Date or Payment Date, the Agent shall release amounts held in the Debt Service Reserve Account to pay Obligations then due and owing.

                  (iii) If amounts on deposit in the Debt Service Reserve Account are used to pay Debt Service, 100% of Excess Cash Flow shall be deposited in the Debt Service Reserve Account on each Quarterly Payment Date thereafter until the amount on deposit in the Debt Service Reserve Account equals the Required Debt Service Reserve Account Balance.

         (c)      Fuel Reserve Account.

                  (i) If in any quarterly period the Project's all-in cost of fuel exceeds the UEG Rate by more than 20% (such excess above 20%, the "Fuel Cost Differential"), the Borrower shall deposit in the Fuel Reserve Account on each Quarterly Payment Date Excess Cash Flow remaining after any required deposits in the Debt Service Reserve Account have been made in an amount equal to the Fuel Cost Differential.

                  (ii) If Cash Flow is insufficient to pay fuel costs when due, the Agent shall release amounts held in the Fuel Reserve Account to pay such costs.

                  (iii) The Agent shall release amounts on deposit in the Fuel Reserve Account in accordance with the Deposit and Security Agreement if
(A) no Fuel Cost Differential occurred in any of the preceding four quarterly periods, (B) no Fuel Margin Payments (as defined in Section 9.2 of the Fuel Management Contract) were required to be made in the preceding four quarterly periods and (C) no Calpine Credit Event has occurred unless, if a Calpine Credit Event Level I has occurred (and a Calpine Credit Event Level II has not occurred), Calpine's long-term credit rating has been upgraded to Calpine's Credit Rating.

         (d)      Major Maintenance Reserve Account.

                  (i) On each Quarterly Payment Date, the Borrower shall deposit in the Major Maintenance Reserve Account an amount equal to (A) at least 100% and not more than 105% of the budgeted costs of major maintenance of the Project for the following quarterly period, as set forth in the annual budget and the Major Maintenance Plan then in effect.

                  (ii) If, to the Agent's knowledge, no Event of Default shall have occurred and be continuing, the Agent shall release amounts on deposit in the Major Maintenance Reserve Account to pay costs of completing scheduled major maintenance.

                  (iii) If any Requirement of Law applicable to the Project (or which will become applicable to the Project on a future date) requires the Project to meet the NOx emissions standards which the Project, in its then current configuration and operating condition, will be unable to meet when such Requirement of Law becomes effective, the Borrower shall, within 30 days following Borrower's obtaining actual knowledge of such event, submit to the Agent a report setting forth the anticipated cost of installing selective catalytic reduction, similar technology, or any other emissions reduction capital improvements in the Project or of any alternative method of responding to such new standards which the Borrower proposes to pursue, together with an anticipated schedule of deposits of funds in the Major Maintenance Reserve Account to ensure that sufficient funds will be available when needed for the Borrower to install such capital improvements or complete such alternative response prior to the effective date of the more restrictive NOx emissions standards applicable to the Project. Such report shall be subject to the approval of the Required Lenders, after consultation with the Independent Engineer and the Borrower. Amounts deposited in the Major Maintenance Reserve Account for such purpose shall be released to pay the costs of acquiring and installing such capital improvements or implementing such alternative response.

                  (iv) If and for so long as a Calpine Credit Event has not occurred, the Borrower may, in lieu of making all or any portion of required deposits in the Major Maintenance Reserve Account, cause to be delivered to the Agent a guarantee of Calpine, in the form of the Major Maintenance Guaranty. The Borrower shall draw on the Major Maintenance Guaranty from time to time and apply amounts received thereunder to pay costs of major maintenance and costs of acquiring and installing capital improvements, or implementing an alternative response, as described in subsection (iii) above. If after delivery of a Major Maintenance Guaranty, a Calpine Credit Event Level I occurs, the Borrower shall commence (or recommence) deposits in the Major Maintenance Reserve Account as required by this clause (d), and the Borrower shall cause Calpine to deposit in the Major Maintenance Reserve Account cash in the amount that would have been on deposit in the Major Maintenance Reserve Account on the most recent Quarterly Payment Date if the Borrower had been making deposits in accordance with this clause (d) during the period the Major Maintenance Guaranty was in effect. If and when Calpine's long-term credit rating is upgraded to Calpine's Credit Rating following a Calpine Credit Event Level I (but not following a Calpine Credit Event Level II), the Borrower may, in lieu of making all or any portion of deposits required thereafter in the Major Maintenance Reserve Account, cause to be delivered to the Agent a guarantee of Calpine in the form of the Major Maintenance Guaranty. In no event may the Borrower deliver a Major Maintenance Guaranty if the aggregate amount of the guaranteed obligations under all Calpine Guarantees would exceed $7 million.

         (e) Permitted Investments. Amounts deposited in the Receipt Account, the Debt Service Reserve Account, the Major Maintenance Reserve Account, the Insurance Proceeds Account and the Fuel Reserve Account shall be invested and reinvested by the Agent in Permitted Investments, in accordance with the written directions of the Borrower.

         (f) No Prejudice to Rights. If any provision of this Section 8.14 shall be construed in derogation of the security interest purported to be created under the Deposit and Security Agreement, such provision shall be deemed ineffective without invalidating the effectiveness of any other provision of this Section 8.14.

         (g) Operating Budget. At least 45 days prior to the end of each calendar year, the Borrower shall submit its proposed operating and capital expenditure budget (with a summary of the operating assumptions on which the budget is based), the Major Maintenance Plan and the Fuel Plan to the Lenders for approval after consultation with the Independent Engineer. The Required Lenders will provide their approval or disapproval (with the reasons therefor) within 30 days. The budget so approved, or if the Borrower incorporates the comments of the Required Lenders, the budget as so amended, shall be the approved operating budget for the following calendar year. If a budget is not agreed prior to the start of any year, the budget approved for the preceding year (other than amounts budgeted therein for capital expenditures or major maintenance expenses which shall be adjusted to reflect the Major Maintenance Plan then in effect) shall be adjusted for changes in the Consumer Price Index and shall be the budget in effect until a new budget is approved by the Required Lenders. In the event a Force Majeure event (as defined in the Operations and Maintenance Agreement), a change in the Operator's services requested by the Borrower, a change in a Project Contract or any other change with respect to the Project results in increased or decreased Recoverable Costs (as defined in the Operations and Maintenance Agreement), the Borrower shall submit its proposed revised budget for the remainder of the calendar year to the Lenders for approval after consultation with the Independent Engineer. The Required Lenders will provide their approval or disapproval (with the reasons therefor) within 30 days. A copy of each Operating Plan will be delivered to the Lenders at least 45 days prior to the start of the year to which the plan relates.

         (h) If a Calpine Credit Event occurs, the Borrower shall cause Calpine to provide Acceptable Security to the extent required pursuant to the terms of the Calpine Performance Agreement, and otherwise perform its covenants set forth in the Performance Agreement.

         Section 8.15 Environmental Matters.

         (a) The Borrower will comply with, and ensure compliance by any and all occupants of the Project with, Environmental Laws (subject to Borrower's right to contest any Requirement of Law in accordance with Section 8.8 hereof); will not treat, store, transport or release any Materials of Environmental Concern on or from the Project Site except as authorized, permitted or otherwise allowed under Environmental Laws, or in any manner or quantity which could reasonably be expected to result in any clean-up obligation or liability under any Environmental Law; will keep the Project free of any Lien imposed pursuant to Environmental Laws; and will pay or cause to be paid when due any and all costs of complying with Environmental Laws and responding to the presence, release or threatened release of Materials of Environmental Concern (including without limitation, all damages, liabilities, expenses and costs of all third party claims). If the Borrower fails to do any of the foregoing, then the Agent may, if so directed by the Lenders, upon such prior written notice to the Borrower as is reasonable under the circumstances, take any action necessary in its reasonable judgment to respond to such presence, release or threatened release affecting the Collateral, and the cost of such response action shall be added to the Obligations evidenced by the Notes and secured by this Agreement and the Collateral Security Documents. Nothing herein shall require, or be deemed to require, the Agent or the Lenders to inspect the Project or to respond to any presence, release or threatened release of Materials of Environmental Concern, wherever occurring.

         (b) The Borrower agrees to indemnify and hold the Agent, the Issuing Bank and each Lender and their respective directors, officers, agents and employees free and harmless from and against all liability, loss, cost, damage and expense (including, without limitation, reasonable attorneys' and consultant's fees and expenses incurred in connection with environmental compliance, clean-up and other response obligations (including all third party claims) imposed under any Environmental Laws) that any such indemnitee may sustain by reason of the assertion against it by any party of any claim in connection with any violation of any Environmental Law or Materials of Environmental Concern used, generated, treated, stored or otherwise located on, or released or threatened to be released in, on, under, from or affecting the Project, except to the extent resulting from such indemnitee's gross negligence or willful misconduct.

         (c) The Borrower will notify the Agent promptly after receipt or after it otherwise becomes aware of any written notice or written communication from any Governmental Authority or any other source with respect to Materials of Environmental Concern in, on, under or released from or affecting the Project in violation of Requirements of Law or of any other such notice or communication respecting a pending or threatened investigation, proceeding or claim related to any such Materials of Environmental Concern. The Borrower will notify the Agent of any event or circumstance actually known to the Borrower the occurrence of which renders any of the representations in Section 6.15 untrue.

         (d) The Borrower shall install such capital improvements in the Project, or implement any alternative response approved by the Required Lenders in response to changed emissions standards applicable to the Project, to the extent required under Section 8.14(d)(iii) hereof.

         Section 8.16 Fuel Supply.

         (a) The Borrower shall renew the term of the Gas Transportation Agreement at the end of each term thereof, for an additional two-year period.

         (b) The Borrower shall enter into with one or more creditworthy entities (or with entities whose obligations are guaranteed by creditworthy entities or with any other entity reasonably acceptable to the Required Lenders) replacement gas supply agreements having at least a two-year term and providing for firm supply of gas at the Project's receipt point(s) into the PG&E system (or the system of any other gas distribution or transportation company party to a Project Contract) of 100% of the Project's full fuel requirements, at least 90 days prior to the expiration date of the then-effective Gas Supply Agreement. Any replacement agreement shall be in the form of Exhibit L hereto or otherwise satisfactory in form and substance to the Required Lenders, which approval shall not be unreasonably withheld or delayed if the terms and conditions of such replacement agreement are on terms and conditions at least as favorable as those set forth in Exhibit L.

         (c) The Borrower shall deliver, or cause the Fuel Manager to deliver, to the Agent within 45 days after the end of each calendar quarter a quarterly Fuel Transportation Report. If a Preliminary Fuel Transportation Trigger Event has occurred, the Borrower and Calpine Fuels shall meet and confer as required pursuant to Section 3.6 of the Fuel Management Contract to negotiate a revised fuel plan, which revised fuel plan shall be subject to the approval of the Borrower and the Required Lenders, after consultation with the Gas Consultant, Calpine Fuels and any gas consultant of the Borrower. If a Fuel Transportation Trigger Event has occurred, the Borrower shall, or shall cause the Fuel Manager to, within 30 days thereafter, or, if a Preliminary Fuel Transportation Trigger Event did not precede such Fuel Transportation Trigger Event, and provided that the Borrower enters into successive 30-day gas supply contracts during such period, within 90 days, enter into with one or more creditworty entities (or entities whose obligations are guaranteed by creditworthy entities or other entities reasonably acceptable to the Required Lenders) fuel supply contracts providing for firm supply of the Project's full fuel requirements to the Project's receipt point on the PG&E gas system (or the system of any other gas distribution or transportation company party to a Project Contract), in the form attached hereto as Exhibit L or otherwise in form and substance approved by the Required Lenders (which approval will not be withheld unreasonably if the proposed agreement provides for gas supply on terms and conditions at least as favorable as those set forth in Exhibit L). Such long-term contracts shall have a term expiring no earlier than the latest Maturity Date.

         (d) If as a result in a change in law, regulation or tariff structure occurring after the Closing Date, the Project's priority to capacity on the California intrastate gas transportation grid with respect to the allocation or curtailment of such capacity is lowered, the Borrower shall use all reasonable efforts to obtain (including causing the Fuel Manager to locate and negotiate) the class of transportation service (firm delivery) having the highest priority with respect to allocation or curtailment of such intrastate capacity if such service accommodates the operational mode and Contractual Obligations of the Project.

         Section 8.17 Application of Proceeds. The Borrower shall use the proceeds of the Loans in accordance with the provisions of Article II.

         Section 8.18 Accounts Receivable. The Borrower shall promptly bill and diligently pursue collection of all accounts receivable owing to the Borrower.

                                   ARTICLE IX

                               NEGATIVE COVENANTS

                           The Borrower agrees that:

      Section 9.1 Organization, Sale of Assets, Purchases, etc. The Borrower will not:

         (a) merge into or consolidate with any other Person, change its form of organization as a limited partnership or the scope or nature of its business or business objectives, or liquidate or dissolve itself (or suffer any such liquidation or dissolution), or sell, lease, transfer or otherwise dispose of all or any substantial portion of its assets which constitute part of the Collateral other than (i) in the ordinary course of its business as reasonably required in connection with the maintenance and operation of the Project, (ii) assets that are obsolete, worn out, damaged or destroyed and which have been replaced, if such replacement is necessary for the safe or efficient operation of the Project or in order to comply with any Requirement of Law or Governmental Approval, by adequate substitutes of substantially equal or greater value and utility than the replaced items, (iii) Permitted Investments, (iv) sales of electricity pursuant to the Power Purchase Agreement or steam pursuant to the Steam Sales Agreement; or

         (b) purchase or acquire any assets or sell any Project asset, other than (i) in the ordinary course of its business as reasonably required in connection with the maintenance and operation of the Project or otherwise as expressly contemplated in the approved Annual Budget, (ii) assets that are obsolete and which have been replaced, if such replacement is necessary for the safe or efficient operation of the Project or in order to comply with any Requirement of Law or Governmental Approval, by adequate substitutes of substantially equal or greater value and utility than the replaced items when new or (iii) Permitted

Investments, (iv) the purchase of assets reasonably required for the repair or restoration of the Project in accordance with the approved budget and the Major Maintenance Plan and the terms of the Loan Documents or (v) any other improvement to the Project, to the extent included in the approved budget and the Major Maintenance Plan and financed by Permitted Indebtedness or by funds otherwise available to the Borrower; or

         (c) purchase or acquire any real property except pursuant to the ConAgra Option Agreements.

         Section 9.2 Indebtedness. The Borrower will not create, incur, assume or suffer to exist any Indebtedness, except Permitted Indebtedness. The Borrower will not incur Indebtedness to any partner of the Borrower except Permitted Indebtedness (which shall contain the subordination terms attached hereto as Exhibit M).

         Section 9.3 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien against all or any portion of the Collateral, except Permitted Liens.

         Section 9.4 Nature of Business. The Borrower will not engage in any business other than the development, financing, ownership and operation of the Project and other activities necessarily related thereto.

         Section 9.5 Amendment of Contracts, Additional Contracts, etc. The Borrower will not, without the prior approval of the Agent and the Lenders, (a) agree to or permit the cancellation or termination of any Basic Document or the Asset Purchase Agreement, except upon the expiration of the stated term thereof,
(b) agree to the assignment of the rights or obligations of any party to any Basic Document or the Asset Purchase Agreement, except as contemplated by this Agreement or the Collateral Security Documents, (c) agree to any amendment, supplement or modification of, or waiver with respect to any of the provisions of, the Asset Purchase Agreement or any Basic Document to which the Borrower is a party or with respect to which the consent of the Borrower is required, (d) agree to any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Project Contract, (e) permit any amendment, supplement or modification of, or waiver with respect to, any of the provisions of, the Partnership Agreement except to the extent required for the admission of limited partners as permitted by this Agreement, (f) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend any Basic Document to which the Borrower is a party or amend or modify any portion thereof, or (g) enter into any Additional Contract; provided, that notwithstanding the foregoing, any such termination, amendment, modification, supplement, waiver or assignment with respect to any provision of, or any replacement of, any Project Contract other than the Power Purchase Agreement, the Steam Sales Agreement or any Long-Term Gas Supply Agreement shall require the prior approval only of the Required Lenders (which approval of the Required Lenders shall not be unreasonably withheld).

         Section 9.6 Investments or Loans. The Borrower will not make any loans or advances to, or investments in (whether by transfer of property, contributions to capital, acquisitions of stock, bonds, promissory notes or other securities, loans, advances or otherwise) any Person, other than Permitted Investments.

         Section 9.7 Qualifying Facility. The Borrower will not take any action, or omit to take any action, the effect of which results in the Project ceasing to be a Qualifying Facility.

         Section 9.8 Change of Office. The Borrower will not change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Partnership, the Project and all related contracts from that existing on the date of this Agreement and specified in
Section 6.18, except in accordance with the Security Agreement.

         Section 9.9 Change of Name. The Borrower will not change its name, except in accordance with the Security Agreement.

         Section 9.10 Limitation on Transactions with Affiliates. Except as expressly permitted by the Loan Documents, including, without limitation, delivery and performance of the Fuel Management Contract, the Operations and Maintenance Agreement and the Spare Parts Agreement, the Borrower will not, directly or indirectly, conduct any business or engage in any transaction with any Affiliate other than pursuant to a Project Contract to which such Affiliate is a party, except (i) with the prior written approval of the Lenders (which approval shall not be unreasonably withheld if the conditions of Section 9.10(iv) are met), (ii) Permitted Contracts, (iii) Restricted Payments made in accordance with Section 9.14, or (iv) in the ordinary course of such Affiliate's business and upon fair and reasonable terms no less favorable to the Affiliate than the Affiliate would obtain in a comparable arms-length transaction with an unaffiliated Person.

Section 9.11 Restricted Payments.

         (a) Generally. The Borrower will not make any Restricted Payments other than on a Payment Date and as permitted by Section 9.11(b) below.

         (b) Additional Limitations on Restricted Payments. The Borrower will not make any Restricted Payment if (i) Excess

Cash Flow remaining in the Receipt Account after all withdrawals required to be made therefrom pursuant to priorities First through Eighth of Section 4.2 of the Deposit and Security Agreement have been made (if any) is not greater than zero or (ii), as of the Payment Date on which such Restricted Payment is proposed to be made:

                  (i) any Default or Event of Default shall have occurred and be continuing;

                  (ii) for the twelve-month period immediately preceding such Payment Date (including the month ending on such Payment Date), the Debt Service Coverage Ratio was less than 1.20;

                  (iii) the balance in the Debt Service Reserve Account was less than the Required Debt Service Reserve Account Balance, or any withdrawal was made from the Debt Service Reserve Account (other than to transfer to the Receipt Account amounts in excess of the Required Debt Service Reserve Account Balance) during the four-quarter period preceding such Payment Date; or

                  (iv) a Fuel Transportation Trigger Event shall have occurred but the Borrower shall not have entered into a fuel supply contract in accordance with Section 8.16(c).

         Section 9.12 Assignment. Except as permitted by the Loan Documents, the Borrower shall not assign any of its rights or obligations under this Agreement, the Loans, either of the Letters of Credit or the Notes to any Person without the prior written consent of the Lenders.

         9.13 Abandonment of Project. The Borrower shall not cause or permit an Abandonment to occur.

                                   ARTICLE X

                               EVENTS OF DEFAULT

         Section 10.1 Events of Default.

         (a)      An Event of Default shall occur if:

                  (i) the Borrower shall default in the payment of any principal of any of the Notes or of amounts due to the Agent in respect of any Drawing or of payments under Interest Rate Contracts when the same shall become due (as scheduled, by acceleration or in accordance with Section 3.7); or

                  (ii) the Borrower shall default in the payment of any interest on the Notes or the Drawings for more than three Business Days after the date on which the same shall become due;

                                                                      Page 87
or

                  (iii) the Borrower shall default in the payment of any fee payable under Article V or any payment payable under Section 4.1 (other than the principal amount of or any interest on any Drawing), or under any Interest Rate Contract or any Collateral Security Document for more than five Business Days after the date on which the same shall become due or, in the case of payments due under Section 3.12, 3.13, 3.15, 3.16, 4.4 or 8.15(b), 12.1 or under any
Collateral Security Documents, for more than fifteen Business Days after the Agent or any Lender shall have delivered written demand therefor; or

                  (iv) any representation or warranty made in writing by the Borrower or Calpine to the Agent, the Issuing Bank or any of the Lenders herein or in any other Basic Document, or in any certificate, or other document required to be furnished under this Agreement to the Agent, the Issuing Bank or any of the Lenders, shall prove to have been false or misleading in any material respect as of the time made or deemed made and the Borrower or Calpine, as the case may be, fails to correct any such inaccuracy or eliminate the adverse effects of such inaccuracy to the reasonable satisfaction of the Lenders within 30 days after the Borrower obtains actual knowledge thereof; or

                  (v) the Borrower shall fail to perform or observe, or cause to be performed or observed, any covenant contained in Section 8.6(a) or
Section 6(a) of the Security Agreement; provided, that in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to the Agent and the Lenders for 30 days, or such other period as may from time to time be customarily obtainable in the insurance industry after receipt by the Agent and the Lenders of notice of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default (so long as the Borrower is diligently pursuing replacement insurance) until the earlier (1) the date such failure shall have continued unremedied for a period resulting in 15 days' or less coverage remaining with respect to each of the additional insured parties, or
(2) the date on which such insurance is not in effect as to any such additional insured party; or

                  (vi) the Borrower shall fail to perform or observe, or cause to be performed or observed, any covenant contained in Section 8.1, 8.5 (provided that any cure period with respect to a covenant default under any Loan Document provided in another clause of this Section 10.1 shall not be limited by this clause (vi)), 8.9, 8.10, clause (a), (b), (g), (h) or (i) of Section 8.11,
8.14 or 8.16; or Section 3(a)(i) (but without limiting the default set forth in clause (xviii) hereof) or Section 6(b) of the Security Agreement; or Section II.E, III.C.1 or V.A.1 of the Deed of Trust; or

                  (vii) the Borrower shall fail to perform or observe, or cause to be performed or observed, any covenant contained in Section 8.4, clause
(b) or (c) of Section 8.6, 8.7, 8.8 (but without limiting the default set forth in clause (xviii) hereof), 8.12, 8.15 (but without limiting Borrower's right to contest any Requirement of Law in accordance with Section 8.8) or 8.18, and such failure shall continue for a period of 30 days after the Borrower obtains actual knowledge thereof; or

                  (viii) the Borrower shall fail to perform or observe, or cause to be performed or observed, any other covenant, term or agreement (other than those covenants referred to in clauses (i) through (vii) above) contained in this Agreement and such failure shall continue unremedied for a period of 30 days after the Borrower obtains actual knowledge thereof; provided that if (1) such failure cannot be cured within such 30-day period, (2) the Borrower submits to the Lenders within such period a cure plan and, in the reasonable judgment of the Required Lenders, such plan is technically and economically feasible, (3) the Borrower is proceeding with diligence and in good faith to cure such failure, (4) and the Agent shall have received a certification from an authorized representative of the Borrower to the effect of subclauses (1) and
(3) above and the then anticipated time to effect such cure, the time within which such failure may be cured shall be extended for an additional period not to exceed 120 days as shall be necessary for the Borrower diligently to cure such failure;

                  (ix) the Borrower or the Partner shall default in any payment of principal of or interest on any Indebtedness (other than the Notes, any Interest Rate Contract, any Drawing or any other Indebtedness under the Loan Documents) or in the payment of money under any other material Contractual Obligation when due totalling for any such Person $250,000 or more (taking into account any grace periods provided in the documentation relating to such Indebtedness or Contractual Obligation), or shall fail to observe or perform any other material condition or material obligation under the terms of such Indebtedness, and in either case, the effect of which is to permit the holder, or any trustee or agent to realize upon any collateral given as security therefor or to accelerate such Indebtedness or payment obligations under a material Contractual Obligation totalling $250,000 or more; or

                  (x) Calpine shall fail to make any payment pursuant to the Calpine Guarantees when due, or shall otherwise be in default under any of the Calpine Guarantees, or shall fail to perform its obligations under the Fuel Management Contract or the Calpine Performance Agreement;

                  (xi) PG&E shall fail to perform or observe any of its material covenants or obligations in the Power Purchase Agreement, which failure shall not be remedied for a period of 30 days after any applicable cure period under the Power Purchase Agreement; or any material provision of the Power Purchase Agreement shall (i) cease to be valid and binding and in full force and effect, or (ii) be terminated prior to the end of the term thereof; or any material provision of the Power Purchase Agreement shall be declared by a court or other Governmental Authority of competent jurisdiction to be null and void or be terminated; or

                  (xii) any party (other than the Agent, any Lender, the Issuing Bank or the Borrower) to a Project Contract (other than the Power Purchase Agreement) shall fail to perform or observe any of its material covenants or obligations in any such Project Contract, which failure shall not be remedied for a period of 30 days after any applicable grace or cure period under the Project Contract; or any material provision of any Project Contract shall (i) cease to be valid and binding or in full force and effect or (ii) be terminated prior to the end of the term thereof as specified in such Project Contract; or any material provision of any Project Contract shall be declared by a court or other Governmental Authority of competent jurisdiction to be null and void or be terminated; and any such failure, event or circumstance, in the reasonable opinion of the Agent and the Lenders, materially adversely affects the Borrower's ability to maintain the effective operation of the Project or to make any payments when and as due under this Agreement, the Notes or any of the other Basic Documents to which it is a party, or materially adversely affects the ability of the Agent, the Issuing Bank or the Lenders to receive payments under this Agreement, the Notes or any other Basic Document when and as due, unless, within 30 days following any such failure, event or circumstance the Borrower either enters into an agreement to replace the applicable Project Contract, with a party acceptable to the Lenders and containing substantially the same terms and conditions as such replaced Project Contract or otherwise implements an alternative response to such failure, event or circumstance acceptable to the Lenders; provided, that, with respect to any Project Contract other than the fuel supply agreement, if the Borrower cannot enter into a replacement agreement or implement an alternative response to such failure, event or circumstance within such 30-day period, the time within which the Borrower may enter into a replacement agreement or implement an alternative response shall be extended for an additional period not in excess of 120 days as may be necessary to effect such cure, if (1) the Borrower submits to the Lenders within the 30-day period a cure plan (which plan shall include replacement of the Operator, if the Operator has been grossly negligent in the performance of its material covenants and obligations under the Operations and Maintenance Agreement), and such plan, in the reasonable judgment of the Lenders, is technically and economically feasible within such additional cure period, (2) the Borrower demonstrates to the reasonable satisfaction of the Lenders that, upon completion of such cure plan, the Power Purchase Agreement will be in full force and effect and the Borrower will not be in default thereunder, (3) the Borrower is proceeding with diligence and in good faith to cure such failure, event or circumstance; provided, further, that, with respect to a fuel supply agreement, if the Borrower cannot enter into a replacement agreement or a binding letter of intent, in either case reasonably acceptable to the Lenders, within such 30-day period, the time within which the Borrower may enter into a replacement contract or binding letter of intent shall be extended for an additional 60-day period, if (1) the Borrower enters into a 30-day gas supply agreement during the initial 30-day cure period so that fuel deliveries to the Project continue without interruption (except interruptions caused by force majeure events) and (2) the Borrower is proceeding with diligence and in good faith to enter into a replacement agreement or binding letter of intent therefor; or

                  (xiii) any Material Obligor shall make an assignment for the benefit of creditors or shall generally not be paying its or his debts as such debts become due; or

                  (xiv) (A) any decree or order for relief in respect of any Material Obligor shall be entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law") of any jurisdiction, (B) any petition or application of the types described in clause (xv) below shall be filed, or any such proceeding shall be commenced, against any Material Obligor and such Material Obligor, by any act, shall indicate its approval, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect for more than 60 days, or (C) any order, judgment or decree shall be entered in any proceedings against any Material Obligor decreeing the dissolution of such Material Obligor and such order, judgment or decree shall remain unstayed and in effect for more than 60 days; or

                  (xv) any Material Obligor shall petition or apply to any tribunal for, or shall consent to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of such Material Obligor or of any substantial part of the assets of such Material Obligor, or shall commence a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to any Material Obligor under the Bankruptcy Law of any other jurisdiction; or

                  (xvi)    a judgment or judgments in an aggregate
amount in excess of $250,000 shall be rendered against the Borrower and, within 60 days after entry thereof, such judgment shall not be discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment shall not be discharged; or

                  (xvii) any Collateral Security Document shall fail to provide, or cease to be effective to grant, to the Agent a perfected Lien on the Collateral intended to be created thereby superior to all other Liens, other than Permitted Liens, or cease to be in full force and effect, or the validity thereof or the applicability thereof to the Obligations or any part thereof shall be questioned or disaffirmed by or on behalf of the Borrower or any other party thereto; or

                  (xviii) any of the Governmental Approvals, or any other acts contemplated by Section 8.8, required in connection with the Loans, this Agreement, the Letters of Credit or any of the other Basic Documents or the Project, or any of the Governmental Approvals required to be obtained by any Material Obligor in connection with the full performance of any Basic Document to which it is a party, shall be rejected or otherwise denied or shall expire (without being timely renewed) or be revoked, rescinded, suspended, held invalid or otherwise limited in effect, and such rejection, denial, expiration, revocation, rescission, suspension, holding or other limiting action, in the reasonable judgment of the Agent and the Lenders, materially adversely affects the Borrower's ability to maintain the effective operation of the Project or to make any payments when and as due under this Agreement, the Notes, or any of the other Basic Documents to which it is a party, or materially adversely affects the ability of the Agent, the Issuing Bank or the Lenders to receive payments under this Agreement, the Notes, or any other Basic Document when and as due, which event, circumstance or act is not being contested, in accordance with
Section 8.8 by the Borrower within 30 days of the occurrence thereof (without limiting the default set forth in clause xxiv hereof); or

                  (xix) the passage or promulgation of, or any change in, any statute, ordinance or regulation affecting the Project that materially adversely affects the Borrower's ability to maintain the effective operation of the Project or to make payments as and when due under this Agreement, the Notes or any of the other Basic Documents to which it is a party, or materially adversely affects the ability of the Agent, the Issuing Bank or the Lenders to receive payments under this Agreement, the Notes or any other Basic Document as and when due, which statute, ordinance or regulation, or change therein, is not contested by the Borrower in accordance with Section 8.8 within 30 days of passage or promulgation thereof (without limiting the default set forth in clause xxiv hereof); or

                  (xx) the Partner shall sell, transfer, convey or otherwise dispose of or pledge its partnership interest in the Borrower (other than pursuant to the Assignment of Partnership Interests of Calpine Gilroy 1, Inc. or to any wholly owned, direct or indirect, subsidiary, partnership or limited liability company of Calpine which has entered into an acceptable assignment of partnership interests in favor of the Agent in the form of Exhibit K-1 or Exhibit K-2 hereto, as applicable) except with the prior written approval of the Lenders; or

                  (xxi) Calpine (or one or more wholly-owned subsidiaries, partnerships or limited liability companies of Calpine) shall cease to own, directly or indirectly, all of the ownership interests in the Partner or at least 51% of the ownership interests in the Borrower without the prior consent of the Required Lenders, or any additional general partner shall be admitted to the Partnership, or any limited partner shall be admitted to the Partnership other than any Permitted Transferee or any other Person which is approved by the Required Lenders; or

                  (xxii) the Borrower shall cease to have good and marketable title or any real property right necessary to operate and maintain the Project, or the Borrower shall cease to have a good and marketable leasehold interest in the Project Site, or the Borrower shall sell, lease, assign or otherwise transfer any part of the Collateral in violation of the terms of this Agreement; or

                  (xxiii) there shall have occurred an Abandonment or an Event of Loss; or

                  (xxiv) the Facility shall have lost its status as a Qualifying Facility, or the Agent, any Lender or the Issuing Bank shall, solely as a result of the transactions contemplated hereby, become subject to regulation as an "electric utility", "electric corporation", "natural gas company", "public service company", "electric utility company" or "holding company" under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, the Natural Gas Act, as amended, the Public Utility Regulatory Policies Act of 1978, as amended, or any comparable state law or regulation; or

                  (xxv) with respect to any Plan, as to which the Borrower could reasonably be expected to have material liability, (1) there shall exist an Insufficiency with respect to such Plan which could reasonably be expected to have a Material Adverse Effect, (2) steps are or have been taken to terminate a Plan in a distress termination, (3) any Reportable Event (as defined in Section 4043 of ERISA) with respect to a Plan shall occur which could reasonably be expected to have a Material Adverse Effect, (4) a contribution failure occurs with respect to a Plan which is sufficient to give rise to a lien under Section 302(f) of ERISA or Section 412 of the Code or (5) with respect to any Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) the Borrower shall have incurred withdrawal liability to such Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with withdrawal liabilities exceeds in the aggregate $250,000.

         (b)      Upon an Event of Default specified in clause (xiv) or (xv) of
Section 10.1(a) with respect to the Borrower, the Notes and the Drawings (with accrued interest thereon) and all other amounts owing under this Agreement or any Loan Document (together with interest accrued thereon) shall automatically become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall deposit with the Issuing Bank cash in the amount of the then-current Stated Amount of the Tranche C Letter of Credit (it being understood that the obligation to make such deposit shall constitute an Obligation for all purposes of the Loan Documents).

         (c)      Upon an Event of Default specified in any clause of
Section 10.1(a), other than an Event of Default specified in clause (xiv) or
(xv) with respect to the Borrower, the Agent shall, at the request of the Required Lenders, in addition to any right, power or remedy permitted by law or equity, by notice in writing to the Borrower, declare the Notes and the Drawings (with accrued interest thereon) and all other amounts owing under this Agreement or any Collateral Security Document to be, and the Notes, the Drawings and such amounts shall thereupon be and become, immediately due and payable (with accrued interest thereon) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Borrower shall deposit with the Issuing Bank cash in the amount of the then-current Stated Amount of Tranche C Letter of Credit (it being understood that the obligation to make such deposit shall constitute an Obligation for all purposes of the Loan Documents).

         Section 10.2 Other Remedies. If any Event of Default shall occur and be continuing the Agent, at the request of the Required Lenders, shall proceed to protect and enforce the rights of the Agent, the Issuing Bank and the Lenders under this Agreement, the Notes, the Drawings, any Collateral Security Document, any Project Contract or any other Basic Document by exercising such rights and remedies as are available to the Agent and/or the Issuing Bank or Lenders in respect thereof under applicable law or otherwise, either by suit in equity or by action of law, or both, whether for specific performance of any covenant or other agreement contained in any such document or in aid of the exercise of any power granted in any such document. No remedy conferred in this Agreement upon the Agent and/or the Lenders is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 10.3 Foreclosure Under Certain Circumstances. If an Event of Default shall occur and be continuing, the Lenders (or the Agent on behalf of the Lenders and the Issuing Bank) shall exercise remedies the purpose of which is to effect a transfer of title to or control of the Project, then the Lenders (or the Agent on behalf of the Lenders and the Issuing Bank) (a) shall exercise commercially reasonable efforts to sell the Project to third parties on commercially reasonable terms, or (b) shall, in the event that no third party sale may be effected on commercially reasonable terms, and the Lenders elect to acquire title to the Project (whether directly or indirectly through a trust, agent, nominee or designee, and whether through foreclosure, sale by power of sale or judicial sale, deed in lieu of foreclosure or other remedies effecting a transfer of title to the Project) (such event, a "Disposition"), (i) take title either (A) through a credit bid of the minimum amount of the Loans and other outstanding Obligations necessary to achieve such acquisition of the Project (the sufficiency of the credit bid to be supported by an opinion or advice of counsel to the Lenders (in either case acceptable to the Lenders), and such credit bid to be allocated among the Lenders and the Issuing Bank on the basis of their respective outstanding Obligations or (B) by a voluntary transfer by the Borrower or the partners of the Borrower that does not require a credit bid, and (ii) hold such title, share the benefits and obligations of the Project, and have management voting rights, in each case on the basis of their respective outstanding Obligations.

                              ARTICLE XIARTICLE XI

          THE AGENT AND THE ISSUING BANKTHE AGENT AND THE ISSUING BANK

         Section 11.1 Appointment. The Issuing Bank and each Lender hereby designates and appoints BNP as the Agent of such Person under this Agreement and each other Basic Document, and each such Person irrevocably authorizes BNP, as the Agent for such Person, to execute each of the Basic Documents contemplated hereby to be executed by it, to take such action on its behalf under the provisions of this Agreement and each other Basic Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and each other Basic Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and those necessarily incidental thereto, or any fiduciary relationship with any the Issuing Bank or any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Article XI are solely for the benefit of the Agent and the Issuing Bank and the Lenders. In performing its functions and duties hereunder and under the other Basic Documents, the Agent shall act solely as the agent of the Issuing Bank and the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or functions and duties hereunder and under the other Basic Documents, the Agent shall act solely as the agent of the Issuing Bank and the Lenders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Borrower or its successors and assigns.

         Section 11.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement or the other Basic Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 11.3 Exculpatory Provisions. The Agent shall not be (i) liable for any action lawfully taken or omitted to be taken by it or any Person described in Section 11.2 under or in connection with this Agreement or any other Basic Document (except for its own gross negligence or willful misconduct), or (ii) responsible in any manner to the Issuing Bank any of the Lenders for any recitals, statements, representations or warranties made by any other Person contained in this Agreement or under any other Basic Document or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or any other Basic Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Basic Document (except for the due execution hereof and thereof by the Agent) or for any failure of any other Person to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to the Issuing Bank or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Basic Document, or to inspect the properties, books or records of any Person, except if so requested by the Lenders. This Section 11.3 is intended solely to govern the relationship between the Agent, on the one hand, and the Issuing Bank and the Lenders, on the other.

         Section 11.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes (including, without limitation, for purposes of making any payment in accordance with this Agreement) unless the Agent shall have received an executed Commitment Transfer Supplement in respect thereof. All payments made by the Agent to the Lenders prior to the receipt of such Commitment Transfer Supplement shall be valid and binding for all purposes of this Agreement and the Notes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Basic Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction (subject to the provisions of Section 11.7) by all of the Lenders against liabilities and expenses which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Letters of Credit and the other Basic Documents in accordance with a request of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 11.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice from the Issuing Bank, a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing Bank and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable and in the best interests of the Issuing Bank and the Lenders.

         Section 11.6 Non-Reliance on Agent and Other Lenders. The Issuing Bank and each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including, without limitation, any review of the affairs of any Person, shall be deemed to constitute any representation or warranty by the Agent. The Issuing Bank and each Lender represents and warrants to the Agent that it has, independently and without reliance upon the Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Person deemed relevant by such Lender and made its own decision to make its Loans hereunder and enter into this Agreement. The Issuing Bank and each Lender also represents that it will, independently and without reliance upon the Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of each Person deemed relevant by such Lender. Except for notices, reports and other documents expressly required under the Basic Documents or Section 11.10 to be furnished to the Issuing Bank and the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide the Issuing Bank and the Lenders with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of any Person which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         Section 11.7 Indemnification. Each of the Lenders hereby agrees to indemnify the Agent (in its capacity as Agent) and its Affiliates and its officers, directors, employees, representatives and agents and the Issuing Bank (in its capacity as Issuing Bank) and its Affiliates and its officers, directors, employees, representatives and agents (in each case to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Agent or Issuing Bank, as the case may be, or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Agent or Issuing Bank, as the case may be, or such Person shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent or Issuing Bank, as the case may be, or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereby or the execution, delivery or performance of any Basic Document or related document (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or Issuing Bank or any Lender, as the case may be, or such Person as finally determined by a court of competent jurisdiction).

         Section 11.8 Agent and Issuing Bank in Individual

Capacities. Each of the Agent and the Issuing Bank and each of their respective Affiliates may engage in any kind of business with the Borrower and its Affiliates as though the Agent or the Issuing Bank were not the Agent or the Issuing Bank, as the case may be, hereunder. With respect to Loans made or renewed by it and any Note issued to it, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent or the Issuing Bank, as the case may be, and the terms "Lender" and "Lenders" shall include the Agent and the Issuing Bank in their respective individual capacities.

         Section 11.9 Successor Agents. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time either under this Agreement or under the Collateral Security Documents by giving written notice thereof to the Lenders, the Issuing Bank and the Borrower, and the Agent may be removed at any time with cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Issuing Bank and the Lenders, appoint one of the Lenders as successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI and Section 12.1 shall continue in effect for such Agent's benefit in respect of any actions taken or omitted by it while it served as Agent hereunder.

         Section 11.10 Documents and Notices. The Agent will forward to each Lender and the Issuing Bank after the Agent's receipt thereof a copy of each document furnished to the Agent by the Borrower hereunder to the extent the Borrower is not obligated to deliver such document to the Issuing Bank and each Lender.

         Section 11.11 Response to Certain Borrower Requests. The Agent, the Issuing Bank and each Lender will act diligently (and within the time periods (if any) set forth in this Agreement and the other Basic Documents and, to the extent practicable, within the time periods (if any) reasonably requested by the Borrower, in each case taking into account such consultation as the Agent, the Issuing Bank and the Lenders may require with the independent consultants) in the review of documents, the making of determinations or the consideration of requests for consents, approvals, waivers or amendments required to be reviewed, made or considered by each of the Agent, the Issuing Bank or the Lenders, as the case may be, as contemplated by and in accordance with the provisions of this Agreement and the other Basic Documents. The Borrower shall provide the Agent with reasonable notice of the expected occurrence of any such requirements and, at the request of the Borrower, the Agent shall promptly so advise the Issuing Bank and the Lenders as requested by the Borrower. The Borrower shall provide such documents and information to the Agent or the Issuing Bank or any Lender (through the Agent) as any of the Agent, the Issuing Bank or the Lenders may reasonably consider necessary, and shall otherwise cooperate with the Agent, the Issuing Bank and the Lenders in order so as to permit the Agent, the Issuing Bank and the Lenders effectively to review such documents, make such determinations or consider such requests for consents, approvals, waivers or amendments.

                                   ARTICLE XII

                                  MISCELLANEOUS

         Section 12.1 Expenses; Indemnification, etc.

         (a) The Borrower agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Agent harmless against liability for the payment of, (i) reasonable syndication related expenses (including legal costs but excluding fees paid by the Agent to any Purchasing Lender) of the Agent, (ii) all reasonable filing and recordation fees which may at any time be payable in respect of the Collateral Security Documents, (iii) all reasonable fees and expenses of the Independent Engineer, the Fuel Consultant, the Insurance Consultant, the Environmental Consultant and any other consultants incurred in connection with the Project, or the transactions contemplated hereby or by any other Basic Document, (iv) all reasonable costs and fees and expenses of counsel and of special counsel to the Agent in connection with this Agreement, the Notes, the Collateral Security Documents or any other Basic Document, the transactions contemplated hereby or thereby, (v) the reasonable costs and expenses, including reasonable attorneys' fees, incurred by the Agent, the Issuing Bank or any of the Lenders in connection with the Loan Documents or the transactions contemplated thereby, including without limitation all such costs and expenses incurred in enforcing any rights under this Agreement, the Notes, the Letters of Credit, the Collateral Security Documents or any other Basic Document or in complying with any subpoena or other legal process served upon the Agent, the Issuing Bank or any of the Lenders in connection with this Agreement, the Notes, the Letters of Credit, the Collateral Security Documents or any other Basic Document, or in any bankruptcy case and (vi) the reasonable costs and expenses, including reasonable attorneys' and consultants' fees, the negotiation, preparation, execution or delivery of any amendment, modification, supplement, consent or waiver requested by any party relating to this Agreement, the Notes, the Letters of Credit, the Collateral Security Documents, or any other Basic Document or the transactions contemplated hereby or thereby.

         (b) The Borrower agrees to pay, and hold the Agent, the Issuing Bank and the Lenders harmless from and against, any and all present and future stamp and other similar taxes with respect to the transactions contemplated by this Agreement, and save the Agent, the Issuing Bank and the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes. A certificate in reasonable detail as to any amounts payable to the Agent, the Issuing Bank or any of the Lenders under this Section 12.1(b) submitted to the Borrower by the Agent, the Issuing Bank or any of the Lenders in good faith shall be presumed to be correct absent manifest error and shall be binding upon all of the parties to this Agreement and any assignees or transferees.

         (c) The Borrower agrees, to the extent permitted by law, to indemnify, pay and hold harmless the Agent, the Issuing Bank and the Lenders (except from its or their gross negligence or willful misconduct) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever (including reasonable attorney's fees) which may be imposed on, incurred by or asserted against the Agent, the Issuing Bank or such Person in any way relating to or arising out of (i) the Project, (ii) this Agreement, the Notes, the Letters of Credit, any of the Collateral Security Documents or the other Basic Documents, (iii) transactions contemplated hereby, (iv) the direct or indirect application or proposed application of the proceeds of any Loan or Drawing, (v) any violation of any law, ordinance, order, rule or regulation, including any such violation in respect of hazardous or toxic wastes or substances, (vi) the past or present disposal, release or threatened release of any Material of Environmental Concern on the Project Site, or (vii) any personal injury (including wrongful death) or property damage arising out of or relating to any Material of Environmental Concern on the Project Site. The Borrower agrees to indemnify the Agent, the Issuing Bank and the Lenders against any claims for brokerage fees or commissions payable to any broker or finder (to the extent not engaged by the Agent, the Issuing Bank or any Lender) in connection with the Loans or the financing contemplated by this Agreement and to pay all expenses (including reasonable attorneys' fees) incurred by any such parties in connection with the defense of any action brought to collect any brokerage fees or commissions by any such Person.

         (d) The obligations of the Borrower under this Section 12.1 shall survive any resignation of the Agent, transfer by any Lender of its Notes and payment in full of the

Obligations.

         Section 12.2 Amendments; Consent to Amendments.

         (a) None of this Agreement, the Notes, the Letters of Credit or the other Loan Documents may be changed orally, but only by an agreement in writing signed by all of the parties thereto.

         (b) Each of this Agreement, the Notes, the Letters of Credit and the Collateral Security Documents may be amended, and the Borrower may take any action herein or therein prohibited, or omit to perform any act herein or therein required to be performed by it, if the Borrower shall obtain the written consent to such amendment, action or omission to act, of the Required Lenders and, with respect to the Letters of Credit, the Issuing Bank, except that no such action shall be taken if the effect thereof is to (i) extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce or forgive the principal amount thereof, or reduce any fees payable to the Lenders hereunder or thereunder, without the prior written consent of the Issuing Bank and each Lender, (ii) change the amount of any Lender's Commitment, change the Stated Amount of either of the Letters of Credit or release collateral having a value of $100,000 or more (as estimated by the Agent) purported to be covered by any of the Collateral Security Documents, or amend the provisions of Section 12.2(a) or 12.2(b) or the definition of "Required Lenders" without the prior written consent of the Issuing Bank and each Lender, (iii) change the requirements in any Collateral Security Document or in Section 10.1 respecting the transfer of the partnership interests or ownership interests in the Borrower without the prior written consent of the Issuing Bank and each Lender, (iv) amend or modify the provisions of Section 11.9 without the prior consent of the Agent, the Issuing Bank and each Lender, (v) create or permit additional Indebtedness secured by the Collateral (other than Permitted Indebtedness described in clauses (b), (c) and
(e) of the definition thereof) without the prior consent of the Issuing Bank and each Lender or (vi) affect the rights or obligations of the Agent, without the consent of the Agent. Any such amendment, modification, supplement, cancellation or termination and any such waiver, properly consented to in accordance with the foregoing shall apply equally to each of the Lenders, the Agent and the Issuing Bank (to the extent applicable to such party) and shall be binding upon the Borrower, the Issuing Bank and each of the Lenders and all future holders of the Notes.

         Section 12.3 Form, Registration, Transfer and Exchange of Notes; Lost Notes.

         (a) The Notes are issuable as registered notes without coupons in the denomination of the aggregate principal amount thereof. The Borrower will keep at the principal office of the Borrower a register in which the Borrower will provide for the registration of the Notes and of transfers of the Notes. Upon surrender for registration or transfer of a Note at the principal office of the Borrower, the Borrower will, at its expense, execute and deliver a new Note or Notes of like tenor and of a like aggregate principal amount, registered in the name or names of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Borrower. Whenever any Note is so surrendered for exchange, the Borrower will, at its expense, execute and deliver the Note which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, and be accompanied by a Commitment Transfer Supplement duly executed by the holder of such Note or such holder's attorney duly authorized in writing. Any Note issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange, and shall contain the following legend:
"This Note is issued in replacement of [ ] and, notwithstanding the date of this Note, this Note carries all of the rights to unpaid interest which were carried by such replaced Notes so that neither gain nor loss of interest shall result from any such replacement." Upon the transfer of any Note to a different holder in compliance with this Section 12.3 and Section 12.7 the Lender Schedule will be supplemented to reflect such transfer and such transferee's status as a "Lender" hereunder.

         (b) Upon receipt of written notice from the holder of any Note or other evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of mutilation upon surrender and cancellation of such Note, the Borrower will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

         (c) Each of the Lenders represents that in making the Loans to the Borrower such Lender will be acquiring the Notes for the purpose of investment and not with the view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended, provided that the disposition of property of such Lender shall at all times be and remain within its control, it being understood and agreed that each of the Lenders shall have the right in accordance with the terms of this Agreement to syndicate the Commitment to additional financial institutions chosen by such Lender after the execution of this Agreement, provided that such syndication shall be in compliance with the Securities Act of 1933, as amended, and applicable state securities laws.

         Section 12.4 Notices to Subsequent Holder. If any of the Notes shall have been transferred to another holder pursuant to Sections 12.3 and 12.7 and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to any Lender or holder of a Note by any provision hereof shall also be delivered to each such holder.

         Section 12.5 Persons Deemed Owners. Prior to due presentment for registration of transfer, the Borrower may treat the Person in whose name any of the Notes is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Borrower shall not be affected by notice to the contrary.


         Section 12.6 Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of this Agreement, the Letters of Credit and the Notes, transfer of by any Lender of its notes and payment in full of the Obligations, regardless of any investigation made by any Lender or on its behalf.

         Section 12.7 Successors and Assigns.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Issuing Bank, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, provided, however, that the Borrower may not assign any portion of its rights or obligations hereunder to any Person, except with the prior written consent of the Lenders.

         (b) Each Lender may assign and pledge all or any portion of the Obligations owing to it hereunder to any Federal Reserve Bank or the United States Department of Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve System, provided that any payment in respect of such assigned Obligations made by the Borrower to the assigning and/or the pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Obligations to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

         (c) The holder of any Note or any portion of the Commitment may from time to time grant participations in all or any part of such Note or portion of the Commitments to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that the grant of such participation shall not relieve any Lender of its obligations hereunder.

         (d) Any Lender may at any time sell to one or more financial institutions reasonably acceptable to the Borrower (a "Purchasing Lender"), all or any part of its rights and obligations under this Agreement, the Letters of Credit, the Notes and any Interest Rate Contracts to which such Lender is a party, subject to a minimum purchase requirement of $5 million of the Commitment, upon written notice to the Agent and upon the prior written consent of the Borrower (which consent shall not be unreasonably withheld) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender. Notwithstanding the foregoing, no Lender shall sell all or any part of its rights and obligations under this Agreement, the Letters of Credit, the Notes or the Interest Rate Contracts in violation of the Securities Act of 1933, as amended, any state securities law, or any other law, rule or regulation. Upon such execution of such Commitment Transfer Supplement, and delivery of an executed copy thereof to the Borrower, subject to compliance with this Section 12.7, the Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Tranche A Pro Rata Share, Tranche B Pro Rata Share, Tranche C Pro Rata Share and/or Tranche D Pro Rata Share as set forth in such Commitment Transfer Supplement, which shall be deemed to amend this Agreement (including, without limitation, the Lender Schedule) to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Tranche A Pro Rata Share, Tranche B Pro Rata Share, Tranche C Pro Rata Share and/or Tranche D Pro Rata Share arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of the transferor Lender under this Agreement, the Letters of Credit, the Notes and the Interest Rate Contracts. Upon the consummation of any transfer pursuant to this
Section 12.7(d), the transferor Lender or the Agent and the Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, pursuant to the applicable Commitment Transfer Supplement.

         (e) The Borrower acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Borrower in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, or (vi) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note (provided, that, in the case of clauses (i) through (iv) or clause (vi) hereof, such Person shall agree to be bound by such confidentiality agreements as shall exist between the Borrower and the Lenders).

         Section 12.8 Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests and other communications provided for hereunder shall be in writing and shall be deemed to have been given (a) when presented personally, (b) when transmitted by facsimile to the number, if any, specified below, (c) if sent by overnight courier service, on the Business Day following the date of delivery to such courier service, or such later day as demonstrated by a bona fide receipt therefor, or (d) if sent by the United States Postal Service, postage prepaid, registered or certified, return receipt requested, on the date received, addressed to the respective party, as the case may be, at the following address, or such other address as any party may from time to time designate by written notice to the others as herein required. Transmission by facsimile at the numbers provided below shall constitute provision of notice under this Agreement only if receipt thereof is acknowledged by the recipient.

For the Agent:

     Banque Nationale de Paris, Los Angeles Branch
     725 South Figueroa Street, Suite 2090
     Los Angeles, CA 90017
     Attn: Project Finance Group
     Telephone: (213) 488-9120
     Facsimile: (213) 891-0819

     with a copy to:

     Banque Nationale de Paris, New York Branch
     499 Park Avenue
     New York, New York 10022
     Attn: Syndications Group
     Telephone: (212) 750-1400
     Facsimile: (212) 415-9805

For the Issuing Bank:

     Banque Nationale de Paris, Los Angeles Branch
     725 South Figueroa Street, Suite 2090
     Los Angeles, CA 90017
     Attn: Project Finance Group
     Telephone: (213) 488-9120
     Facsimile: (213) 891-0819

For the Lenders:

     At the addresses set forth on the
     Lender Schedule

For the Borrower:

     Calpine Gilroy Cogen, L.P.
     50 West San Fernando Street
     San Jose, CA  95113
     Attn:  Vice President,
            Asset Management
     Telephone:  (408) 995-5115
     Facsimile:  (408) 995-0505

         Section 12.9 Descriptive Headings. The descriptive headings of the several Articles, Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         Section 12.10 Governing Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS AND NOTES EXECUTED AND DELIVERED IN CALIFORNIA, BY RESIDENTS THEREOF, AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

         Section 12.11 No Waiver. Failure by the Agent, the Issuing Bank or any of Lender to exercise, or any delay in exercising, any right, remedy, power or privilege it has under this Agreement, or any course of dealing between the Borrower and the Agent, the Issuing Bank or any Lender, shall not operate as a waiver of any such right, remedy, power or privilege. Neither shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise of the same or of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         Section 12.12 Severable. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such or any other provision in any other jurisdiction.

         Section 12.13 Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart for each party hereto.

         Section 12.14 Waiver of Jury Trial; Consent to Jurisdiction; Limitation of Remedies.

         (a) THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES, ANY OF THE COLLATERAL SECURITY DOCUMENTS, BASIC DOCUMENTS, OR OTHER DOCUMENTS OR TRANSACTIONS IN CONNECTION WITH OR RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE ISSUING BANK, THE LENDERS OR THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT, THE ISSUING BANK AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN INSTRUMENT OR TRANSACTIONS IN CONNECTION WITH OR RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, THE ISSUING BANK, THE LENDERS OR THE BORROWER MAY BE BROUGHT IN ANY OF THE FEDERAL OR STATE COURTS OF THE STATE OF CALIFORNIA LOCATED IN LOS ANGELES, CALIFORNIA, AND THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) Nothing contained in this Section 12.14 shall preclude the Agent, the Issuing Bank or the Lenders from bringing any legal suit, action or proceeding against the Borrower in the courts of any jurisdiction where the Borrower or any of its property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, the Borrower hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it.

         (d) The Borrower agrees, regardless of cause, not to assert any claim whatsoever against the Agent, the Issuing Bank or any Lender for loss of anticipatory profits or consequential damages.

         Section 12.15 No Recourse. No partner of the Borrower, nor any of their respective shareholders and Affiliates (other than the Borrower and, to the extent set forth in the Calpine Guarantees and the Calpine Performance Agreement, Calpine and, to the extent provided in the Assignments of Partnership Interests, the obligors thereunder), and their respective officers, directors, stockholders, partners, controlling persons or employees (each, a "Non-Recourse Party"), shall have any personal liability for any amounts payable by the Borrower hereunder or under the Notes, the Letters of Credit or any other Basic Document or for the performance of any covenant, agreement or obligation of the Borrower, or for the breach of any representation, warranty or covenant of the Borrower under this Agreement or in any other Basic Document, undertaking, certificate or any other document delivered by or on behalf of the Borrower in connection with this Agreement, and therefore no judgment or recourse shall be sought or enforced for the payment or performance of the obligations of the Borrower under any Basic Document or any other such agreement, undertaking, certificate or document executed by the Borrower against any Non-Recourse Party in its individual or personal capacity; provided, that the foregoing shall not prevent the Agent from bringing an action against the Partner to the extent necessary for the enforcement of remedies against the Borrower so long as no recourse liability shall be brought or enforced against the Partner except to the extent expressly provided in this Section 12.15. It is expressly understood that all obligations and liabilities of the Borrower under this Agreement, the Notes, the Letters of Credit and the other Basic Documents to which the Borrower is a party and any other related document, agreement or instrument executed by the Borrower, are solely obligations of the Borrower (except to the extent set forth in the Calpine Guarantees, the Calpine Performance Agreement and the Assignments of Partnership Interests), provided, that such limitation of liability shall not apply to a Non-Recourse Party if and to the extent that such Non-Recourse Party commits fraud or misappropriation (but only to the extent of such misappropriation) of earnings, revenues, profits or proceeds from the Borrower or the Project. Further, notwithstanding anything herein to the contrary, nothing herein shall limit, or be construed or deemed to limit, the liability of any Non-Recourse Party for its representations, warranties, covenants, agreements, obligations and liabilities under any Basic Document to which such Non-Recourse Party is a party.

         Section 12.16 Confidentiality. Each of the Borrower, the Agent, the Issuing Bank and each Lender agrees, for a period of three years following termination or expiration of this Agreement, to exercise its reasonable efforts to keep each of the Basic Documents and the contents thereof, all operating and financial reports delivered pursuant to this Agreement or any other Loan Document and all other documents marked "confidential" delivered by or on behalf of any such Person, confidential from any Person other than Persons employed or retained by the Borrower or any such Person who are or are expected to become engaged in evaluating, approving, structuring or administering the Basic Documents or the transactions contemplated thereby; provided, however, that nothing herein shall prevent the Agent, the Issuing Bank or any Lender from making any disclosure of information contemplated under Section 12.7(e) or shall prevent the Borrower or the Agent, the Issuing Bank or any Lender or any such Person so employed or retained from disclosing such Basic

Documents (i) to any other Lender (subject to the non-disclosure standard set forth herein), (ii) to its Affiliates, officers, directors, employees and agents who have a need to review such Basic Documents in accordance with customary borrowing or lending practices, as applicable, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority having jurisdiction over such Person, (v) which has been publicly disclosed by a Person other than the Person subject hereto, (vi) to the extent reasonably required in connection with any litigation arbitration, governmental investigation or similar proceeding to which the Borrower, the Agent, the Issuing Bank or any Lender or its Affiliates may be a party , (vii) to the extent reasonably required in connection with the exercise of any right or remedy hereunder, (viii) to any such Person's attorneys, accountants and independent auditors, (ix) to any actual or proposed assignee, participant or transferee of any of the Obligations (subject to the non-disclosure standard set forth herein) or (x) to any Person to which disclosure may be necessary or appropriate in compliance with any law, rule, regulation or order applicable to such Person.

         Section 12.17 Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among or between the parties hereto and their Affiliates relating to the transactions provided for herein.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

                               CALPINE GILROY COGEN, L.P.,
                                 a Delaware limited partnership

                                        By:      Calpine Gilroy 1, Inc.
                                                 a Delaware corporation,
                                                 its general partner

                                        By:      ________________________
                                                 Title:

                           BANQUE NATIONALE DE PARIS,
                           LOS ANGELES BRANCH, as Agent

                                 By:__________________________________
                                     Title:

                                 By:__________________________________
                                     Title:

                           BANQUE NATIONALE DE PARIS,
                           LOS ANGELES BRANCH, as Issuing Bank

                                 By:__________________________________
                                     Title:

                                 By:__________________________________
                                     Title:

                                    LENDERS:

                           BANQUE NATIONAL DE PARIS,
                           LOS ANGELES BRANCH

                                 By:__________________________________
                                     Title:

                                 By:__________________________________
                                     Title:

                                   Appendix I
                 Lender Schedule and Applicable Lending Offices

Tranche A Lenders                           Tranche A Pro Rata Share

Banque Nationale de Paris                   100%
Los Angeles Branch
725 South Figueroa Street
Suite 2090
Los Angeles, CA  90017

Tranche B Lenders                           Tranche B Pro Rata Share

Banque Nationale de Paris                   100%
Los Angeles Branch
725 South Figueroa Street
Suite 2090
Los Angeles, CA  90017

Tranche C Lenders                           Tranche C Pro Rata Share

Banque Nationale de Paris                   100%
Los Angeles Branch
725 South Figueroa Street
Suite 2090
Los Angeles, CA  90017

Tranche D Lenders                           Tranche D Pro Rata Share

Banque Nationale de Paris                   100%
Los Angeles Branch
725 South Figueroa Street
Suite 2090
Los Angeles, CA  90017

                                 Schedule 1.1(b)
                                Sources and Uses

                                  Schedule 6.4

                             Filings and Recordings

UCC 1 Financing Statements

CGC

         Secretary of State, California
         Secretary of State, Delaware
         Santa Clara County, California

CG1

         Secretary of State, California
         Secretary of State, Delaware

CG2

         Secretary of State, California
         Secretary of State, Delaware

UCC 3 Termination Statements

Gilroy

         Secretary of State, California
         Santa Clara County, California

         Reconveyance of Deed of Trust
         Santa Clara County, California

Mortgage Filing

CGC

         Deed of Trust
         Santa Clara County, California

         Collateral Assignment of Option Agreements
         Santa Clara County, California

         Assignment of Leases and Rents
         Santa Clara County, California